Exhibit 10.19

EXECUTION VERSION

RENEW WIND ENERGY (AP 2) PRIVATE LIMITED

OSTRO JAISALMER PRIVATE LIMITED

OSTRO URJA WIND PRIVATE LIMITED

OSTRO MADHYA WIND PRIVATE LIMITED

BADONI POWER PRIVATE LIMITED

AVP POWERINFRA PRIVATE LIMITED

PRATHAMESH SOLARFARMS LIMITED

OSTRO ANANTAPUR PRIVATE LIMITED

OSTRO MAHAWIND POWER PRIVATE LIMITED

RENEW WIND ENERGY DELHI PRIVATE LIMITED

as Co-Issuers

RENEW POWER PRIVATE LIMITED

as Parent Guarantor

CATALYST TRUSTEESHIP LIMITED

as Security Trustee

HSBC BANK USA, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of April 14, 2021

4.50% SENIOR SECURED NOTES DUE 2028

i

EXHIBIT A	A-1

FORM OF GLOBAL NOTE	A-1

EXHIBIT B	B-1

FORM OF CERTIFICATE OF TRANSFER	B-1

EXHIBIT C	C-1

FORM OF CERTIFICATE OF EXCHANGE	C-1

EXHIBIT D	D-1

FORM OF THE APPOINTMENT LETTER	D-1

EXHIBIT E	E-1

FORM OF SUPPLEMENTAL INDENTURE	E-1

EXHIBIT F	F-1

DESCRIPTION OF THE COLLATERAL	F-1

EXHIBIT G	G-1

INFORMATION REGARDING THE NOTES FOR PURPOSES OF RBI LOAN REGISTRATION NUMBERS	G-1

INDENTURE dated as of April 14, 2021 between ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited (the “Co-Issuers” and each a “Co-Issuer”), ReNew Power Private Limited, a limited liability company incorporated under the laws of India (the “Parent Guarantor”), Catalyst Trusteeship Limited, as Security Trustee and HSBC Bank USA, National Association, as trustee (the “Trustee”).

The Co-Issuers, the Parent Guarantor, the Security Trustee and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Co-Issuers’ 4.50% Senior Secured Notes due 2028 issued on the Original Issue Date (as defined herein) and any Additional Notes (as defined herein) (collectively, the “Notes”).

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“Additional Notes” means additional Notes issued under this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Transfer Agent, Paying Agent or additional paying agent.

“Applicable Law” means law or regulation including, but not limited to: (a) any domestic or foreign statue or regulation; (b) any rule or practice of any Authority with which any Co-Issuer or Agent is bound or accustomed to comply; and (c) any agreement entered into by any Co-Issuer or Agent and any Authority or between any two or more Authorities.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (a) the present value at such redemption date of the redemption price of such Note at October 14, 2023 (such redemption price being set forth in the table appearing in Section 3.07(c)), plus all required remaining scheduled interest payments due on such Note through October 14, 2023 (but excluding accrued and unpaid interest, if any, to (but not including) the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note on such redemption date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer or exchange.

“Asset Acquisition” means (i) an Investment by any of the Co-Issuers in any other Person pursuant to which such Person will be merged into or consolidated with any of the Co-Issuers, or (ii) an acquisition by any of the Co-Issuers of the property and assets of any Person (other than a Co-Issuer) that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by any Co-Issuer (other than to another Co-Issuer) of all or substantially all of the assets that constitute a division or line of business of any Co-Issuer.

“Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights (including by way of merger, consolidation or Sale and Leaseback Transaction) in one transaction or a series of related transactions by any of the Co-Issuers to any Person; provided that “Asset Sale” shall not include:

(1) the sale, lease, transfer or other disposition of inventory, products, services, accounts receivable or other current assets in the ordinary course of business (including, for the avoidance of doubt, the sale of power);

(2) Restricted Payments permitted to be made under Section 4.07 or any Permitted Investment;

(3) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of US$1.0 million (or the Dollar Equivalent thereof);

(4) any sale or other disposition of damaged, worn-out or obsolete or permanently retired assets (including the abandonment or other disposition of property that is no longer economically practicable to maintain or useful in the conduct of the business of the Restricted Group);

(5) a transaction covered by Section 5.01 (other than a Qualified Asset Sale) or Section 4.16 (other than a Qualified Asset Sale);

(6) any sale, transfer or other disposition of any assets by any member of the Restricted Group to another member of the Restricted Group;

(7) any sale, transfer or other disposition deemed to occur in connection with creating or granting any Lien;

(8) any sale, transfer or other disposition of any national, state or foreign production tax credit, tax grant, renewable energy credit, carbon emission reductions, certified emission reductions or similar credits based on the generation of electricity from renewable resources or investment in renewable generation and related equipment and related costs, or the sale or issuance of Capital Stock entitling the holder thereof to benefit from any such items;

(9) sale, transfer or other disposition of licenses and sublicenses of software or intellectual property in the ordinary course of business;

(10) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(11) the sale or other disposition of cash or Temporary Cash Equivalents;

(12) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13) transfers resulting from any casualty or condemnation of property;

(14) dispositions of investments in joint ventures to the extent required by or made pursuant to buy/ sell arrangements between the joint parties;

(15) the unwinding of any Hedging Obligation; and

(16) the sale, transfer or other disposition of contract rights, development rights or resource data obtained in connection with the initial development of a project prior to the commencement of commercial operations of such project.

“Attributable Indebtedness” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction, domestic or foreign.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function,

including, in each case, any committee thereof or person duly authorized to act on its behalf.

“Board Resolution” means any resolution of the Board of Directors taking an action which it is authorized to take and adopted at a meeting duly called and held at which a quorum of disinterested members (if so required) was present and acting throughout or adopted by written resolution executed by the applicable members of the Board of Directors or any circular resolution passed in accordance with the relevant Companies Law of India.

“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by DTC.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in each of New York, Hong Kong, London, Delhi, Mumbai and Singapore.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Ind-AS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“CCDs” means debentures which are compulsorily convertible into Common Stock of any Co-Issuer or the Parent Guarantor.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of either (a) the Parent Guarantor and the Restricted Group, taken as a whole, or (b) the Restricted Group, in either case to any “person” (within the meaning of Section 13(d) of the Exchange Act), other than to one or more Permitted Holders (for the avoidance of doubt, any sale, transfer, conveyance or other disposition of all or substantially all of the properties or assets of (a) the Parent Guarantor and the Restricted Group, taken as a whole, or (b) the Restricted Group, in either case required by applicable law, rule, regulation or order (other than to one or more Permitted Holders) will constitute a Change of Control under this definition);

(2) any of the Co-Issuers consolidates with, or merges with or into, any Person (other than with or into one or more Permitted Holders), or any Person (other than one or more Permitted Holders) consolidates with, or merges with or into, any of the Co-Issuers, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Co-Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the applicable Co-Issuer, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3) the Parent Guarantor consolidates with, or merges with or into, any Person (other than with or into one or more Permitted Holders), or any Person (other than one or more Permitted Holders) consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Guarantor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent Guarantor outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(4) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d), respectively, of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Parent Guarantor;

(5) the Parent Guarantor (including any entity with or into which the Parent Guarantor is merged or consolidated or liquidated) ceases to own, directly or indirectly, at least 50.1% of the total voting power of the Voting Stock of any of the Co-Issuers, other than where, immediately post the consummation of an INVIT Offering, (i) the Parent Guarantor owns, directly or indirectly, at least 15.0% of the total voting power of the Voting Stock of each of the Co-Issuers and (ii) the Parent Guarantor and the Permitted Holders collectively own, directly or indirectly, at least 50.1% of the total voting power of the Voting Stock of each of the Co-Issuers;

(6) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor (other than the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor to be undertaken in connection with a merger or consolidation with, or a sale or other transfer of all or substantially all of the properties or assets of, the Parent Guarantor and the Restricted Group, taken as a whole, (i) to, a Person (the “Surviving Person”) which will be a corporation organized under the laws of Bermuda, the British Virgin Islands, the Cayman Islands, India, Mauritius or the United Kingdom and which assumes all of the obligations of the Parent Guarantor under this Indenture and the Collateral Documents to which the Parent Guarantor is a party, (ii) whereby immediately after giving effect to such transaction, no Default or Event of Default exists, and (iii) whereby the Parent Guarantor delivers an Officer’s Certificate and an Opinion of Counsel as to compliance with (i) and (ii) above); or

(7) the adoption of a plan relating to the liquidation or dissolution of any of the Co-Issuers.

“Change of Control Offer” has the meaning assigned to that term in Section 4.16(a).

“Change of Control Triggering Event” means the occurrence of a Change of Control and, if the Notes are rated, a Rating Decline.

“Collateral” means, in respect each Co-Issuer, any and all property or assets from time to time in which a security interest is granted, pursuant to any Collateral Document to secure the obligations under this Indenture and the Notes, in respect of which such Co-Issuer acts as a primary obligor and not as a Guarantor (such property and assets as described in the first column of the table found in Exhibit F).

“Collateral Documents” means the documents described in the second column of the table found in Exhibit F.

“Combined EBITDA” means, for any period, Combined Net Income for such period plus, to the extent such amount was deducted in calculating such Combined Net Income:

(1) any expenses in relation to Hedging Obligations;

(2) Combined Interest Expense and finance costs;

(3) income taxes (other than income taxes attributable to extraordinary gains (or losses) or sales of assets outside the ordinary course of business);

(4) depreciation expense, amortization expense and all other non-cash items (including impairment charges and write-offs) reducing Combined Net Income (other than non-cash items in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Combined Net Income (other than the accrual of revenues in the ordinary course of business);

(5) any losses arising from the acquisition of any securities or extinguishment, repurchase, cancelation or assignment of Indebtedness, less any gains arising from the same; and

(6) any unrealized losses in respect of Hedging Obligations or other derivative instruments or forward contracts or any ineffectiveness recognized in earnings related to a qualifying hedge transaction or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations, less any unrealized gains in respect of the same, all as determined on a combined basis in conformity with Ind-AS.

“Combined Interest Expense” means, with respect to the Restricted Group for any period, the amount that would be included in gross interest expense on a combined income statement prepared in accordance with Ind-AS for such period of the Restricted Group, plus, to the extent not included in such gross interest expense, and to the extent accrued or payable during such period by the Restricted Group, without duplication, (1) interest expense attributable to Capitalized Lease Obligations, (2) amortization of debt issuance costs and original issue discount expense and non-cash interest payments in respect of any Indebtedness, (3) the interest portion of any deferred payment obligation, (4) all commissions, discounts and other fees and charges with respect to letters of credit or similar instruments issued for financing purposes or in respect of any Indebtedness, (5) the net costs associated with Hedging Obligations with respect to Indebtedness (including the amortization of fees), (6) interest accruing on Indebtedness of any other Person that is Guaranteed by, or secured by a Lien on any asset of, the Restricted Group, and (7) any capitalized interest (other than in respect of Subordinated Funding Debt).

“Combined Net Income” means, for any period, the aggregate of the net income plus any interest income of the Restricted Group for such period, on a combined basis, as determined in accordance with Ind-AS; provided that:

(1) the net income (or loss) of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the Restricted Group;

(2) the cumulative effect of a change in accounting principles will be excluded; and

(3) any translation gains or losses due solely to fluctuations in currency values and related tax effects will be excluded.

“Commodity Hedging Agreement” means any spot, forward, commodity swap, commodity cap, commodity floor or option commodity price protection agreements or other similar agreement or arrangement.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding on the Original Issue Date, and includes all series and classes of such common stock or ordinary shares.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 452 Fifth Avenue, New York, NY 10018, United States of America, Attention: Issuer Services, Facsimile: +1 212-525-1300, Email: ctlanydealmanagement@us.hsbc.com, or such other address as the Trustee may designate from time to time by notice to the Holders and the Co-Issuers, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Co-Issuers).

“Currency Hedging Agreement” means any currency swap agreement, currency cap agreement, currency floor agreement, currency futures agreement, currency option agreement or any other similar agreement or arrangement.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Designated Subordinated Working Capital Parent Loans” means any Subordinated Indebtedness Incurred by any of the Co-Issuers owed to the Parent Guarantor or any entity majority owned, directly or indirectly, by the Parent Guarantor which, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued or remains outstanding, (i) does not mature or require any amortization and is not required to be repaid, redeemed, repurchased or otherwise retired, pursuant to a sinking fund obligation, event of default or otherwise (including any redemption, retirement or repurchase which is contingent upon events or circumstance), in whole or in part, prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (ii) does not provide for any right to call a default prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (iii) bears interest at a rate which is no more than the rate which is payable under any outstanding Senior Indebtedness (including related hedging costs), (iv) does not require any cash payment of interest (or premium, if any) prior to the earlier of (x) six (6) months after the final Stated

Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (v) is not secured by a Lien on any assets of any of the Co-Issuers and is not guaranteed by any of the Co-Issuers and (vi) has been designated by the applicable Co-Issuer as a “Designated Subordinated Working Capital Parent Loan” under the applicable Trust and Retention Account Agreement (to the extent that such agreement has been executed and is in effect); provided that upon any event or circumstance that results in such Indebtedness ceasing to qualify as “Designated Subordinated Working Capital Parent Loans”, such Indebtedness shall constitute either (x) Subordinated Funding Debt if it meets the conditions set forth in the definition thereof or (y) an Incurrence of such Indebtedness by the applicable Co-Issuer. The foregoing limitations shall not be violated by provisions that permit payments of principal, premium or interest on such Indebtedness if such Co-Issuer would be permitted to make such payment under Section 4.07.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or

(3) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the first date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable, or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock, and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the applicable Co-Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is not prohibited by Section 4.07.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the noon buying rate for U.S. dollars in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York on the date of determination.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“ECB Regulations” means the Master Directions on External Commercial Borrowings, Trade Credits and Secured Obligations dated March 26, 2019, as amended, updated or replaced from time to time, applicable provisions of the Master Direction on Reporting under Foreign Exchange Management Act, 1999 dated January 1, 2016, as amended, updated or replaced from time to time, the Foreign Exchange Management Act, 1999 and the rules and regulations made thereunder, as amended from time to time and the Foreign Exchange Management (Borrowing and Lending) Regulations, 2018, as amended from time to time and the circulars issued thereunder.

“Equity Interests” means Capital Stock, all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), Redeemable Preference Shares, Subordinated Indebtedness and CCDs.

“Equity Offering” means a public or private sale of either (1) Equity Interests of the Parent Guarantor by the Parent Guarantor (other than Disqualified Stock and other than to a Subsidiary of the Parent Guarantor) or (2) Equity Interests of any of the Co-Issuers or an affiliate of the Parent Guarantor (other than to the Parent Guarantor or a Subsidiary of the Parent Guarantor), in each case to the extent that the net proceeds therefrom are contributed in the form of Equity Interests in any of the Co-Issuers.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Senior Indebtedness” means Indebtedness of the Co-Issuers which is outstanding as of the Original Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors or an executive officer of the Parent Guarantor (unless otherwise provided in this Indenture), whose determination shall be conclusive if evidenced by a Board Resolution or an Officer’s Certificate.

“Fitch” means Fitch Inc. and its successors and assigns.

“Force Majeure Event” means any act, event or circumstance or any combination of any act, event or circumstance (including, without limitation, any (a) act of god, including any flood, storm, earthquake, cyclone, typhoon, tornado or other natural event; (b) war, hostilities, terrorism, revolution, riot or civil disorder; (c) strike, lockout or other industrial action; (d) pandemic or epidemic; or (e) lockdown declared by any government or regulatory order or notification or other action by any government authority in relation to such lockdown) which:

(1) is beyond the reasonable control of the Affected Party;

(2) prevents the Affected Party from performing or discharging any of the Relevant Obligations;

(3) could not have been prevented or avoided or overcome by the Affected Party; and

(4) is not caused by the Affected Party,

and for the purposes of this definition, “Affected Party” means any Co-Issuer, any Guarantor or the Parent Guarantor to the extent that it is affected by such Force Majeure Event.

“Global Note Legend” means the legend set forth in Section 2.07(f)(2), which is required to be placed on the Global Notes.

“Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes, collectively.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited (and their respective successors and assigns), as from the date on which each of them executes a supplemental indenture substantially in the form set forth as Exhibit E, in accordance with the provisions of this Indenture, in each case, until the Guarantee in such supplemental indenture of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to Commodity Hedging Agreements, Currency Hedging Agreement or Interest Rate Hedging Agreements.

“Holder” means the Person in whose name a Note is registered in the Register.

“Incur” means, with respect to any Indebtedness or Disqualified Stock, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness or Disqualified Stock; provided that the accretion of original issue discount, the accrual of interest, the accrual of dividends, the payment of interest in the form of additional Indebtedness and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) will not be considered an Incurrence of Indebtedness. The terms “Incurrence”, “Incurred” and “Incurring” have meanings correlative with the foregoing.

“Ind-AS” means (a) with respect to the Parent Guarantor, Indian Accounting Standards as in effect as of the Original Issue Date, and (b) with respect to the Restricted Group, Indian Accounting Standards as in effect as of the Original Issue Date, as modified by commonly used carve-out principles as in effect on the date of such report or financial statement; provided that for purposes of compliance with Section 4.03, Ind-AS means Indian Accounting Standards (or any other internationally recognized standard) as in effect from time to time.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments;

(4) all Capitalized Lease Obligations (other than leases which, as of the Original Issue Date, were not Capitalized Lease Obligations (regardless of any amendments to such leases)) and Attributable Indebtedness;

(5) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness;

(6) all Indebtedness of other Persons Guaranteed by such Person to the extent that such Indebtedness is Guaranteed by such Person;

(7) to the extent not otherwise included in this definition, Hedging Obligations; and

(8) all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase or redemption price plus accrued dividends, if and to the extent any of the preceding items (other than items described in clauses (3), (6) and (8) above) would appear as a liability on the Person’s consolidated/combined balance sheet (excluding the footnotes thereto) prepared in accordance with Ind-AS.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with Ind-AS;

(2) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness will not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(3) the amount of Indebtedness with respect to any Hedging Obligation will be equal to the net amount payable or receivable if the Commodity Hedging Agreement, Currency Hedging Agreement or Interest Rate Hedging Agreement giving rise to such Hedging Obligation were terminated at that time due to default by such Person.

For the avoidance of doubt, Subordinated Funding Debt, Preferred Stock (including Redeemable Preference Shares) and CCDs will not constitute Indebtedness.

“Indenture” means this Indenture, as the same may be amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a

Participant.

“Interest Payment Date” means January 14 and July 14 of each year, commencing on January 14, 2022.

“Interest Rate Hedging Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Interest Service” means, for any period, the sum of (i) all interest payments (other than voluntary or optional payments) paid, payable, accrued or amortized in relation to such period in respect of Indebtedness of any of the Co-Issuers (other than any Indebtedness owed to any other Co-Issuer), (ii) all settlement payments net of receipts on account of gross settlement under Interest Rate Hedging Agreements and Currency Hedging Agreements (excluding (a) any payments for mark-to-market settlement and (b) any prepayment under Interest Rate Hedging Agreements and Currency Hedging Agreements made from non-operating cash flows of the Restricted Group) and (iii) all fees, expenses and other charges paid, payable, accrued or amortized (without double counting) in relation to such period in respect of all such Indebtedness of the Co-Issuers (other than amortized expenses relating to the offering of the Notes or the Incurrence of other Indebtedness), calculated without duplication for Guarantees with respect to Indebtedness already included in such calculation. For avoidance of doubt, any redemption premium payable will not be included in calculation of Interest Service.

“Interest Service Coverage Ratio” means, for any period, the ratio of (x) Combined EBITDA for such period to (y) Interest Service for such period. In making the foregoing calculation:

(1) pro forma effect will be given to any Indebtedness Incurred, repaid, repurchased, defeased or redeemed since the beginning of such period in each case as if such Indebtedness had been Incurred, repaid, repurchased, defeased or redeemed on the first day of such period (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement or any predecessor revolving credit or similar arrangement);

(2) interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the date of determination (taking into account any Interest Rate Hedging Agreement applicable to such Indebtedness if such Interest Rate Hedging Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; and

(3) pro forma effect will be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such period as if they had occurred and such proceeds had been applied on the first day of such period;

provided that to the extent that clause (3) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition (or asset acquisition or asset disposition), such pro forma calculation will be based upon the then most recent two semi-annual periods immediately preceding the date of determination of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

“Investment Grade” means a rating of “AAA,” “AA,” “A” or “BBB,” as modified by a “+” or “-” indication, or an equivalent rating representing one of the four highest rating categories, by S&P or Fitch, or a rating of “AAA,” “AA,” “A,” “BBB,” as modified by a “+” or “-” indication, or an equivalent rating representing one of the four highest rating categories or the equivalent ratings of any Nationally Recognized Statistical Rating Organization which shall have been designated by the Parent Guarantor as having been substituted for S&P and/ or Fitch, as the case may be.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) to the extent that any such investment is or would be classified as an investment on a balance sheet prepared in accordance with Ind-AS. The acquisition by any of the Co-Issuers of a Person that holds an Investment in a third Person will be deemed to be an Investment by such Co-Issuer in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). The amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“INVIT Offering” means an offering of the units of an infrastructure investment trust, whether through a private placement or a public offering, with all of the Co-Issuers, the Parent Guarantor or an Affiliate of the Parent Guarantor (including all of their respective assets) or all of the assets of the Co-Issuers, the Parent Guarantor or an Affiliate of the Parent Guarantor, forming all or a part of the assets of such infrastructure investment trust.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity Date” means July 14, 2028.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Nationally Recognized Statistical Rating Organization” has the meaning assigned to such term in Section 3(a)(62) of the Exchange Act.

“Net Cash Proceeds” means with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the combined results of operations of the Restricted Group;

(3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(4) appropriate amounts to be provided by such Co-Issuer as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with Ind-AS and reflected in an Officer’s Certificate delivered to the Trustee.

“Note Custodian” means HSBC Bank USA, National Association, until a successor replaces it, and thereafter means the successor serving hereunder.

“Offer to Purchase” means an offer to purchase Notes by the Co-Issuers from the Holders commenced by sending a notice by first class mail, postage prepaid or by e-mail or other electronic delivery method, to the Trustee and each Holder at its last address appearing in the Register stating:

(1) the provision in this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is mailed) (the “Offer to Purchase Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Co-Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Offer to Purchase Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the tender agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Offer to Purchase Payment Date;

(6) that Holders will be entitled to withdraw their election if the tender agent receives, not later than the close of business on the third Business Day immediately preceding the Offer to Purchase Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of US$200,000 or any amount in excess thereof which is an integral multiple of US$1,000.

“Offering Memorandum” means the offering memorandum of the Co-Issuers, dated March 31, 2021, in connection with the offering of the Notes by the Co-Issuers.

“Officer” means one of the directors or executive officers of a Co-Issuer.

“Officer’s Certificate” means a certificate signed by one of the directors, officers or other duly authorized representatives of the Parent Guarantor, a Co-Issuer or a Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from external legal counsel selected by the Parent Guarantor.

“Original Issue Date” means April 14, 2021.

“Original Issue Date Receivables” means all rights which exist as of the Original Issue Date by any of the Co-Issuers to receive payment arising from generation based incentives, receivables from O&M contractors, EPC contractors, insurance companies, the sale or lease of goods or the performance of services by any of the Co-Issuers pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay to any of the Co-Issuers for goods and services under terms that permit the purchase of such goods and services on credit.

“Parent Guarantor Cross-Default” means, provided that no Parent Guarantor Release Event has occurred, with respect to any Indebtedness of the Parent Guarantor having an outstanding principal amount of (i) on or prior to March 5, 2023, US$75.0 million (or the Dollar Equivalent thereof) or more and (ii) thereafter, US$150.0 million (or the Dollar Equivalent thereof) or more, (a) an event of default causing the holder thereof to declare such Indebtedness to be due prior to its Stated Maturity and which Indebtedness remains outstanding for a period of 60 days after such declaration and/or (b) the failure to make a principal payment when due (after giving effect to any grace period).

“Permitted Business” means any business, service or activity engaged in by any of the Co-Issuers on the Original Issue Date and any other businesses, services or activities that are related, complementary, incidental, ancillary or similar to any of the foregoing, or any expansions, extensions or developments thereof, including the ownership, acquisition, development, financing, operation and maintenance of renewable power generation or power transmission or distribution facilities.

“Permitted Holders” means any one or more of the following:

(1) any shareholder of the Parent Guarantor as of the Original Issue Date;

(2) any spouse or immediate family member of any of the Persons referred to in clause (1) above;

(3) any trust established for the benefit of any of the Persons referred to in clause (1) or (2) above;

(4) any Affiliate of one or more of the Persons (considered, for these purposes, as one Person) referred to in clause (1), (2) or (3) above;

(5) any Person the majority of the voting power of the Voting Stock of which is “beneficially owned” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, by one or more of the Persons referred to in clause (1), (2), (3) or (4) above; and

(6) any Person, and any Subsidiary of such Person, so long as no “person” or “group” (as such terms are used in sections 13(d) and 14(d), respectively, of the Exchange Act), other than one or more of the Persons referred to in clause (1), (2), (3), (4) or (5) above, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of the majority of the total voting power of the Voting Stock of such Person.

“Permitted Investments” means:

(1) any Investment in any member of the Restricted Group;

(2) any Investment in Temporary Cash Equivalents;

(3) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(4) any acquisition of assets (including Equity Interests) solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of any of the Co-Issuers;

(5) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent Guarantor, any of the Co-Issuers, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(6) Investments represented by Hedging Obligations;

(7) loans or advances to employees made in the ordinary course of business of any of the Co-Issuers in an aggregate principal amount not to exceed US$1.0 million (or the Dollar Equivalent thereof) at any one time outstanding;

(8) repurchases of Notes;

(9) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise made in connection with creating or granting Liens;

(10) (x) receivables, trade credits or other current assets owing to any of the Co-Issuers if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including such concessionary trade terms as such Co-Issuer considers reasonable under the circumstances, and (y) advances or extensions of credit for purchases and acquisitions of assets, supplies, material or equipment from suppliers or vendors in the ordinary course of business;

(11) Investments existing at the Original Issue Date and any Investment that amends, extends, renews, replaces or refinances such Investment; provided, however, that such new Investment is on terms and conditions no less favorable to the applicable Co-Issuer than the Investment being amended, extended, renewed, replaced or refinanced; and

(12) Guarantees to the extent permitted under Section 4.09.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Collateral” means the shares of the Co-Issuers over which a Lien is created pursuant to the Collateral Documents.

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“QIB” means a qualified institutional buyer (as defined in Rule 144A under the Securities Act).

“Qualified Asset Sale” means the simultaneous sale, conveyance, transfer, lease or other disposition by all of the Co-Issuers of all or substantially all of their properties and assets (computed on a combined basis) to the same Person (or any of such Person’s Affiliates) whereby (i) prior to the allocation of the proceeds from such Qualified Asset Sale in accordance with Section 4.10, the Rating Agencies shall have confirmed that such Qualified Asset Sale will not result in a Rating Decline (taking into account the proposed use of the proceeds from such Qualified Asset Sale) and (ii) such Qualified Asset Sale is undertaken in compliance with Section 4.10.

“Rating Agencies” means S&P and Fitch; provided that if S&P and/or Fitch shall not make a rating of the Notes publicly available, one or two Nationally Recognized Statistical Rating Organizations selected by the Parent Guarantor, which will be substituted for S&P and/or Fitch, as the case may be.

“Rating Category” means (1) with respect to S&P and Fitch, any of the following categories: “BB,” “B,” “CCC,” “CC,” “C” and “D” (or equivalent successor categories); and (2) the equivalent of any such category of S&P or Fitch used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (“+” and “-” for S&P and Fitch or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P and Fitch, a decline in a rating from “BB+” to “BB,” as well as from “BB-” to “B+,” will constitute a decrease of one gradation).

“Rating Decline” means in connection with a proposed Parent Guarantor Substitution, a proposed Qualified Asset Sale or actions contemplated under Section 4.16 the notification on, or within 60 days after, the earlier of (i) the occurrence (or proposed occurrence) of any such actions set forth therein or (ii) a public notice of the occurrence (or proposed occurrence) of any such actions that such proposed actions will result in the ratings of the Notes by any of the Rating Agencies decreasing by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) below the ratings of the Notes by such Rating Agency on the Original Issue Date.

“RBI” means the Reserve Bank of India.

“Record Date” means June 29 or December 30 immediately preceding an Interest Payment Date.

“Redeemable Preference Shares” means Preferred Stock which is redeemable on its maturity date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means one or more global notes, substantially in the form of Exhibit A, bearing the Regulation S Legend and the Global Note Legend, that will be issued in accordance with Section 2.01 and deposited with or on behalf of and registered in the name of Cede & Co., as nominee of DTC, in an initial amount equal to the principal amount of the Notes initially sold in reliance on Regulation S.

“Regulation S Legend” refers to the legend set forth in Section 2.07(f)(1).

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any Senior Vice President, Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office or any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Restricted Group” means collectively the Co-Issuers.

“Restricted Jurisdiction” means any jurisdiction:

(i)	which is not a member of the Financial Action Task Force (“FATF”) or a member of a FATF-style regional body;

(ii)

whose securities market regulator is not a signatory to the International Organization of Securities Commission’s (IOSCO’s) “Multilateral Memorandum of Understanding (Appendix A Signatories)” or a signatory to a bilateral memorandum of understanding with the SEBI for information sharing arrangements; or

(iii)	which is identified in the public statement of the FATF as:

(a)	a jurisdiction having strategic Anti-Money Laundering or Combating the Financing of Terrorism deficiencies to which counter-measures apply; or

(b)	a jurisdiction that has not made sufficient progress in addressing the deficiencies or has not committed to an action plan developed with the FATF to address the deficiencies.

“Restricted Overseas Person” means (i) a person (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organization, trust, trustee, executor, administrator or other legal representative) in, or resident in, a Restricted Jurisdiction, and includes a branch of an entity located in a Restricted Jurisdiction; (ii) any multilateral or regional financial institution in which India is not a member country; and (iii) an individual (a) which is not a foreign equity holder (as defined in the ECB Regulations) or (b) if the Notes cease to be listed on a stock exchange (which is not in India).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means one or more global notes, substantially in the form of Exhibit A, bearing the Rule 144A Legend and the Global Note Legend, that will be issued in accordance with Section 2.01 and deposited with or on behalf of and registered in the name of Cede & Co., as nominee of DTC, in an initial amount equal to the principal amount of the Notes initially sold in reliance on Rule 144A.

“Rule 144A Legend” refers to the legend set forth in Section 2.07(f)(3).

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group and its successors and assigns.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby any of the Co-Issuers transfers such property to another Person and any of the Co-Issuers leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Sharing Agreement(s)” means the security sharing agreement(s) to be executed by, among others, the Security Trustee and the hedge counterparties (if any) in relation to the Notes, regarding the process to be followed by the creditors of the relevant Co-Issuer for enforcement of security over the relevant collateral described therein and sharing of such enforcement proceeds.

“Senior Indebtedness” means, with respect to any Person, all obligations of such Person, whether outstanding on the Original Issue Date or thereafter created, incurred or assumed, without duplication, consisting of principal and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all Indebtedness of such Person, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, regardless of whether post-filing interest is allowed in such proceeding.

“Stated Maturity” means, with respect to any instalment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date it was first Incurred in compliance with this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Funding Debt” means any indebtedness that is subordinated in right of payment to the Notes and the Guarantees incurred by any of the Co-Issuers and owed to the Parent Guarantor or any entity majority owned, directly or indirectly, by the Parent Guarantor or owed to any of the Permitted Holders, which, by its terms or by the terms of any agreement or instrument pursuant to which such indebtedness is issued or remains outstanding, (i) does not mature or require any amortization and is not required to be repaid, redeemed, repurchased or otherwise retired, pursuant to a sinking fund obligation, event of default or otherwise (including any redemption, retirement or repurchase which is contingent upon events or circumstance), in whole or in part, prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (ii) does not provide for any right to call a default prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (iii) does not require any cash payment of interest (or premium, if any) prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, and (iv) is not secured by a Lien on any assets of any of the Co-Issuers and is not guaranteed by any of the Co-Issuers; provided that upon any event or circumstance that results in such indebtedness ceasing to qualify as Subordinated Funding Debt, such indebtedness shall constitute an incurrence of such Indebtedness by the applicable Co-Issuer. Notwithstanding the foregoing, the foregoing limitations shall not be violated by provisions that permit payments of principal, premium or interest on such indebtedness if such Co-Issuer would be permitted to make such payment under Section 4.07.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Surplus Account” means, in respect of any Co-Issuer each account which is categorized as the “Surplus Account” under its Trust and Retention Account Agreement(s) and “Surplus Accounts” means all such accounts collectively.

“Taxes” means all taxes, levies, charges, assessments, deductions, withholdings and related liabilities.

“Temporary Cash Equivalents” means any of the following:

(1) United States dollars, Indian rupees, Euros or, in the case of any of the Co-Issuers, local currencies held by such Co-Issuer from time to time in the ordinary course of their Permitted Business;

(2) direct obligations of the United States of America, Canada, a member of the European Union or India or, in each case, any agency of either of the foregoing or obligations fully and unconditionally Guaranteed by any of the foregoing or any agency of any of the foregoing, in each case maturing within one year;

(3) demand or time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, the United Kingdom or India and which bank or trust company (x) has capital, surplus and undivided profits aggregating in excess of US$100.0 million (or the Dollar Equivalent thereof) and (y)(A) has outstanding debt which is rated “A” or such similar equivalent rating) or higher by at least one Nationally Recognized Statistical Rating Organization or (B) is organized under the laws of India and has a long term credit rating or senior unsecured debt rating equal to or higher than India’s sovereign credit rating by at least one Nationally Recognized Statistical Rating Organization or (C) is a bank owned or controlled by the government of India and organized under the laws of India;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (2) above entered into with a bank or trust company meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than six months after the date of acquisition thereof, issued by a corporation (other than an Affiliate of the Parent Guarantor) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P or Fitch;

(6) securities with maturities of six (6) months or less from the date of acquisition thereof, issued or fully and unconditionally Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P, Moody’s or Fitch;

(7) any money market fund that has at least 95.0% of its assets continuously invested in investments of the types described in clauses (1) through (5) above;

(8) any corporate debt securities which, at the date of acquisition, are rated “AAA” (or such similar equivalent rating) or higher by at least one Indian rating organization and having maturities of not more than one year from the date of acquisition; and

(9) demand or time deposit accounts, certificates of deposit and money market deposits with (i) State Bank of India, State Bank of Bikaner & Jaipur, State Bank of Hyderabad, State Bank of Indore, State Bank of Mysore, State Bank of Patiala, State Bank of Saurashtra, State Bank of Travancore, Allahabad Bank, Andhra Bank, Bank of Baroda, Bank of India, Bank of Maharashtra, Canara Bank, Central Bank of India, Corporation Bank, Dena Bank, Indian Bank, Indian Overseas Bank, Oriental Bank of Commerce, Punjab National Bank, Punjab and Sind Bank, Syndicate Bank, UCO Bank, Union Bank of India, United Bank of India, Vijaya Bank, Industrial Development Bank of India Ltd., HDFC Bank Ltd., ICICI Bank Ltd., ING Vysya Bank Ltd., Karur Vysya Bank Ltd., Kotak Mahindra Bank Ltd., Axis Bank Ltd. and YES Bank Ltd. and (ii) any other bank or trust company organized under the laws of the India whose long-term debt is rated by Moody’s, S&P or Fitch as high or higher than any of those banks listed in sub-clause (i) of this paragraph.

“Third Party Credit Facilities” means one or more debt or commercial paper facilities, indentures or trust deeds, in each case, with banks or other institutional lenders or other lenders providing for revolving credit loans, term loans, demand loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time and in each case with a maturity of one year or less.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 14, 2023; provided, however, that if the period from the redemption date to October 14, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Co-Issuers.

“Trust and Retention Account Agreement(s)” means the trust and retention account agreement(s) to be entered into by each Co-Issuer with inter alia the Security Trustee for establishing and maintaining certain accounts, as amended or restated from time to time.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions

Term	Defined in Section
“Additional Amounts”	2.14
“Affiliate Transaction”	4.11
“Applicable Banking Law”	7.06
“Authenticating Agent”	2.02
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Repurchase Offer”	3.09
“FATCA”	2.14
“FATCA Information”	7.06
“Guaranteed Obligations”	11.01
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Offer Repurchase Date”	3.09
“Parent Guarantor Guaranteed Obligations”	11.01
“Parent Guarantor Release Event”	11.09
“Parent Guarantor Substitution”	5.02
“Paying Agent”	2.03
“Permitted Indebtedness”	4.09
“Permitted Refinancing Indebtedness”	4.09
“Register”	2.03
“Registrar”	2.03
“Relevant Jurisdiction”	2.14
“Relevant Obligations”	4.24
“Replacement Assets”	4.10
“Restricted Payments”	4.07
“Security Trustee Agreement”	10.01
“Subordinated Indebtedness”	4.07
“Substitution Certificate”	5.02
“Suspension Event”	4.23
“Tax Redemption Date”	3.10
“Transfer Agent”	2.03
“Trustee”	8.05
“Trustee Parties”	7.01

Section 1.03 Rules of Construction.

Unless the context otherwise requires or except as otherwise expressly provided:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with Ind-AS;

(3)	“herein”, “hereof” and other words of similar import refer to in this Indenture as a whole and not to any particular Section, Article and other subdivision;

(4)	“or” is not exclusive;

(5)	words in the singular include the plural, and in the plural include the singular;

(6)	“will” shall be interpreted to express a command;

(7)	provisions apply to successive events and transactions;

(8)	all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(9)	references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(10)

references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations as amended from time to time (or to successor statutes and regulations).

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) The Global Notes Generally. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by the Registrar or the Trustee to reflect exchanges, repurchases, redemptions and transfers of interests therein, in accordance with the terms of this Indenture. Ownership of interests in each Global Note shall be limited to Participants and Indirect Participants. Book-Entry Interests in each Global Note shall be shown on, and transfers thereof shall be effected only through, records maintained in book-entry form by DTC and its Participants. The Applicable Procedures shall be applicable to Book-Entry Interests in any Global Note. Except as set forth in Section 2.07(a), each Global Note may be transferred, in whole and not in part, only to a nominee or a successor of DTC.

The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons outside the United States in offshore transactions in reliance on Regulation S. The Notes shall be issued initially in the form of Global Notes, which shall be deposited with the Note Custodian, as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, duly executed by the Co-Issuers and authenticated by the Registrar or the Authenticating Agent as hereinafter provided. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on Schedule A to such Global Note, as hereinafter provided.

Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances as provided in Section 2.07. Beneficial interests in the Global Notes may not be exchanged for Definitive Notes except in the limited circumstances provided in Section 2.07.

(b) Definitive Notes. Definitive Notes issued upon transfer of a Book-Entry Interest or a Definitive Note, or in exchange for a Book-Entry Interest or a Definitive Note, shall be issued in accordance with this Indenture.

Notes issued in definitive form will be substantially in the form of Exhibit A (excluding the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” in the form of Schedule A attached thereto).

(c) Book-Entry Provisions. Neither Participants nor Indirect Participants shall have any rights either under this Indenture or under the Global Notes held on their behalf by DTC. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Parent Guarantor, the Guarantors, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

(d) Forms. The Global Notes and the Definitive Notes shall be issuable only in registered form, substantially in the forms set forth as Exhibit A, respectively. The Notes shall be issued without coupons and only in denominations of US$200,000 in principal amount and integral multiples of US$1,000 in excess thereof.

(e) Further Issues. Subject to the covenants and in accordance with the terms of this Indenture, the Co-Issuers may, from time to time, without notice to or the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the Notes (including the benefit of the Guarantees) in all respects (or in all respects except for the issue date, the issue price and the first payment of interest on them and, to the extent necessary, certain temporary securities law transfer restrictions) so that such Additional Notes may be consolidated and form a single class with the previously outstanding Notes and vote together as one class on all matters with respect to the Notes. In addition, the issuance of any Additional Notes by the Co-Issuers will be subject to the following conditions: (1) all obligations with respect to the Additional Notes shall be guaranteed under this Indenture and the Guarantees to the same extent and on the same basis as the Notes outstanding on the date the Additional Notes are issued; (2) the Parent Guarantor and the Co-Issuers shall have delivered to the Trustee an Officer’s Certificate confirming that the issuance of the Additional Notes complies with this Indenture and is permitted by this Indenture; and (3) the Parent Guarantor and the Co-Issuers shall have delivered to the Trustee one or more Opinions of Counsel confirming, among other things, that the issuance of the Additional Notes does not conflict with applicable law.

(f) Dating. Each Note shall be dated the date of its authentication.

(g) RBI Loan Registration Numbers. Each Co-Issuer has filed Form ECB with the RBI through its designated authorized dealer bank, and received a loan registration number in relation to the issue of Notes (for which it is a primary obligor). Certain details in respect of the Notes and the interest on the Notes which has been or will be submitted to the RBI in connection with the loan registration numbers obtained from the RBI and making filings with the RBI are set out in Exhibit G.

(h) Several Obligations until Guarantees are provided. The obligations in respect of each Note will be attributable on a several (and not a joint and several) basis to each Co-Issuer (acting as a primary obligor and not as a Guarantor) in the same proportion as the principal amount of Notes that such Co-Issuer acts as a primary obligor bears to the aggregate principal amount of Notes. Exhibit F sets forth the principal amount of Notes in respect of which each Co-Issuer will act as a primary obligor. Accordingly, the liability of each Co-Issuer under the Notes will initially be capped at its respective proportion above. Only if and when the Co-Issuers provide Guarantees in accordance with Section 11.01(b) and execute a supplemental indenture substantially in the form of Exhibit E will they become jointly and severally liable under the Notes.

Section 2.02 Execution and Authentication.

At least one Officer of each of the Co-Issuers shall execute the Notes on behalf of the relevant Co-Issuer by manual or facsimile signature. The Co-Issuers’ seals may but need not be impressed, affixed, imprinted or reproduced on the Notes.

If an Officer whose signature is on a Note no longer holds that office at the time the Notes is authenticated or at any time thereafter, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Registrar or Authenticating Agent manually or by facsimile signature signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Registrar shall authenticate Notes on the Original Issue Date in an aggregate principal amount of US$585,000,000 upon receipt of a request by the Co-Issuers signed by an Officer of each Co-Issuer directing the Registrar to authenticate the Notes (an “Authentication Order”). The Registrar shall have the right to decline to authenticate any Notes under this Section if the Registrar determines that such action may not lawfully be taken or if the Registrar determines that such action would expose the Registrar to personal liability, unless pre-funding and/or indemnity and/or security satisfactory to the Registrar against such liability is provided to the Registrar. The Registrar shall authenticate Additional Notes upon receipt of an Authentication Order relating thereto. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate maximum amount of Notes authorized for issuance by the Co-Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.08.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) acceptable to the

Co-Issuers to authenticate Notes. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Registrar may do so. Each reference in this Indenture to authentication by the Registrar includes authentication by such Authenticating Agent. Such Authenticating Agent shall have the same rights as the Registrar in any dealings hereunder with the Co-Issuers or with any of the Co-Issuers’ Affiliates.

Section 2.03 Appointment of Agents.

The Co-Issuers shall maintain (i) an office or agency where Definitive Notes may be presented for registration of transfer or for exchange; (ii) an office or agency where Notes may be presented for payment;

and (iii) a transfer agent. The office or agency referred to in clause (i) above shall be referred to as the “Registrar,” the office or agency referred to in clause (ii) above shall be referred to as the “Paying Agent,” and the office or agency referred to in clause (iii) above shall be referred to as a “Transfer Agent.”

The Co-Issuers may change the Paying Agent, the Registrar or the Transfer Agent without prior notice to the Holders; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Co-Issuers and such successor Registrar, Paying Agent, or Transfer Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee.

The Registrar shall keep a register (the “Register”) of the Holders and of the transfer and exchange of Notes.

The Co-Issuers, in an appointment letter substantially in the form shown in Exhibit D, have appointed HSBC Bank USA, National Association, at 452 Fifth Avenue, New York, NY 10018, United States of America, as the Paying Agent, Transfer Agent and Registrar, and HSBC Bank USA, National Association has accepted such appointment.

The Co-Issuers may appoint one or more co-Registrars and one or more additional Paying Agents and the terms “Registrar” and “Paying Agent” shall include any such co-Registrar or additional Paying Agent, as applicable. The Parent Guarantor, the Co-Issuers or any of their respective subsidiaries may act as Paying Agent, Transfer Agent or Registrar.

The Co-Issuers shall notify the Trustee of the name and address of any Agent appointed after the date of this Indenture.

Section 2.04 Holders to Be Treated as Owners;

The Co-Issuers, the Agents, the Trustee and any agent of the Co-Issuers, any Agent or the Trustee may deem and treat the Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal, premium or interest on such Note and for all other purposes; and neither the Co-Issuers, any Agent, the Trustee nor any agent of the Co-Issuers, any Agent or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.

Section 2.05 Paying Agent to Hold Money.

Each Paying Agent (other than the Trustee or an affiliate of the Trustee) shall hold for the benefit of the Trustee all money received by the Paying Agent for the payment of principal, premium, interest or Additional Amounts on the Notes (whether such money has been paid to it by the Co-Issuers or any other obligor on the Notes), and the Co-Issuers and the Paying Agent shall notify the Trustee of any default by the Co-Issuers (or any other obligor on the Notes) in making any such payment. Money held by a Paying Agent need not be segregated, except as required by law, and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Co-Issuers at any time may require each Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may require any Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the relevant Paying Agent shall have no further liability for the money delivered to the Trustee. If any of the Co-Issuers or any of the Co-Issuers’ subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon an Event of Default the Agents will serve as Agents of the Trustee.

Section 2.06 Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders. The Co-Issuers shall obtain from the Registrar and furnish to the Trustee (if the Trustee is not the Registrar) and each Paying Agent at least seven Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require.

Section 2.07 Transfer and Exchange.

(a) Transfer and Exchange of the Global Notes.

The Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

The Global Notes will be exchanged by the Co-Issuers for Definitive Notes if:

(1) DTC (a) notifies the Co-Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Co-Issuers fail to appoint a successor depositary;

(2) the Co-Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Definitive Notes; or

(3) a beneficial owner of a Note requests such exchange in writing through DTC following a Default or Event of Default with respect to the Notes which has occurred and is continuing.

Upon the occurrence of any of the events in clauses (1) through (3) above, the Co-Issuers shall issue or cause to be issued Definitive Notes in such names as DTC shall instruct the Trustee. The Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Notes or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a). Book-Entry Interests in the Global Notes may be transferred and exchanged as provided in Section 2.07(b) or (c).

In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with this Indenture.

(b) Transfer and Exchange of Book-Entry Interests in the Global Notes.

The transfer and exchange of Book-Entry Interests shall be effected through DTC, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the Global Notes in accordance with the transfer restrictions set forth in the Regulation S Legend or the Rule 144A Legend (as applicable). Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in the Global Notes shall be permitted as follows:

(1) Rule 144A Global Note to Regulation S Global Note. If an owner of a beneficial interest in a Rule 144A Global Note wishes to transfer its beneficial interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.07(b)(1). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Registrar and the Note Custodian to credit a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Registrar shall adjust the Register and the Note Custodian shall reduce the aggregate principal amount of the Rule 144A Global Note and increase the aggregate principal amount of the Regulation S Global Note by the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred.

(2) Regulation S Global Note to Rule 144A Global Note. If an owner of a beneficial interest in a Regulation S Global Note wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Regulation S Global Note as provided in this Section 2.07(b)(2). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Registrar and the Note Custodian to credit a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be transferred, and (B) a certificate substantially in the form of Exhibit B given by the owner of such beneficial interest stating that the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Registrar shall adjust the Register and the Note Custodian shall reduce the aggregate principal amount of the Regulation S Global Note and increase the aggregate principal amount of the Rule 144A Global Note by the principal amount of the beneficial interest in the Regulation S Global Note to be transferred.

Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

(c) Transfer or Exchange of Book-Entry Interests in the Global Notes for Definitive Notes. If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

(1) in the case of an exchange by a holder of a Book-Entry Interest in a Global Note of such Book-Entry Interest for a Definitive Note, the Trustee shall have received a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1) thereof; and

(2) in the case of a transfer by a holder of a Book-Entry Interest in a Global Note in reliance on Regulation S, Rule 144A or any other provision of the Securities Act, the Trustee shall have received a certificate to the effect set forth in Exhibit B, including the certifications in item (1), (2), (3) or (4) thereof, the Trustee shall cause the aggregate principal amount of the relevant Global Note to be reduced accordingly pursuant to Section 2.07(g), and the Co-Issuers shall execute and the Registrar or the Authenticating Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the applicable Registrar through instructions from DTC and the Participant or Indirect Participant. The Registrar shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.07(c) shall bear the Regulation S Legend or the Rule 144A Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(d) Transfer and Exchange of Definitive Notes for Book-Entry Interests in a Global Note.

If any Holder of a Definitive Note proposes to exchange such Definitive Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Trustee, the Transfer Agent and the Registrar of the following documentation:

(1) if the Holder of such Definitive Note proposes to exchange such Definitive Note for a Book-Entry Interest in a Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2) thereof;

(2) if such Definitive Note is being transferred in reliance on Regulation S, Rule 144A or any other provision of the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1), (2), (3) or (4) thereof, as applicable; and

(3) if such Definitive Note is being transferred to the Co-Issuers, a certificate to the effect set forth in Exhibit B, including the certifications in item (4) thereof,

the Paying Agent will cancel the Definitive Note, and the Trustee will increase or cause to be increased the aggregate principal amount of the appropriate Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes.

Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Notes which registration the Co-Issuers will be informed of by the Transfer Agent or the Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Notes does not transfer the entire principal amount of Notes represented by any such Definitive Note, the Paying Agent will cancel or cause to be cancelled such Definitive Note and the Co-Issuers (who have been informed of such cancellation) shall execute and the Registrar or the Authenticating Agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(f) Legends.

The following legends will appear on the face of all Notes unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Regulation S Legend. Each Note certificate evidencing a Regulation S Global Note and the Definitive Notes issued pursuant to Regulation S (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE SHALL NOT BE TRANSFERRED TO ANY PROSPECTIVE INVESTOR WHO IS FROM A RESTRICTED JURISDICTION (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), IS A RESTRICTED OVERSEAS PERSON (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), OR A RESIDENT OR DOMICILE OF GUJARAT INTERNATIONAL FINANCE TEC-CITY INTERNATIONAL FINANCE SERVICES CENTRES, OR A RESIDENT OR DOMICILE OF GUJARAT INTERNATIONAL FINANCE TEC-CITY INTERNATIONAL FINANCE SERVICES CENTRES.”

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE NOTE CUSTODIAN (AS DEFINED IN

THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; AND (ii) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.07(g) OF THE INDENTURE TO THE PAYING AGENT FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE. THIS NOTE SHALL NOT BE TRANSFERRED TO ANY PROSPECTIVE INVESTOR WHO IS FROM A

RESTRICTED JURISDICTION (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), IS A RESTRICTED OVERSEAS PERSON (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), OR A RESIDENT OR DOMICILE OF GUJARAT INTERNATIONAL FINANCE TEC-CITY INTERNATIONAL FINANCE SERVICES CENTRES, OR A RESIDENT OR DOMICILE OF GUJARAT INTERNATIONAL FINANCE TEC-CITY INTERNATIONAL FINANCE SERVICES CENTRES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Rule 144A Legend. Each Note certificate evidencing a Rule 144A Global Note and the Definitive Notes issued pursuant to Rule 144A (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE CO-ISSUERS OR ANY AFFILIATE OF THE CO-ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE CO-ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR

THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE CO-ISSUERS’ AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (F) TO ANY PERSON WHO IS NOT A RESTRICTED OVERSEAS PERSON OR FROM A RESTRICTED JURISDICTION, OR A RESIDENT OR DOMICILE OF GUJARAT INTERNATIONAL FINANCE TEC-CITY INTERNATIONAL FINANCE SERVICES CENTRES WHERE “RESTRICTED JURISDICTION” MEANS ANY JURISDICTION: (I) WHICH IS NOT A MEMBER OF THE FATF OR A MEMBER OF A FATF-STYLE REGIONAL BODY; (II) WHOSE SECURITIES MARKET REGULATOR IS NOT A SIGNATORY TO THE INTERNATIONAL ORGANIZATION OF SECURITIES COMMISSION’S (IOSCO’S) “MULTILATERAL MEMORANDUM OF UNDERSTANDING (APPENDIX A SIGNATORIES)” OR A SIGNATORY TO A BILATERAL MEMORANDUM OF UNDERSTANDING WITH THE SEBI FOR INFORMATION SHARING ARRANGEMENTS; OR (III) WHICH IS IDENTIFIED IN THE PUBLIC STATEMENT OF THE FATF AS: (A) A JURISDICTION HAVING STRATEGIC ANTI-MONEY LAUNDERING OR COMBATING THE FINANCING OF TERRORISM DEFICIENCIES TO WHICH COUNTER-MEASURES APPLY; OR (B) A JURISDICTION THAT HAS NOT MADE SUFFICIENT PROGRESS IN ADDRESSING THE DEFICIENCIES OR HAS NOT COMMITTED TO AN ACTION PLAN DEVELOPED WITH THE FATF TO ADDRESS THE DEFICIENCIES; AND “RESTRICTED OVERSEAS PERSON” MEANS (I) A PERSON (INCLUDING AN INDIVIDUAL, PARTNERSHIP, UNINCORPORATED SYNDICATE, LIMITED LIABILITY COMPANY, UNINCORPORATED ORGANIZATION, TRUST, TRUSTEE, EXECUTOR, ADMINISTRATOR OR OTHER LEGAL REPRESENTATIVE) IN, OR RESIDENT IN, A RESTRICTED JURISDICTION, AND INCLUDES A BRANCH OF AN ENTITY LOCATED IN A RESTRICTED JURISDICTION; (II) ANY MULTILATERAL OR REGIONAL FINANCIAL INSTITUTION IN WHICH INDIA IS NOT A MEMBER COUNTRY; AND (III) AN INDIVIDUAL (A) WHICH IS NOT A FOREIGN EQUITY HOLDER (AS DEFINED IN THE ECB REGULATIONS) OR (B) IF THE NOTES CEASE TO BE LISTED ON A STOCK EXCHANGE (WHICH IS NOT IN INDIA).”

(4) Any additional Notes sold in a registered offering under the Securities Act shall not be required to bear the legend set forth in clause (1) or (3) above.

(g) Cancellation and/or Adjustment of the Global Notes.

At such time as all Book-Entry Interests in a Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar to reflect such reduction.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Co-Issuers will execute and the Registrar or the Authenticating Agent will authenticate the Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2) No service charge will be made by the Co-Issuers or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Note for any registration of transfer, exchange or redemption of the Notes, but the Co-Issuers may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.16 and 9.05).

(3) No Transfer Agent or Registrar will be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) The Global Notes and Definitive Notes issued upon any registration of transfer or exchange of the Global Notes or Definitive Notes will be the valid obligations of the Co-Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange

(5) The Co-Issuers shall not be required to register the transfer of any Definitive Notes (A) for a period of 15 calendar days prior to any redemption date; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any Interest Payment Date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Excess Proceeds Repurchase Offer.

(6) The Trustee, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest and Additional Amounts, if any, on such Note and for all other purposes, and none of the Trustee, any Agent or the Co-Issuers shall be affected by notice to the contrary.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Co-Issuers, the Trustee or the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.

(8) The Registrar or Authenticating Agent shall authenticate the Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(9) The Notes shall not be transferred to prospective investors who are from a Restricted Jurisdiction, are Restricted Overseas Persons, or a resident or domicile of Gujarat International Finance Tec-City International Finance Services Centres.

Section 2.08 Replacement of the Notes.

If a mutilated Note is surrendered to a Paying Agent, Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Co-Issuers shall issue and the Registrar or the Authenticating Agent shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note, the Holder of such Note furnishes to the Co-Issuers, a Paying Agent, Registrar and/or the Trustee, as applicable, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Co-Issuers, relevant Paying Agent, Registrar or the Trustee, indemnity and/or security and/or pre-funding to its satisfaction each to protect the Co-Issuers, such Paying Agent, Registrar and the Trustee, and any agent of the foregoing, from any loss that any of them may suffer if such Note is replaced. The Co-Issuers may charge such Holder for the Co-Issuers’ out-of-pocket expenses in replacing such Note, and such Paying Agent, the Registrar and the Trustee may charge the Co-Issuers for their expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Co-Issuers. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security and/or indemnity and/or pre-funding provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers, the Trustee, the Registrar, any other Agent and any Authenticating Agent in connection therewith.

Section 2.09 Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Registrar or Authenticating Agent except for (i) those cancelled by the Paying Agent; (ii) those delivered to the Paying Agent for cancellation; (iii) to the extent set forth in Section 8.02 on or after the date on which the conditions set forth in Section 8.04 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder; (iv) Notes in respect of which the Co-Issuers and the Guarantors have been fully discharged for the payment of principal, premium, interest and Additional Amounts; and (v) those Notes described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Co-Issuers or the Co-Issuers’ Affiliates hold the Note (if permitted under applicable law).

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Co-Issuers.

If the principal amount of any Note is considered to be paid under Section 4.01, it ceases to be outstanding and interest thereon shall cease to accrue.

If one or more Paying Agents hold, in their capacity as such, on the Maturity Date or on any redemption date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding Notes payable on that date and are not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change of this Indenture, Notes owned (if permitted under applicable law) by the Co-Issuers or by any Affiliate of the Co-Issuers will be disregarded and treated as if they were not outstanding.

Section 2.11 Temporary Notes.

Until Definitive Notes are prepared and ready for delivery, the Co-Issuers may prepare, and the Registrar shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Co-Issuers consider appropriate for such temporary Notes. Without unreasonable delay, the Co-Issuers shall prepare, and the Registrar shall authenticate, definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12 Cancellation.

The Co-Issuers at any time may deliver Notes to the Registrar for cancellation. The Paying Agent shall forward to the Registrar any Definitive Notes surrendered to it for registration of transfer or exchange, or payment, redemption or purchase. The Paying Agent shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, cancellation or purchase and shall dispose of cancelled Notes in accordance with its policy of disposal, unless the Co-Issuers direct the Trustee to return such Notes to the Co-Issuers, shall upon written request deliver a certificate of disposition thereof to the Co-Issuers. The Co-Issuers may not reissue or resell, or issue new Notes to replace, Notes that the Co-Issuers have redeemed, paid, purchased or converted, or that have been delivered to the Paying Agent for cancellation.

Section 2.13 Defaulted Interest.

If any Co-Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders, if any, on a subsequent special record date, which date shall be at least ten Business Days prior to the payment date and shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on the Notes and the date of such proposed payment. The applicable Co-Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the applicable Co-Issuer shall mail by first-class mail to the Note Custodian, DTC and, if any Definitive Notes are outstanding, each Holder, a notice that states the special record date, the payment date and the amount of defaulted interest and interest payable on such defaulted interest, if any, to be paid.

Section 2.14 Additional Amounts.

(a) All payments by or on behalf of the Co-Issuers, the Guarantors or the Parent Guarantor of principal of, and premium (if any), and interest on the Notes or under the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Co-Issuers, an applicable Guarantor, the Parent Guarantor or a Surviving Person is organized or resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction through which payment is made by or on behalf of the Co-Issuers, a Guarantor, the Parent Guarantor or any Surviving Person or any political subdivision or taxing authority thereof or therein (the “Relevant Jurisdictions”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. If any such withholding or deduction is so required, the Co-Issuers, the applicable Guarantor or the Parent Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as will result in receipt by each Holder of such amounts as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

(1) for or on account of:

(i)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A)

the existence of any present or former connection between the Holder or beneficial owner of such Note or Guarantee, as the case may be, and the Relevant Jurisdiction other than merely holding such Note or the receipt of payments thereunder or under a Guarantee, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B)

the presentation of such Note (if presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period; or

(C)

the failure of the Holder or beneficial owner to comply with a timely request of the Co-Issuers or any Guarantor addressed to the Holder to provide certification or information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction or satisfy other reporting requirements, if and to the extent that due and timely compliance with such request would have reduced or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(ii)	any taxes, duties, assessments or governmental charges that are imposed otherwise than by deduction or withholding from payments made under or with respect to the Notes or any Guarantee;

(iii)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(iv)

any withholding or deduction pursuant to Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such Sections) (“FATCA”), any regulations or other official guidance thereunder, any agreement entered into in connection with FATCA, or any law, regulations or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement;

(v)

any tax, duty, assessment or other governmental charge to the extent such tax, duty, assessment or other governmental charge results from the presentation of the Note (where presentation is required) for payment and the payment can be made without such withholding or deduction by the presentation of the Note for payment elsewhere; or

(vi)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (i), (ii), (iii), (iv) and (v); or

(2) to a Holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

(b) The Co-Issuers will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Co-Issuers will upon request, make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from the Relevant Jurisdiction imposing such taxes. Upon request, the Co-Issuers will furnish to Holders, within 60 days after the date the payment of any taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment or, if such receipts are not obtainable, other evidence of such payments.

(c) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Co-Issuers will be obligated to pay Additional Amounts with respect to such payment, the Co-Issuers will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to the Holders on such payment date.

(d) In addition, the Co-Issuers will pay any stamp, issue, registration, documentary or other similar taxes and duties (including interest and penalties) payable in any Relevant Jurisdiction in respect of the creation, issue, offering, execution or enforcement of the Notes, or any documentation with respect thereto. Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note or under any Guarantee, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Co-Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section

3.07, they must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a)	the clause of this Indenture pursuant to which the redemption shall occur;

(b)	the redemption date;

(c)	the principal amount of the Notes to be redeemed; and

(d)	the redemption price.

Section 3.02 Selection of Notes to be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed, the Notes for redemption will be selected as follows:

(1) if the Notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Notes are then traded or if the Notes are held through clearing systems, in compliance with the requirements of the clearing systems; or

(2) if the Notes are not listed on any securities exchange or held through any clearing system, on a pro rata basis, unless otherwise required by law.

(b) If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

(c) In connection with any redemption of Notes, any such redemption or notice may, at the Co-Issuers’ discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Co-Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded if any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

(d) The Trustee will promptly notify the Co-Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. The Notes and portions of Notes selected will be in amounts of US$200,000 or integral multiples of US$1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Notices of redemption will be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of this Indenture.

The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Notes provided that the unredeemed portion has a minimum denomination of US$200,000 or an integral multiple of US$1,000 in excess thereof;

(d) the name and address of the Paying Agent;

(e) (if the Notes are in definitive form) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Co-Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the ISIN, CUSIP or Common Code number listed in such notice or printed on the Notes.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to Section 3.02(c).

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 4:00 p.m. (New York time) one Business Day prior to the redemption or purchase date, the Co-Issuers will deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed or purchased on that date. The Paying Agent will promptly return to the Co-Issuers any money deposited with the Paying Agent by the Co-Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Amounts, if any, on all Notes to be redeemed or purchased.

If the Co-Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Co-Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Co-Issuers will issue and, upon receipt of an Authentication Order, the Registrar will authenticate for the Holder at the expense of the Co-Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, provided that the unredeemed portion has a minimum denomination of US$200,000 or an integral multiple of US$1,000 in excess thereof.

Section 3.07 Optional Redemptions.

(a) At any time prior to October 14, 2023, the Co-Issuers may, on one or more occasions, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Neither the Trustee nor any of the Agents shall be responsible for verifying or calculating the Applicable Premium.

(b) At any time prior to October 14, 2023, the Co-Issuers may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings and/or INVIT Offerings at a redemption price of 104.50% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date; provided that at least 60% of the aggregate principal amount of the Notes issued on the Original Issue Date (excluding Notes held by the Parent Guarantor and its Affiliates) remains outstanding after each such redemption and any such redemption takes place within 60 days after the closing of the related Equity Offering or INVIT Offering, as the case may be; provided further that the net proceeds therefrom are contributed in the form of Equity Interests in any of the Co-Issuers.

(c) At any time on or after October 14, 2023, the Co-Issuers may, on one or more occasions, redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, if redeemed during the periods set forth below:

Period	Redemption Price

October 14, 2023 to January 13, 2025	103.375%

January 14, 2025 to January 13, 2026	102.250%

January 14, 2026 to January 13, 2027	101.125%

January 14, 2027 and thereafter	100.000%

Section 3.08 Mandatory Redemption; Open Market Purchases.

The Co-Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Co-Issuers may be required to offer to repurchase the Notes as described under Section 4.10 and Section 4.16. Each of the Co-Issuers and any of its Affiliates may, subject to applicable law, at any time and from time to time purchase the Notes in the open market or otherwise.

Section 3.09 Offer to Repurchase by Application of Excess Proceeds.

If, pursuant to Section 4.10, the Co-Issuers are required to commence an offer to all Holders to repurchase Notes (the “Excess Proceeds Repurchase Offer”), they will follow the procedures specified below.

The Excess Proceeds Repurchase Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Excess Proceeds Repurchase Offer will remain open for a period of at least 10 days following its commencement and not more than 60 days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Offer Repurchase Date”), the Co-Issuers will apply all Excess Proceeds (the “Offer Amount”) to the repurchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Excess Proceeds Repurchase Offer. Payment for any Notes so repurchased will be made in the same manner as interest payments are made.

If the Offer Repurchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Repurchase Offer.

Upon the commencement of an Excess Proceeds Repurchase Offer, the Co-Issuers will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Repurchase Offer. The notice, which will govern the terms of the Excess Proceeds Repurchase Offer, will state:

(a)	that the Excess Proceeds Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Excess Proceeds Repurchase Offer will remain open;

(b)	the Offer Amount, the purchase price and the Offer Repurchase Date;

(c)	that any Note not tendered or accepted for payment will continue to accrue interest;

(d)

that, unless the Co-Issuers default in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Repurchase Offer will cease to accrue interest after the Offer Repurchase Date;

(e)

that Holders electing to have a Note purchased pursuant to an Excess Proceeds Repurchase Offer may elect to have Notes purchased in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof only;

(f)

that Holders electing to have Notes purchased pursuant to any Excess Proceeds Repurchase Offer will be required to surrender the Note, with the form entitled “Option of the Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Co-Issuers or a tender agent at the address specified in the notice at least three days before the purchase date;

(g)

that Holders will be entitled to withdraw their election if any of the Co-Issuers, or the tender agent, as the case may be, receives, not later than the expiration of the Offer Period, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for repurchase and a statement that such Holder is withdrawing his election to have such Note repurchased;

(h)

that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Co-Issuers will select the Notes and other pari passu Indebtedness to be repurchased in accordance with Section 3.02 based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Co-Issuers so that only Notes in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof, will be repurchased); and

(i)

that Holders whose Notes were repurchased only in part will be issued new Notes equal in principal amount to the unrepurchased portion of the Notes surrendered (or transferred by book-entry transfer), provided that the unrepurchased portion has a minimum denomination of US$200,000 and integral multiples of US$1,000 in excess thereof.

On or before the Offer Repurchase Date, the Co-Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, but subject to Section 3.02, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Co-Issuers in accordance with the terms of this Section 3.09. The Co-Issuers, DTC or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Offer Repurchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Co-Issuers for repurchase, and the Co-Issuers will promptly issue a new Note, and the Registrar, upon written request from the Co-Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unredeemed portion of the Note surrendered, provided that the unrepurchased portion has minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Co-Issuers to the Holder thereof. The Co-Issuers will publicly announce the results of the Excess Proceeds Repurchase Offer on the Offer Repurchase Date.

Other than as specifically provided in this Section 3.09, any repurchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06. If the Co-Issuers are required to make an Excess Proceeds Repurchase Offer, the Co-Issuers will comply with the applicable tender offer rules under applicable securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Co-Issuers will comply with such securities laws and regulations and will not be deemed to have breached their obligations in this Section 3.09 by virtue thereof.

Section 3.10 Redemption for Taxation Reasons.

(a) The Notes may be redeemed, at the option of the Co-Issuers or the Parent Guarantor, as a whole but not in part, upon giving not less than 10 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Co-Issuers or the Parent Guarantor, as the case may be, for redemption (the “Tax Redemption Date”) if, as a result of:

(1) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(2) any change in, or amendment to, an official position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is formally announced and becomes effective on or after the Original Issue Date with respect to any payment due or to become due under the Notes, this Indenture or a Guarantee, the Co-Issuers, a Guarantor or the Parent Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Co-Issuers, such Guarantor or the Parent Guarantor, as the case may be; provided that changing the jurisdiction of a Co-Issuer, a Guarantor or the Parent Guarantor is not a reasonable measure for the purposes of this Section 3.10; provided further that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which a Co-Issuer, a Guarantor or the Parent Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

(b) Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Co-Issuers, a Guarantor or the Parent Guarantor, as the case may be, will deliver to the Trustee at least 10 days but not more than 60 days before the Tax Redemption Date:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Co-Issuers, such Guarantor or the Parent Guarantor, as the case may be, by taking reasonable measures available to it; and

(2) an Opinion of Counsel, or an opinion of a tax consultant of nationally recognized standing, with respect to tax matters of the Relevant Jurisdiction, stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

(c) The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above (and will not be responsible for any loss occasioned by acting in reliance on such certificate or opinion) in which event it will be conclusive and binding on the Holders. The Trustee has no duty to investigate or verify such certificate or opinion.

(d) Any Notes that are redeemed under this Section 3.10 will be cancelled.

Section 3.11 [Reserved].

Section 3.12 Early Redemptions.

Any early redemption, repurchase or repayment of Notes or any amendments to certain terms and conditions of the Notes by the Co-Issuers may require the prior approval of the Reserve Bank of India (the “RBI”) or an Authorized Dealer Bank in accordance with Master Direction — External Commercial Borrowings, Trade Credits and Structured Obligations dated March 26, 2019 and the applicable provisions of the Master Direction on Reporting under Foreign Exchange Management Act, 1999 dated January 1, 2016 issued by the RBI as amended, replaced or modified from time to time, before effecting such early redemption, repurchase, repayment or amendment. Any partial early redemption, repurchase or repayment of Notes will be on a pro rata basis based on the principal amounts of Notes in respect of which each Co-Issuer acts as a primary obligor.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Co-Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in the Notes and in accordance with Exhibit G. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Co-Issuers or the Parent Guarantor, holds as of 5:00 p.m. (New York City time), one Business Day prior to the due date, money deposited by the Co-Issuers in immediately available and cleared funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due.

Not later than 5:00 p.m. (New York City time) on the second Business Day immediately preceding each payment date, the Co-Issuers shall confirm such payment by email to the Paying Agent setting out the amount of interest to be paid by each of the Co-Issuers, and procure confirmation by facsimile or email message from the bank making such payment to the Paying Agent. For the avoidance of doubt, the Paying Agent shall only be obliged to remit money to Holders if it has actually received in full such money due to be paid, in immediately available and cleared funds from the Co-Issuers. In any case in which the date of the payment of principal of, premium (if any) or interest on the Notes (including any payment to be made on any date fixed for redemption or purchase of any Note) is not a Business Day in the relevant place of payment or in the place of business of the Paying Agent, then payment of principal, premium (if any) or interest need not be made in such place on such date but may be made on the next succeeding Business Day in such place. Any payment made on such Business Day will have the same force and effect as if made on the date on which such payment is due, and no interest on the Notes will accrue for the period after such date.

The Co-Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest and Additional Amounts, if any, at a rate that is 1% higher than the then applicable interest rate on the Notes.

An installment of principal or interest will be considered paid on the date due if the Paying Agent, other than the Co-Issuers or any Affiliate of the Co-Issuers, holds on that date money designated for and sufficient to pay the installment. If any Co-Issuer or any Affiliate of any Co-Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

Notwithstanding anything in this Section 4.01 to the contrary, the Co-Issuers may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held by any Paying Agent or in trust by the Co-Issuers hereunder, as required by this Section 4.01 and such sums shall be held by the Trustee upon the trusts herein contained. If the Paying Agent shall pay all sums held to the Trustee as required under this Section 4.01, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

Notwithstanding, anything in this Section 4.01 to the contrary, the agreements to hold sums in trust as provided in this Section 4.01 are subject to the provisions of Section 8.05.

The Paying Agent shall be entitled to make a withholding or deduction from any payments which it makes under the Notes for or on account of any present or future Taxes if and only to the extent required to be withheld or deducted by the applicable law within any jurisdiction in which a Co-Issuer or the Parent Guarantor is organized or resident for tax purposes or any jurisdiction from or through which payment is made (or any political subdivision or taxing authority thereof or therein), in which event the Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant Authority within the time allowed for the amount so withheld or deducted or, at its option, shall reasonably promptly after making such payment return to the Co-Issuers the amount so withheld or deducted, in which case, the Co-Issuers shall so account to the relevant Authority for such amount. If any withholding or deduction is required to be made by the Paying Agent, the Paying Agent will not pay an additional amount in respect of that withholding or deduction.

The Co-Issuers undertake to provide to the Agents, upon written request, information reasonably required by the Agents to comply with any Applicable Law and notify the Agents in writing within 30 days of becoming aware that any of the information provided is (or becomes) inaccurate in any material respect, it being understood that the Co-Issuers shall not be required to provide any information pursuant to this Section to the extent that (i) any such information is not reasonably available to the Co-Issuers or (ii) doing so would or might in the reasonable opinion of the Co-Issuers breach any Applicable Law, fiduciary duty or duty of confidentiality.

If the Co-Issuers determine in their sole discretion that withholding or deduction for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes, then the Co-Issuers will be entitled to redirect or reorganize any such payment in any way that they sees fit in order that the payment may be made without such deductions or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Indenture. The Co-Issuers will promptly notify the Agents and the Trustee of any such redirection or reorganization.

Section 4.02 Maintenance of Office or Agency.

The Co-Issuers will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Co-

Issuers in respect of the Notes and this Indenture may be served. The Co-Issuers hereby initially designate the specified office of the Paying Agent as such office of the Co-Issuers. The Co-Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Co-Issuers of their obligation to maintain an office or agency in each place where principal of, and interest on, any Notes are payable. The Co-Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Provision of Financial Statements and Reports.

(a) Provided that no Parent Guarantor Release Event has occurred, the Parent Guarantor will provide to the Trustee and furnish to the Holders upon request, as soon as they are available but in any event not more than ten (10) calendar days after they are filed with the principal international recognized stock exchange on which the Parent Guarantor’s Common Stock is at any time listed for trading, true and correct copies of any financial or other report in the English language (and a certified English translation of any financial or other report in any other language) filed with such exchange, provided that if at any time the Common Stock of the Parent Guarantor is not listed for trading on an internationally recognized stock exchange, the Parent Guarantor will file with the Trustee, in the English language (or accompanied by a certified English translation thereof),

(1) within 120 days after the end of the Parent Guarantor’s fiscal year beginning with the first fiscal year ending after the Original Issue Date, an annual report containing: (a) audited consolidated balance sheets of the Parent Guarantor as of the end of the two most recent fiscal years and audited consolidated statements of profit and loss and cash flows of the Parent Guarantor for the two most recent fiscal years, including footnotes to the financial statements and an audit report of a member firm of an internationally recognized accounting firm on the financial statements; and (b) an operating and financial review of the audited consolidated financial statements; and

(2) within 90 days after the end of the half-year period in each fiscal year of the Parent Guarantor beginning with the half-year period ending after the Original Issue Date, half-yearly reports containing (a) an unaudited consolidated balance sheet as of the end of such half-yearly period and unaudited condensed statements of profit and loss and cash flows for the most recent half-yearly period ending on the unaudited consolidated balance sheet date, and the comparable period in the prior year; and (b) an operating and financial review of the unaudited consolidated financial statements.

Any one of the Co-Issuers will provide to the Trustee the following reports, in the English language (or accompanied by a certified English translation):

(1) within 120 days after the end of the Restricted Group’s fiscal year beginning with the first fiscal year ending after the Original Issue Date, an annual report containing: (a) audited combined balance sheets of the Restricted Group as of the end of the two most recent fiscal years and audited combined statements of profit and loss and cash flows of the Restricted Group for the two most recent fiscal years, including footnotes to the financial statements and an audit report of a member firm of an internationally recognized accounting firm on the financial statements; and (b) an operating and financial review of the audited combined financial statements; and

(2) within 90 days after the end of the half-year period in each fiscal year of the Restricted Group beginning with the half-year period ending after the Original Issue Date, a half-year report containing (a) an unaudited interim combined balance sheet of the Restricted Group as of the end of such half-year period and unaudited interim combined statements of profit and loss and cash flows of the Restricted Group for the most recent half-year period ending on the unaudited combined balance sheet date, and the comparable period in the prior year; and (b) an operating and financial review of the unaudited interim combined financial statements.

(b) Any one of the Co-Issuers will provide to the Trustee (i) within 120 days after the close of each fiscal year, an Officer’s Certificate stating the Interest Service Coverage Ratio at the end of such fiscal year showing in reasonable detail the calculation of such ratio and amount; and (ii) as soon as possible and in any event within 10 Business Days after the Parent Guarantor or any of the Co-Issuers becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of the Default or Event of Default, and the action which the Co-Issuers propose to take with respect thereto.

(c) All financial statements of (i) the Parent Guarantor will be prepared in accordance with Ind-AS (or any other internationally recognized standard) as in effect on the date of such report or financial statements and on a consistent basis for the periods presented and (ii) the Restricted Group will be prepared in accordance with Ind-AS as modified by commonly used carve-out principles as in effect on the date of such report or financial statements and on a consistent basis for the periods presented; provided that the financial statements and reports set forth in this covenant may, if applicable financial reporting standards change, present earlier periods on a basis that applied to such periods.

(d) Delivery of any such information to the Trustee is for informational purposes only and the Trustee’s receipt of such information will not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Co-Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificate).

Section 4.04 Compliance Certificate.

The Parent Guarantor must deliver an Officer’s Certificate to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, stating that a review has been conducted of the activities of each of the Co-Issuers and of their respective performance under this Indenture, the Notes, the Guarantees and the Collateral Documents, and that each of the Co-Issuers has fulfilled all of its obligations thereunder, or, if there has been a default in the fulfilment of any such obligation, specifying each such default and the nature and status thereof.

Section 4.05 Taxes.

The Co-Issuers will pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Co-Issuers, the Guarantors and the Parent Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Co-Issuers, the Guarantors and the Parent Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power under this Indenture granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) Each of the Co-Issuers will not, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to any of its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock or Preferred Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than any of the Co-Issuers;

(2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of any of the Co-Issuers, or any direct or indirect parent of any of the Co-Issuers, held by Persons other than any of the Co-Issuers;

(3) make any voluntary or optional principal payment (prior to the Stated Maturity thereof) or any voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness that is subordinated in right of payment to the Notes or the Guarantees (“Subordinated Indebtedness”) or of Subordinated Funding Debt, including any accrued interest on Subordinated Funding Debt, excluding any intercompany Indebtedness between or among the Co-Issuers; or

(4) make any Investment, other than a Permitted Investment;

(the payments or any other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless:

(i) no Default, Event of Default or Parent Guarantor Cross-Default has occurred and is continuing or would occur as a result of such Restricted Payment;

(ii) such Restricted Payment is (x) undertaken on or after the audited special purpose combined financial statements of the Restricted Group for the annual period ended March 31, 2021 are available and (y) not being funded from cash flows from any of the Co-Issuers’ power generation business in the ordinary course of business pertaining to the period after July 14, 2027 (such date being the date which is 12 months prior to the Maturity Date);

(iii) (x) in case of any Restricted Payment to be made after 150 days from the Original Issue Date, the Trust and Retention Account Agreements are executed; or (y) in the case of any Restricted Payment made on or after the date falling 60 days after the execution of the Trust and Retention Account Agreements by all the Co-Issuers, each of the accounts which are subject to the Trust and Retention Account Agreements has been duly established and funded as per the terms of the Trust and Retention Account Agreements, or (z) if solely as a result of implementation by scheduled commercial banks and/or payments banks of circulars, notifications, rules or regulations of the RBI in respect of the opening and maintenance of current accounts by Indian companies or any requirements of the Security Trustee or the account bank with which the trust and retention accounts are being established, compliance with which is beyond the control of the Co-Issuers, the Trust and Retention Account Agreements cannot be executed within 150 days from the Original Issue Date or the accounts as per the Trust and Retention Account Agreements cannot be established within 60 days of the execution of the Trust and Retention Account Agreements, the Co-Issuers have (in the manner and to the extent required under Section 10.01) created a charge by way of hypothecation over their existing accounts in favor of the Security Trustee and provided a notice of charge to the relevant banks where such accounts are maintained; and

(iv) for the most recent two consecutive semi-annual periods (for which combined financial statements of the Restricted Group are available which, in the case of (x) any semi-annual period ending on September 30 in any year, shall be reviewed or audited, and (y) any annual period ending on March 31 in any year, shall be audited), taken as one annual period, the Interest Service Coverage Ratio is at least 1.3 to 1.0.

(b) The foregoing provision will not be violated by reason of:

(1) the payment of any dividend or the redemption of any Capital Stock within 90 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with Section 4.07(a);

(2) the making of any Restricted Payment in an aggregate amount not to exceed the amount of net cash proceeds received by the Co-Issuers since the Original Issue Date from (i) any capital contribution or sale (other than to another Co-Issuer) of shares of Capital Stock (other than Disqualified Stock) of any of the Co-Issuers (or options, warrants or other rights to acquire such Capital Stock) or Redeemable Preference Shares of any of the Co-Issuers (other than Disqualified Stock), (ii) any sale (other than to another Co-Issuer) of Subordinated Funding Debt or Subordinated Indebtedness (other than if incurred from any member of the Restricted Group) or (iii) any sale (other than to another Co-Issuer) of CCDs of any of the Co-Issuers; provided that such proceeds have not otherwise been used to undertake any Restricted Payment under the first paragraph of this covenant;

(3) Restricted Payments to fund the redemption, repurchase or other acquisition of Capital Stock of the Parent Guarantor from employees, former employees, directors or former directors of the Parent Guarantor or any of its Subsidiaries (or permitted transferees of such persons), or their authorized representatives upon the death, disability or termination of employment of such employees or directors, in an aggregate amount not to exceed US$1.0 million (or the Dollar Equivalent thereof) in any twelve-month period;

(4) Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock of any such Person, or (iii) stock dividends, splits or business combinations;

(5) repayment of any outstanding amount of Designated Subordinated Working Capital Parent Loans (including any accrued interest) (i) in accordance with the terms of the Trust and Retention Account Agreements and/or (ii) with proceeds from Permitted Refinancing Indebtedness;

(6) Restricted Payments described under “Use of Proceeds” in the Offering Memorandum;

(7) the making of any other Restricted Payment in an aggregate amount, together with all other Restricted Payments made under this clause (7), not to exceed the amount of Original Issue Date Receivables which have been settled after the Original Issue Date;

(8) the making of any other Restricted Payment in an aggregate amount, together with all other Restricted Payments made under this clause (8), not to exceed an amount equal to the net reduction in, or returns on, any Investment that was permitted to be made under this Indenture; and

(9) the making of any other Restricted Payment in an aggregate amount, together with all other Restricted Payments made under this clause (9), not to exceed US$30.0 million (or the Dollar Equivalent thereof);

provided that, in the case of clauses (2), (6), (7), (8) and (9) above, no Event of Default or Parent Guarantor Cross-Default shall have occurred and be continuing or would occur as a consequence of the actions or payments set forth therein.

(c) The amount of any Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the applicable Co-Issuer pursuant to the Restricted Payment. The value of any assets or securities that are required to be valued by this covenant will be the Fair Market Value. The executive officer’s or Board of Directors’ determination of the Fair Market Value of a Restricted Payment or any such assets or securities must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm if the Fair Market Value exceeds US$15.0 million (or the Dollar Equivalent thereof).

Section 4.08 [Reserved].

Section 4.09 Indebtedness.

(a) Each of the Co-Issuers will not Incur any Indebtedness; provided that the Co-Issuers may Incur each and all of the following (“Permitted Indebtedness”):

(1) Indebtedness under the Notes Incurred on the Original Issue Date and the Guarantees;

(2) Indebtedness outstanding on the Original Issue Date (excluding Indebtedness permitted under clause (4) below);

(3) Indebtedness in an aggregate principal amount at any one time outstanding (together with refinancings thereof) not to exceed US$620.0 million (or the Dollar Equivalent thereof), less the amount of Indebtedness Incurred under clause (1) above (including any refinancings in relation thereto);

(4) Indebtedness of any of the Co-Issuers owed to any of the other Co-Issuers; provided that any subsequent transfer of such Indebtedness to a Person other than to another Co-Issuer shall be deemed to constitute an Incurrence of such Indebtedness not permitted by this clause (4) and such Indebtedness must be unsecured and expressly subordinated in right of payment to the Notes;

(5) Indebtedness (“Permitted Refinancing Indebtedness”) issued in exchange for, or the net proceeds of which are used to refinance or refund, replace, exchange, renew, repay, redeem, defease, discharge or extend (collectively, “refinance” and “refinances” and “refinanced” shall have a correlative meaning), then outstanding Indebtedness (or Indebtedness that is no longer outstanding but that is refinanced substantially concurrently with but in any case before the incurrence of such Permitted Refinancing Indebtedness) Incurred under clauses (1), (2) or (3) above, this clause (5) or clause (11) below and any refinancings thereof in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses); provided that,

(i) the Indebtedness to be refinanced is fully and irrevocably repaid no later than 150 days after the Incurrence of the Permitted Refinancing Indebtedness;

(ii) Indebtedness the proceeds of which are used to refinance Notes, or to refinance Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes (other than Indebtedness Incurred under Third Party Credit Facilities the proceeds of which are used to refinance Indebtedness Incurred under Designated Subordinated Working Capital Parent Loans), will only be permitted under this clause (5) if (x) in case the Notes are refinanced in part, or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, ranks pari passu with, or subordinate in right of payment to, the remaining Notes, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes, at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

(iii) such new Indebtedness (other than Indebtedness Incurred under Third Party Credit Facilities the proceeds of which are used to refinance Indebtedness Incurred under Designated Subordinated Working Capital Parent Loans), determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the earlier of the Stated Maturity of the Indebtedness to be refinanced and the Stated Maturity of the Notes, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or the remaining Average Life of the Notes;

(6) Indebtedness Incurred pursuant to Hedging Obligations entered into for the purpose of protecting any of the Co-Issuers from fluctuations in interest rates, currencies or commodity prices and not for speculation;

(7) Indebtedness constituting reimbursement obligations with respect to workers’ compensation claims or self-insurance obligations or bid, performance, surety or appeal bonds or payment obligations in connection with insurance premiums or similar obligations, security deposits and bank overdrafts (and letters of credit in connection with or in lieu of each of the foregoing) in the ordinary course of business (in each case other than for an obligation for borrowed money);

(8) Indebtedness constituting reimbursement obligations with respect to letters of credit or trade guarantees issued in the ordinary course of business to the extent that such letters of credit or trade guarantees are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the 60 days following receipt by the applicable Co-Issuer of a demand for reimbursement;

(9) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of any of the Co-Issuers Incurred in connection with the acquisition or disposition of any business or assets (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition); provided that the maximum aggregate liability of a Co-Issuer in respect of all such Indebtedness Incurred in connection with a disposition shall at no time exceed the gross proceeds actually received by the applicable Co-Issuer from the disposition of such business or assets;

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Indebtedness is extinguished within five (5) Business Days of Incurrence;

(11) Indebtedness Incurred under (x) Third Party Credit Facilities and/or (y) Designated Subordinated Working Capital Parent Loans, in either case for working capital purposes of any of the Co-Issuers; provided that the aggregate principal amount at any time outstanding (together with refinancings thereof) under Third Party Credit Facilities and Designated Subordinated Working Capital Parent Loans does not exceed US$30.0 million (or the Dollar Equivalent thereof);

(12) guarantees by any of the Co-Issuers of Indebtedness of any other Co-Issuer that was permitted to be Incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or a Guarantee, then the guarantee of such Indebtedness shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and

(13) Indebtedness to the extent the net cash proceeds thereof are promptly and irrevocably deposited with the Trustee (or another Person designated by the Trustee for such purpose) to defease or to satisfy and discharge the Notes as described under Article 8 or Article 12.

(b) For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one type of Permitted Indebtedness, the Co-Issuers, in their sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness or any portion thereof.

(c) The accrual of interest, the accrual of any redemption premium, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

(d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency than the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10 Asset Sales.

Each of the Co-Issuers will not consummate any Asset Sale unless:

(a) the consideration received by the applicable Co-Issuer is at least equal to the Fair Market Value of the assets sold or disposed of; and

(b) at least 75.0% of the consideration received consists of cash, Temporary Cash Equivalents or Replacement Assets (as defined below), or any combination thereof.

For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the most recent combined balance sheet of the Restricted Group (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary assumption, assignment, novation or similar agreement that irrevocably and unconditionally releases one or more Co-Issuers from further liability; and

(B) any securities, notes or other obligations received by a Co-Issuer from such transferee that are promptly, but in any event within 30 days of closing, converted by such Co-Issuer into cash, to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, such Net Cash Proceeds may be applied (a) to repay Senior Indebtedness (and if such Indebtedness is revolving credit Indebtedness, to permanently reduce such commitments) of one or more Co-Issuers, (b) to make capital expenditures for a Permitted Business, (c) to acquire properties and assets (other than current assets) that are used or will be used in a Permitted Business, (d) to acquire all, or substantially all, of the assets of a Person, or a line of business, which undertakes or is involved in a Permitted Business, or (e) any combination of the foregoing (clauses (c) and (d), collectively, the “Replacement Assets”); provided that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Parent Guarantor that is executed or approved within such time will satisfy this requirement, so long as such reinvestment is consummated within 180 days after such 365th day.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the immediately preceding paragraph will constitute “Excess Proceeds.” Excess Proceeds of less than US$5.0 million (or the Dollar Equivalent thereof) will be carried forward and accumulated. Within 10 days after accumulated Excess Proceeds equal or exceed US$5.0 million (or the Dollar Equivalent thereof), the Co-Issuers must make an Offer to Purchase Notes having a principal amount equal to:

(1) accumulated Excess Proceeds, multiplied by

(2) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Indebtedness similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest US$1,000.

The offer price in any such Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to (but not including) the date of purchase, and will be payable in cash.

The Co-Issuers shall comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Notes as a result of an Offer to Purchase. To the extent that the provisions of any securities laws or regulations of any jurisdiction conflict with the Offer to Purchase provisions of this Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sales provisions of this Indenture by virtue of such compliance.

If any Excess Proceeds remain after consummation of an Offer to Purchase, the Co-Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and any other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Offer to Purchase exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered (or required to be prepaid or redeemed). Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

Section 4.11 Transactions with Shareholders and Affiliates.

(a) Each of the Co-Issuers will not enter into any transaction or series of related transactions involving aggregate consideration in excess of US$2.0 million (or the Dollar Equivalent thereof) with (a) any holder of 10.0% or more of any class of Capital Stock of any of the Co-Issuers or (b) any Affiliate of any of the Co-Issuers (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to such Co-Issuer than those that would have been obtained in a comparable arm’s-length transaction by such Co-Issuer with a Person that is not such a holder or Affiliate of such Co-Issuer; and

(2) the Parent Guarantor or any of the Co-Issuers delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$5.0 million (or the Dollar Equivalent thereof), a Board Resolution set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$15.0 million (or the

Dollar Equivalent thereof), an opinion issued by an accounting, appraisal or investment banking firm of internationally recognized standing (or a local affiliate thereof) stating that either (i) such Affiliate Transaction is, or series of related Affiliate Transactions are, fair to the applicable Co-Issuer from a financial point of view or (ii) the terms of such Affiliate Transaction is, or series of related Affiliate Transactions are, not materially less favorable to such Co-Issuer than those that would have been obtained in a comparable arm’s length transaction by such Co-Issuer with a Person that is not such a holder or Affiliate of such Co-Issuer.

(b) The foregoing limitation does not limit, and will not apply to:

(1) directors’ fees, indemnification, expense reimbursement and similar arrangements (including the payment of directors and officers insurance premiums), employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements, including stock options or legal fees and fees and compensation paid to consultants and agents;

(2) transactions between or among any member of the Restricted Group;

(3) any Restricted Payments permitted or not prohibited by Section 4.07 and any Permitted Investments;

(4) any transaction undertaken by any of the Co-Issuers whereby pro forma for such transaction, (i) where each of the accounts which are subject to the Trust and Retention Account Agreements has been duly established, there is at least US$1.00 (or the Dollar Equivalent thereof) in each of the Surplus Accounts or (ii) where all of the accounts which are subject to the Trust and Retention Account Agreements have not been duly established, for the most recent two consecutive semi-annual periods (for which combined financial statements of the Restricted Group are available which, in the case of (a) any semi-annual period ending on September 30 in any year, shall be reviewed or audited, and (b) any annual period ending on March 31 in any year, shall be audited), taken as one annual period, the Interest Service Coverage Ratio is at least 1.3 to 1.0, and in each case, is otherwise permitted under this Indenture and, to the extent executed, the Trust and Retention Account Agreements;

(5) transactions pursuant to agreements in effect on the Original Issue Date, or any amendment, modification, extension, renewal or replacement thereof, so long as such amendment, modification, extension, renewal or replacement is on terms that are substantially similar to or not more disadvantageous to the applicable Co-Issuer than the original agreement in effect on the Original Issue Date;

(6) transactions with a Person that is an Affiliate solely because the Parent Guarantor, directly or indirectly, owns Capital Stock in, or controls, such Person; provided that no Affiliate of the Parent Guarantor (other than any of the Co-Issuers) owns Capital Stock in such Person;

(7) any payments or other transactions pursuant to tax sharing arrangements between any of the Co-Issuers and any other Person with which such Co-Issuer files a consolidated tax return or with which such Co-Issuer is part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

(8) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into any Co-Issuer; provided that such agreement was not entered into in contemplation of such acquisition or merger;

(9) any incurrence of, or amendment to, any Subordinated Funding Debt (so long as in the case of any amendment, such Subordinated Funding Debt continues to satisfy the requirements set forth under the definition of “Subordinated Funding Debt” after giving effect thereto);

(10) transactions with customers (including off-takers of power), clients, contractors, purchasers or suppliers of goods (including turbines and other equipment or property) or services (including administrative, cash management, legal and regulatory, engineering, technical, financial, accounting, procurement, marketing, insurance, labor, management, operation and maintenance, power supply and other services) or insurance or lessors or lessees or providers of employees or other labor or property, in each case in the ordinary course of business and that are fair or on terms at least as favorable as arm’s length as determined in good faith by the Board of Directors (or an executive or authorized officer) of the relevant Co-Issuer or the Parent Guarantor;

(11) any issuance of Equity Interests (other than Disqualified Stock) of any Co-Issuer; and

(12) loans or advances to, or guarantees of obligations of, directors, promoters, officers or employees of any of the Co-Issuers not to exceed US$1.0 million (or the Dollar Equivalent thereof) in the aggregate at any one time outstanding.

Section 4.12 [Reserved].

Section 4.13 Business Activities.

Each of the Co-Issuers will not engage in any business other than a Permitted Business.

Section 4.14 Sale and Leaseback Transactions.

Each of the Co-Issuers will not enter into any Sale and Leaseback Transaction; provided that the Co-Issuers may enter into a Sale and Leaseback Transaction if:

(a) the Restricted Group could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction under Section 4.09, in which case the corresponding Indebtedness will be deemed Incurred pursuant to those provisions;

(b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

(c) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the applicable Co-Issuer applies the proceeds of such Sale and Leaseback Transaction in compliance with, the covenant described under Section 4.10.

Section 4.15 [Reserved].

Section 4.16 Repurchase of Notes Upon a Change of Control Triggering Event.

(a) Not later than 30 days following a Change of Control Triggering Event, the Co-Issuers will make an Offer to Purchase all outstanding Notes (a “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Offer to Purchase Payment Date (as defined in clause (2) of the definition of “Offer to Purchase”).

(b) The Co-Issuers agree that, following a Change of Control Triggering Event, they will timely repay all Indebtedness or obtain consents as necessary under or terminate, agreements or instruments that would otherwise prohibit a Change of Control Offer required to be made pursuant to this Indenture.

(c) To the extent that the provisions of any securities laws or regulations of any jurisdiction conflict with the Change of Control provisions of this Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(d) The Co-Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third-party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Co-Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

Section 4.17 Anti-Layering.

Each of the Co-Issuers will not Incur any Indebtedness if such Indebtedness is contractually subordinated in right of payment to any other Indebtedness of such Co-Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Guarantees, on substantially identical terms. This covenant does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantee securing or in favor of some but not all of such Indebtedness or by virtue of some Indebtedness being secured on a junior priority basis.

Section 4.18 Limitation on Subsidiaries.

None of the Co-Issuers shall have any Subsidiaries.

Section 4.19 No Payments for Consent.

None of the Co-Issuers will directly or indirectly pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes in connection with an exchange offer, the Co-Issuers may exclude:

(a) in connection with an exchange offer, Holders or beneficial owners of the Notes that are not “qualified institutional buyers” as defined in Rule 144A under the Securities Act; and

(b) in connection with any consent, waiver or amendment, Holders or beneficial owners of the Notes in any jurisdiction where the inclusion of such Holders or beneficial owners would require any Co-Issuer to:

(i) file a registration statement, prospectus or similar document or subject any Co-Issuer to ongoing periodic reporting or similar requirements under any securities laws (including, but not limited to, the United States federal securities laws and the laws of the European Union or its member states);

(ii) qualify as a foreign corporation or other entity as a dealer in securities in such jurisdiction if it is not otherwise required to so qualify;

(iii) generally consent to service of process in any such jurisdiction; or

(iv) subject any Co-Issuer to taxation in any such jurisdiction if it is not otherwise so subject, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the applicable Co-Issuer in its sole discretion.

Section 4.20 Use of Proceeds.

The Co-Issuers will not use the net proceeds from the sale of the Notes issued on the Original Issue Date for any purpose other than (a) in the approximate amounts and for the purposes specified under the caption “– Use of Proceeds” in the Offering Memorandum, and (b) pending the application of such net proceeds in such manner, to invest the portion of such net proceeds not yet so applied in Temporary Cash Equivalents.

Section 4.21 Government Approvals and Licenses; Compliance with Law.

Each of the Co-Issuers will (a) obtain and maintain in full force and effect all governmental approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in the Permitted Businesses; (b) preserve and maintain good and valid title to its properties and assets (including land-use rights); and (c) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would not reasonably be expected to have a material adverse effect on (1) the business, results of operations or prospects of the Restricted Group, taken as a whole, or (2) the ability of such Co-Issuer to perform its obligations under the Notes, the Guarantees, this Indenture or the Collateral Documents, as applicable.

Section 4.22 Maintenance of Books and Record; Inspection.

The Co-Issuers and the Parent Guarantor will keep proper books of accounts and records and, at any time after an Event of Default or a Default has occurred and is continuing or if the Trustee reasonably believes or is notified by the Co-Issuers or a Holder that such an event has occurred and is continuing, so far as permitted by applicable law and provided the same is not prohibited by any orders issued by any regulatory authorities having competent jurisdiction over the Co-Issuers or the Parent Guarantor, allow the Trustee and any person appointed by the Trustee to whom the Co-Issuers and the Parent Guarantor shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours following reasonable prior notice from the Trustee to the Co-Issuers and the Parent Guarantor.

Section 4.23 Suspension of Certain Covenants.

If on any date following the date of this Indenture, the Notes have a rating of Investment Grade from at least one of the Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Suspension Event”), then, beginning on that day and continuing until such time, if any, at which the Notes cease to have a rating of Investment Grade from at least one of the Rating Agencies, the covenants described under Section 4.07, Section 4.09, Section 4.10, Section 4.13, Section 4.14 and Section 4.17 will be suspended.

Such covenants will be reinstated and apply according to their terms as of and from the first day on which a Suspension Event ceases to be in effect. Such covenants will not, however, be of any effect with regard to actions of any member of the Restricted Group properly taken in compliance with the provisions of this Indenture during the continuance of the Suspension Event.

Section 4.24 Suspension of Certain Obligations.

Each of the Co-Issuers and the Parent Guarantor may, if a Force Majeure Event has occurred, elect to have all or any of the following obligations (“Relevant Obligations”), suspended for the duration of such Force Majeure Event:

(1) its obligations to create and perfect the security (including the Pledge Collateral) within the time period provided under Section 10.01;

(2) its obligations to execute the Trust and Retention Account Agreements, establish and fund the sub-accounts and/or create and perfect the applicable security within the time period prescribed in clause (iii) of Section 4.07;

(3) its obligations to provide any notice to the relevant account banks as may be required under the Trust and Retention Account Agreements; and/or

(4) its obligation to deliver any certificate or any financial or other report (including balance sheets and financial statements and any Officer’s Certificate) under Section 4.03.

In order to avail the suspension described above, promptly upon occurrence of a Force Majeure Event, the relevant Co-Issuer(s) and/or the Parent Guarantor shall provide a written notice to the Trustee identifying the Force Majeure Event, the date of commencement of the Force Majeure Event, and the Relevant Obligations affected thereby.

On cessation of the Force Majeure Event, the relevant Co-Issuer(s) and/or the Parent Guarantor, as the case may be, shall promptly issue a notice to the Trustee and the obligation of such Co-Issuer(s) and the Parent Guarantor to comply with the Relevant Obligations which were suspended shall be resumed from the date of cessation of the Force Majeure Event. Accordingly, the time period to comply with the Relevant Obligations which was suspended will be extended by the period during which the Force Majeure Event was applicable.

Any suspension pursuant to the foregoing shall only apply to the Relevant Obligations, and shall not in any manner affect the compliance by the Co-Issuers and the Parent Guarantor of any other obligations in relation to its Guarantee and the Notes (including any payment obligations, and obligations to comply with the deposit and withdrawal conditions of the Trust and Retention Account Agreements (to the extent that the Trust and Retention Account Agreements have been executed and the accounts have been set up)).

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, and Sale of Assets.

(a) None of the Co-Issuers will merge or consolidate with or into another Person (other than with or into another Co-Issuer).

(b) None of the Co-Issuers will sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) unless it is in connection with, and constitutes, a Qualified Asset Sale.

Section 5.02 Parent Guarantor Substitution.

(a) Subject to the Rating Agencies confirming in writing to the Parent Guarantor that the proposed Parent Guarantor Substitution (as defined below) would not result in a Rating Decline, the Trustee shall, without the consent of the Holders, agree with the Co-Issuers and the Parent Guarantor to the substitution in place of the Parent Guarantor (or of any previous substitute under this covenant) as Parent Guarantor in respect of the Notes and the Indenture of ReNew Energy Global Limited (such substitution, a “Parent Guarantor Substitution”). Any such substitution shall be binding on the Holders and shall be notified to the Holders promptly.

(b) The conditions set out in this covenant shall be deemed to be satisfied upon delivery to the Trustee of an Officer’s Certificate of the Parent Guarantor describing the proposed substitution and certifying that the conditions set out in this covenant have been satisfied in relation to such substitution (a “Substitution Certificate”).

(c) The Trustee may rely on a Substitution Certificate absolutely and shall not be required to take any action to independently verify the matters stated therein, nor shall the Trustee be liable for any loss caused by any inaccuracy therein. Upon receipt by the Trustee of a Substitution Certificate, the Trustee shall enter into such documentation as may be necessary or desirable to give effect to the Parent Guarantor Substitution, provided that the Trustee shall not be required to enter into any documentation (i) which would have the effect of increasing the duties or obligations, or decreasing the protections or rights, of the Trustee, (ii) unless it shall first have been indemnified and/or secured and/or pre-funded to its satisfaction and (iii) until completion of its know-your-customer review to its satisfaction.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default and Remedies.

Each of the following is an “Event of Default”:

(a) default in the payment of principal on, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise and the continuance of any such failure for one (1) Business Day;

(b) default in the payment of interest on the Notes when the same becomes due and payable and the continuance of any such failure for ten (10) Business Days;

(c) default in compliance with the covenant described under Section 5.01, or in respect of any of the Co-Issuers’ obligations to make an Offer to Purchase upon a Change of Control Triggering Event or Asset Sale;

(d) any other default under this Indenture (other than a default specified in clauses (a), (b) or (c) above) and the continuance of any such default for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25.0% or more in aggregate principal amount of the Notes is given to the Co-Issuers;

(e) with respect to any Indebtedness of any of the Co-Issuers having an outstanding principal amount of US$10.0 million (or the Dollar Equivalent thereof) or more, (1) an event of default causing the holder thereof to declare such Indebtedness (other than Existing Senior Indebtedness which has been repaid in full within three (3) Business Days of any such declaration) to be due prior to its Stated Maturity and/or (2) the failure to make a principal payment when due (after giving effect to any grace period);

(f) the passage of 60 consecutive days following entry of a final judgment or order against any of the Co-Issuers that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed (once such amounts are due) to exceed US$10.0 million (or the Dollar Equivalent thereof) (exclusive of any amounts for which a solvent (to any of the Co-Issuers’ best knowledge) insurance company has acknowledged liability for);

(g) an involuntary case or other proceeding commenced against any of the Co-Issuers or (provided that no Parent Guarantor Release Event has occurred) the Parent Guarantor seeking the appointment of a receiver or trustee and which remains undismissed and unstayed for 60 consecutive days; or an order for relief is entered under any bankruptcy or other similar law with respect to any such entity which remains undismissed and unstayed for 60 consecutive days;

(h) any of the Co-Issuers or (provided that no Parent Guarantor Release Event has occurred) the Parent Guarantor:

(1) commences a voluntary case under any bankruptcy or other similar law, or consents to the entry of an order for relief in an involuntary case;

(2) consents to the appointment of a receiver or trustee; or

(3) effects any general assignment for the benefit of creditors;

(i) any of the Guarantors or the Parent Guarantor denies its obligations under any of their respective Guarantees or any such Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect (other than due to any release of such Guarantee in accordance with this Indenture);

(j) any default by any of the Co-Issuers or the Parent Guarantor in the performance of any of their respective obligations under the applicable Collateral Documents which adversely affects the enforceability, validity, perfection or priority of the applicable Lien on the applicable Collateral or which adversely affects the condition or value of the applicable Collateral, taken as a whole, in any material respect;

(k) the repudiation by any of the Co-Issuers or the Parent Guarantor of any of their respective obligations under the applicable Collateral Documents or any of the Collateral Documents ceases to be or is not in full force or effect, or the Security Trustee ceases to have the prescribed priority of security interest in any of the Collateral; or

(l) the failure by the applicable Co-Issuer or the Parent Guarantor or any other security provider, as the case may be, to create and perfect a security interest over the applicable Collateral, or, where specifically provided, to take commercially reasonable steps to create and perfect a security interest over the applicable Collateral (in each case as specified in Exhibit F), for securing the obligations with respect to the Notes (for which such Co-Issuer is acting as a primary obligor and not as a guarantor and the performance of all other obligations of the applicable Co-Issuers under this Indenture and the Notes (in respect of which such Co-Issuer is acting as primary obligor and not as a guarantor) in the form and manner and within the time prescribed in Exhibit F).

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in Sections 6.01(g) or (h)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding, by written notice to the Co-Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written direction of such Holders (subject to it being indemnified and/or secured and/or pre-funded to its satisfaction) will, declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest will be immediately due and payable. If an Event of Default specified in Sections 6.01(g) or (h) occurs, the principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of any of the Trustee or any Holder.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust (including by giving appropriate instructions to the Security Trustee), any available remedy by proceeding at law or in equity to collect any payment of principal of and interest on the Notes that is due or to enforce the performance of any provision of the Notes or this Indenture, including, but not limited to, directing the Security Trustee to initiate a foreclosure on the Collateral in accordance with the terms of the Collateral Documents, and take such further action on behalf of the Holders with respect to the Collateral in accordance with such Holders’ instruction and the Collateral Documents. The Trustee and/or Security Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, Security Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04 Waiver of Past Defaults.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Co-Issuers and the Trustee may, on behalf of all the Holders, waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(a) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequence thereon.

Section 6.05 Control by Majority.

(a) The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

(b) In addition, the Trustee will not be required to expend its own funds in following such direction if it does not believe that reimbursement or satisfactory indemnification and/or security and/or pre-funding is assured to it.

Section 6.06 Limitation on Suits.

A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or the Notes, or give any instruction to the Security Trustee for enforcement of Collateral, unless:

(a) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b) Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer the Trustee and the Security Trustee indemnity and/or security and/or pre-funding satisfactory to the Trustee and the Security Trustee against any fees, costs, liability or expenses to be incurred in compliance with such request;

(d) the Trustee does not comply with the request within (x) 60 days after receipt of the written request pursuant to Section 6.06(b), or (y) 60 days after the receipt of the offer of indemnity and/or security and/or pre-funding pursuant to Section 6.06(c), whichever occurs later; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder; provided that no amendment, waiver or other action taken by a Holder in accordance with the terms of this Indenture shall be deemed to prejudice the rights of any other Holder or constitute an action taken to obtain a preference or priority over another Holder in contravention of this Section 6.06. Notwithstanding anything to the contrary in this Indenture or any other document relating to the Notes, if the Trustee receives instructions from two or more groups of Holders, each holding at least 25.0% in aggregate principal amount of the then outstanding Notes, and the Trustee believes (in its sole and absolute discretion and subject to such legal or other advice as it may deem appropriate) that such instructions are conflicting, the Trustee may, in its sole and absolute discretion, exercise any one or more of the following options:

(1) refrain from acting on any such conflicting instructions;

(2) take the action requested by the Holders of the highest percentage of the aggregate principal amount of the then outstanding Notes, notwithstanding any other provisions of this Indenture (and always subject to such indemnification and/or security and/or pre-funding as is satisfactory to the Trustee); and

(3) petition a court of competent jurisdiction for further instructions.

In all such instances where the Trustee has acted or refrained from acting as outlined above, the Trustee shall not be responsible for any losses or liability of any nature whatsoever to any party.

However, such limitations do not apply to the contractual right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or any payment under the Guarantees, or to bring suit for the enforcement of any such contractual right to payment, on or after the due date expressed in the Note, which right will not be impaired or affected without the consent of the Holder.

None of the Trustee or any Agent is obligated to do anything to ascertain whether any Event of Default or Default has occurred or is continuing and will not be responsible to Holders or any other person for any loss arising from any failure by it to do so, and each of the Trustee and the Agents may assume that no such event has occurred and that the Co-Issuers and the Parent Guarantor are performing all of their obligations under this Indenture and the Notes unless the Trustee, or any Agent, as the case may be, has received written notice of the occurrence of such event or facts establishing that a Default or an Event of Default has occurred or that the Co-Issuers and the Parent Guarantor are not performing all of their obligations under this Indenture and/or the Notes. The Trustee is entitled to rely on any Opinion of Counsel or Officer’s Certificate regarding whether an Event of Default has occurred.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and Additional Amount, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Co-Issuers for the whole amount of principal of, premium and Additional Amount, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to each Co-Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may participate as a member, voting or otherwise, of any committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Trustee is authorized to report the vote of any Holder on any such plan of reorganization, arrangement, adjustment or composition.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, the Security Trustee and the Agents, to the extent necessary to reimburse each of them for any properly incurred fees, costs and expenses (including, but not limited to, indemnity payments and fees and expenses of legal counsel) in connection with the collection or distribution of such amounts held or realized or in connection with properly incurred fees, costs and expenses (including legal fees and expenses) in enforcing its remedies under the applicable Collateral Documents, the administration of its duties under this Indenture and in relation to the Notes, and preserving the applicable Collateral and all amounts owed to, or for which the Trustee, the Security Trustee and the Agent are entitled to indemnification and/or security and/or prefunding under, the applicable Collateral Documents, the Security Trustee Agreement or this Indenture and in relation to the Notes;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Co-Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess properly incurred costs, including properly incurred attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE AND THE SECURITY TRUSTEE

Section 7.01 General.

(a) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. If an Event of Default has occurred and is continuing and the Trustee has received express written notice thereof, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. If a Default or an Event of Default occurs and is continuing, all Agents will be required to act on the Trustee’s direction. During the continuance of an Event of Default, the Trustee shall act upon the written direction of the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, subject to receiving indemnity and/or security and/or pre-funding to its satisfaction.

(b) The Trustee is permitted to engage in other transactions and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, or resign.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own fraud, gross negligence or willful misconduct.

(d) Neither the Trustee nor any of its officers, directors, employees, attorneys, delegates or agents will be responsible or liable for the existence, genuineness, value, title or protection of any Collateral securing the Notes, for the legality, enforceability, effectiveness, adequacy or sufficiency of the Collateral Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. It is expressly understood and agreed that the Trustee shall have no responsibility for (i) monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (iii) taking any action to protect against any diminution in value of the Collateral.

(e) Each Co-Issuer hereby irrevocably waives, in favor of the Trustee and the Agents, any conflict of interest which may arise by virtue of the Trustee acting in various capacities under this Indenture, the applicable Collateral Documents or for other customers of the Trustee. Each Co-Issuer acknowledges that the Trustee, the Agents and their respective affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Co-Issuers may regard as conflicting with their interests and may possess information (whether or not material to the Co-Issuers) other than as a result of the Trustee and the Agents acting as in various capacities under this Indenture and the applicable Collateral Documents, that the Trustee and the Agents may not be entitled to share with the Co-Issuers. The Trustee and the Agents will not disclose confidential information obtained from the Co-Issuers (without their consent) to any of their other customers nor will any of them use on the Co-Issuers’ behalf any confidential information obtained from any other customers. Without prejudice to the foregoing, each Co-Issuer agrees that the Trustee Parties may deal (whether for their own or their customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice will not constitute a conflict of interest for the purposes of this Indenture.

(f) The Trustee shall not be responsible for the recitals, statements, warranties or representations of any party contained in this Indenture or any other agreement or other document, including the applicable Collateral Documents, entered into in connection herewith or therewith and shall assume the accuracy and correctness thereof and shall not be responsible for the execution, adequacy, validity or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced, and the Trustee may accept without enquiry, requisition or objection such title as the Co-Issuers may have property charged or assigned pursuant to the applicable Collateral Documents or any part thereof from time to time and shall not be bound to investigate or make any enquiry into the title of the Co-Issuers to such property or any part thereof from time to time whether or not any default or failure is or was known to the Trustee, or might be, or might have been, discovered upon examination, inquiry or investigation and whether or not capable of any remedy. Each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Co-Issuers, and the Trustee shall not at any time have any responsibility for the same and any Holders shall not rely on the Trustee in respect thereof.

Section 7.02 Rights of Trustee.

Subject to Section 7.01:

(a) In the absence of fraud, gross negligence or willful misconduct on its part, the Trustee may request and conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether provided in original, facsimile, email or other form of electronic or data transmission) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its sole and absolute discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Such certificate or opinion shall be full and complete authorization and protection for the Trustee in respect of any action taken, suffered or omitted by it hereunder and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may delegate duties to, and may act through its attorneys and agents. The Trustee shall not be responsible for supervising or monitoring or for the acts or omissions or misconduct or negligence of delegates, attorneys and agents appointed with due care by it hereunder. Upon an Event of Default, the Trustee shall be entitled to require all agents to act in accordance with its directions.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have instructed the Trustee in writing and offered to the Trustee security and/or indemnity and/or pre-funding satisfactory to it against any loss, liability or expenses that might be incurred by it in compliance with such request or direction. The foregoing prefunding requirements shall be in addition, and subject in all respects, to any other requirements of the Trustee regarding the indemnity, pre-funding or security to be provided to it in connection with any such enforcement request, including requirements regarding the creditworthiness of the requesting Holders. In the exercise of its duties, the Trustee shall not be responsible for the verification of the accuracy or completeness of any certification, opinion or other documents submitted to it by the Co-Issuers in the fulfilment of their respective obligations under this Indenture and the Notes.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f) The Trustee is entitled to assume without enquiry, that each of the Co-Issuers has performed in accordance with all of the provisions in this Indenture and the applicable Collateral Documents, unless notified to the contrary.

(g) In connection with the exercise by it of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory and a Holder shall not be entitled to require, nor shall any Holder be entitled to claim, from the Co-Issuers, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders.

(h) The Trustee has no obligation to monitor the financial performance of the Co-Issuers.

(i) The Trustee shall not be deemed to have knowledge or notice of any Event of Default or Default hereunder unless and until it obtains express written notification of such Event of Default or Default from the Co-Issuers or as otherwise contemplated herein describing the circumstances of such, and identifying the circumstances constituting such Event of Default or Default.

(j) Neither the Trustee not any of the Agents shall be deemed to have knowledge of an Event of Default or a Default unless it has been notified in writing of such an Event of Default or Default.

(k) The Trustee and the Agents will treat information relating to or provided by the Co-Issuers as confidential, but (unless consent is prohibited by law) the Co-Issuers consent to the processing, transfer and disclosure by the Trustee and the Agents of any information relating to or provided by the Co-Issuers to and between branches, subsidiaries, representative offices, affiliates and agents of the Trustee and the Agents and third parties (including service providers) selected by any of them with due care, wherever situated, for confidential use (including without limitation in connection with the provision of any service and for data processing, statistical and risk analysis purposes and for compliance with applicable law). The Trustee and the Agents and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information as is required or requested by, or to, any court, legal process, applicable law or authority including any auditor of the Co-Issuers and including any payor or payee as required by applicable law, and may use (and its performance will be subject to the rules of) any communications, clearing or payment systems, intermediary bank or other system. Each Co-Issuer (a) acknowledges that the transfers permitted by this Section 7.02(k) may include transfers to jurisdictions which do not have strict data protection or data privacy laws; and (b) represents that it has provided to and secured from any person regarding whom it has provided information to the Trustee and the Agents any notices, consents and waivers necessary to permit the processing, transfer and disclosure of that information as permitted by this Section 7.02(k) and that it will provide such notices and secure such necessary consents and waivers in advance of providing similar information to the Trustee and Agents in the future.

(l) In no event shall the Trustee be responsible or liable, directly or indirectly, for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, business, goodwill or opportunity), whether or not foreseeable and irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 7.02(l) shall survive the termination or expiry of this Indenture, repayment of the Notes or the resignation or removal of the Trustee.

(m) The Trustee shall not be obligated to supervise the performance of any parties to this Indenture, the Notes and the applicable Collateral Documents, of their respective obligations under such agreements.

(n) If an Event of Default shall have occurred and is continuing or if the Trustee is requested by the Co-Issuers and agrees to undertake duties which are outside the scope of the Trustee’s duties under this Indenture, the Co-Issuers will pay such additional remuneration as the Co-Issuers and the Trustee may agree.

(o) Notwithstanding anything to the contrary in this Indenture, the Trustee shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Trustee, including, but not limited to, by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system, credit risks of clearing banks, agents or systems and any other market conditions affecting the execution or settlement of transactions or any event where, in the reasonable opinion of the Trustee, performance of any duty or obligation under or pursuant to this Indenture would or may be illegal or would result in the Trustee being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee is subject.

(p) Notwithstanding anything else contained in this Indenture, the Trustee and the Agents may refrain without liability from doing anything that would or might in their opinion be contrary to any law of any state or jurisdiction (including, but not limited to, any laws of England and Wales, Hong Kong, and the United States or any jurisdiction forming a part of it) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in their opinion, necessary to comply with any such law, directive or regulation. Furthermore, the Trustee may also refrain from taking such action if, in its opinion which may be based upon such legal advice, it would otherwise render it liable to any person in that jurisdiction or if it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

(q) Notwithstanding anything else herein contained, the Trustee and the Agents may without liability refrain from acting or do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(r) The Trustee may consult with counsel or other professional advisors of its selection, and the written advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(s) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers.

(t) If the Parent Guarantor or any Guarantor is substituted to make payments on behalf of the Co-Issuers pursuant to Article 11, the Co-Issuers shall promptly notify the Trustee and any clearing house through which the Notes are traded of such substitution and such Parent Guarantor or Guarantor.

(u) The rights, privileges, protections, immunities, limitations of liability and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, HSBC Bank USA, National Association in its capacity as paying agent, transfer agent and registrar.

(v) Nothing in this Indenture shall require the Trustee to exercise any discretion in making any investments of any money at any time received by it pursuant to any of the provisions of this Indenture. The Trustee shall be entitled to hold funds uninvested without liability to account for any interest to any party hereto.

(w) The Trustee shall not be liable for any error of judgment unless it shall be proved (by a non-appealable final decision of a court of competent jurisdiction which is binding on the Trustee) that the Responsible Officer of the Trustee who made such judgment was grossly negligent in ascertaining the pertinent facts.

(x) Any provisions hereof providing that the Trustee may act shall grant discretion to act but not create or imply any duty of the Trustee to act or to exercise any duty of care in deciding whether to act.

Section 7.03 Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, and any of its officers, directors, employees and affiliates may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or their respective Affiliates with the same rights it would have if it were not the Trustee and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship nd may act on, or as depositary, trustee or Trustee for, any committee or body of Holders or in connection with any other obligations of the relevant Co-Issuer as freely as if the Trustee were not appointed hereunder. Any Agent may do the same with like rights.

Section 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantee, is not accountable for the Co-Issuers’ use or application of the proceeds from the Notes, is not responsible for any statement of the Co-Issuers in this Indenture or in any document issued in connection with the sale of the Notes, or for any statement in the Notes other than its certificates of authentication and shall not have any responsibility for the Co-Issuers’ or any Holder’s compliance with any state or U.S. federal securities law in connection with the Notes.

Section 7.05 Notice of Defaults.

If any Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice of such, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, or, if later, within 15 days after the Trustee has been notified in writing unless, the Default has been cured and notice to such effect is provided to the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Notes, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee determines that withholding the notice is in the interests of the Holders.

Section 7.06 Withholdings; Applicable Banking Laws.

(a) The Co-Issuers agree to provide to the Trustee and the Paying Agent, upon reasonable written request, and consent to the collection and processing by the Trustee and the Paying Agent, upon reasonable written request, of any authorizations, waivers, forms, documentation and other information, relating to, in each case, their status (or the status of their direct or indirect owners) or otherwise required to be reported, under FATCA (the “FATCA Information”). The Co-Issuers agree to inform the Trustee promptly, and in any event, within 30 days in writing if there are any changes to the FATCA Information supplied to the Trustee from time to time pursuant to this Section 7.06(a).

(b) The Co-Issuers hereby covenant with the Trustee and the Paying Agent that following the receipt of a request from the Trustee and/or the Paying Agent for a determination as to the source and character for U.S. federal income tax purposes of any payment to be made by any of them pursuant to this Indenture or under any other related document to enable the Trustee or the Paying Agent to determine whether or not any of them is obliged, in respect of any payments to be made by any of them hereunder or under any other related document or in respect of any Note, to make any withholding under the Foreign Account Tax Compliance Act, to use reasonable efforts to make such determination and to notify the Trustee and the Paying Agent the outcome of such determination.

(c) The obligations imposed on the Co-Issuers under Sections 7.06(a) and (b) are limited to the extent that (i) the Co-Issuers have the relevant information in their possession or control, or such information is reasonably obtainable by the Co-Issuers, and that (ii) the provision of such information to the Trustee and/or the Paying Agent will not result in any breach of this Indenture or the Notes or violate any applicable law.

(d) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Banking Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be reasonably available to such party in order to enable the Trustee to comply with Applicable Banking Law, it being understood that each of the parties shall not be required to provide any information and/or documentation to the Trustee pursuant to this Section to the extent that doing so would or might in the reasonable opinion of the relevant party breach any Applicable Law, fiduciary duty or duty of confidentiality.

Section 7.07 Compensation and Indemnity.

(a) The Co-Issuers and the Parent Guarantor agree to be jointly and severally responsible for and will jointly and severally pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Co-Issuers will reimburse the Trustee upon request for all out-of-pocket expenses, disbursements and advances (including costs of collection) properly incurred or made by the Trustee, including the compensation, expenses and disbursements of the Trustee’s agents, attorneys, delegates and counsel and other Persons not regularly within its employ. If an Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Co-Issuers and agrees to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Co-Issuers will pay such additional remuneration as they may agree.

(b) Each of the Co-Issuers and the Parent Guarantor agrees to be jointly and severally responsible for and will indemnify the Trustee or any predecessor Trustee and their agents, employees, officers and directors for, and hold it harmless against, any loss or liability or expense incurred by it without fraud, gross negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the Notes, the Subsidiary Guarantees and the applicable Collateral Documents, including (i) the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Notes and the applicable Collateral Documents and (ii) the properly incurred compensation, expenses and disbursements of the Trustee’s agents, attorneys, delegates and counsel and other Persons not regularly within the Trustee’s employ. The Trustee will notify the Co-Issuers, the Parent Guarantor and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Co-Issuers, the Parent Guarantor and the Guarantors will not relieve the Co-Issuers, the Parent Guarantor or any of the Guarantors of their obligations hereunder. The Co-Issuers, the Parent Guarantor or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Co-Issuers, the Parent Guarantor or the Guarantors will pay the properly incurred fees and expenses of such counsel. The Trustee will notify the Co-Issuers, the Parent Guarantor and the Guarantors promptly of any proposed settlement for which it may seek indemnity.

(c) To secure the Co-Issuers’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on, particular Notes.

(d) All compensation and indemnity payments made by the Co-Issuers and/or the Parent Guarantor to the Trustee under this Section 7.07 shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties or governmental charges of whatever nature, except as required by applicable law or regulation. If any of the Co-Issuers or the Parent Guarantor is required by any applicable law or regulation to withhold or deduct any taxes, the Co-Issuers shall pay such additional amounts (other than with respect to net income taxes) as may be necessary so that the net amount received by the Trustee after such withholding or deduction will not be less than the amount the Trustee would have received had such taxes not been withheld or deducted. This Section 7.07 shall survive the repayment, redemption or maturity of the Notes, the satisfaction and discharge or termination or expiry of this Indenture, and the resignation, termination or removal of the Trustee.

(e) When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01 with respect to the Co-Issuers (or any other obligor on the Notes), the compensation and expenses (including without limitation the reasonable fees and expenses of agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of the Trustee.

(a) The Trustee may resign at any time by providing 60 days’ prior written notice to the Co-Issuers.

(b) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by providing 60 days’ prior written notice to the Trustee.

(c) The Co-Issuers may remove the Trustee if: (1) the Trustee (or holding company thereof) is adjudged a bankrupt or an insolvent; (2) a receiver or other public officer takes charge of the Trustee (or holding company thereof) or its property; or (3) the Trustee (or holding company thereof) becomes incapable of acting.

(d) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(e) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Co-Issuers. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Co-Issuers will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee may (at the expense of the Co-Issuers), the Co-Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Co-Issuers, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Co-Issuers will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Co-Issuers will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Co-Issuers’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09 Replacement of the Security Trustee.

(a) The Security Trustee may resign in accordance with Section 9.1 (Resignation of the Security Trustees; Appointment of Successor) of the Security Trustee Agreement.

(b) The Holders of a majority in principal amount of the outstanding Notes may remove the Security Trustee and require the Security Trustee to tender its resignation in accordance with Section 9.1 (Resignation of the Security Trustees; Appointment of Successor) of the Security Trustee Agreement.

(c) The Co-Issuers may remove the Security Trustee if: (1) the Security Trustee (or holding company thereof) is adjudged a bankrupt or an insolvent; (2) a receiver or other public officer takes charge of the Security Trustee (or holding company thereof) or its property; or (3) the Security Trustee (or holding company thereof) becomes incapable of acting.

(d) A resignation or removal of the Security Trustee and appointment of a successor Security Trustee will become effective only upon the successor Security Trustee’s acceptance of appointment as provided in Section 9.1 (Resignation of the Security Trustees; Appointment of Successor) of the Security Trustee Agreement.

(e) The Holders of a majority in principal amount of the Notes may appoint a successor Security Trustee with the consent of the Co-Issuers. Otherwise, if the Security Trustee resigns or is removed, or if a vacancy exists in the office of Security Trustee for any reason, the Co-Issuers will promptly appoint a successor Security Trustee. If the successor Security Trustee does not deliver its written acceptance within thirty (30) days after the retiring Security Trustee resigns or is removed, the retiring Security Trustee may (at the expense of the Co-Issuers) appoint a successor Security Trustee or the retiring Security Trustee (at the expense of the Co-Issuers), the Co-Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Security Trustee.

(f) The appointment of the successor Security Trustee and other related matters will also be governed by Section 9.1 (Resignation of the Security Trustees; Appointment of Successor) of the Security Trustee Agreement. The Co-Issuers will give notice of any resignation and any removal of the Security Trustee and each appointment of a successor Security Trustee to all Holders, and include in the notice the name and address of the successor Security Trustee.

Section 7.10 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another entity, the resulting, surviving or transferee entity without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.11 Money Held in Trust.

The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Co-Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

Section 7.12 Holders’ Authorizations to the Security Trustee.

The Holders, by their acceptance of the Notes, shall be deemed to authorize the Security Trustee, in accordance with the terms of this Indenture:

(a) to execute the Security Sharing Agreement(s), the Trust and Retention Account Agreement(s) and the Collateral Documents as are required to be executed by the Security Trustee and to accept the deposit of title deeds, to keep in custody, the documents, deeds and writings in relation to the Collateral and do any other act necessary or required for the creation and perfection of the Security or Lien under the Collateral Documents to which it is a party;

(b) to execute and deliver all other documents, agreements, instruments and certificates and do all other actions as set out under this Indenture, the Collateral Documents and other documents executed in relation to the Notes to which the Security Trustee is a party;

(c) to enforce the security over the Collateral upon acceleration pursuant to the occurrence of an Event of Default on the instructions of the Trustee in accordance with the provisions of this Indenture and Applicable Law and to receive and disburse all monies in accordance with this Indenture and other documents executed in relation to the Notes, the Collateral and the Security Sharing Agreement(s);

(d) to take whatever action that is required to be taken by the Security Trustee in accordance with the terms and provisions of the Security Trustee Agreement, this Indenture, the Collateral Documents, the Trust and Retention Accounts Agreement(s) and other documents executed in relation to the Notes and exercise its rights and perform its duties and obligations hereunder and thereunder;

(e) subject to the terms and provisions of the Security Trustee Agreement, this Indenture, the Collateral Documents, the Security Sharing Agreement(s), the Trust and Retention Accounts Agreement(s) and other documents executed in relation to the Notes, to take such other action in connection with the foregoing as the Trustee or the Holders may from time to time direct;

(f) to give the confirmation on behalf of the Holders and the Trustee that other creditors of each Co-Issuer (as applicable) have been given a reasonable opportunity to exchange views before taking any action that could affect the Collateral as provided in the Security Sharing Agreement(s); and

(g) to promptly make available to other creditors of each Co-Issuer (as applicable) any material information which it receives which has a bearing on the Collateral, and the occurrence of an event of default (howsoever described) in relation to the other credit facilities of each Co-Issuer (as applicable) and such other material information as may be required to comply with the provisions of the Security Sharing Agreement(s), and the Security Trustee hereby agrees to act as so authorized by the Holders.

The Holders shall be deemed to agree and acknowledge that if the Security Trustee is acting as a security trustee for the benefit of more than one creditor of each Co-Issuer (as applicable) having the benefit of security over the Collateral, then the Security Trustee may receive conflicting instructions from such creditors, and the Security Trustee, acting on the instructions so received, may need to take action in relation to enforcement of security over the Collateral even though the action may be contrary to the instruction received from the Trustee. In such event, the Security Trustee shall not be liable to the Trustee or the Holders for taking such action, to the extent it was acting in accordance with the instructions received from another creditor of the relevant Co-Issuer having the benefit of security over the Collateral as per the terms of the applicable financing documents.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Co-Issuers may at any time elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in the relevant Sections, as the case may be.

Section 8.02 Legal Defeasance and Discharge.

Upon the Co-Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Co-Issuers, the Parent Guarantor and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Co-Issuers, Parent Guarantor and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be

“outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Co-Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders to receive payments in respect of the principal of, or interest or premium, if any, on, Notes when such payments are due from the trust referred to below;

(b) the Co-Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Co-Issuers’, the Parent Guarantor’s and the Guarantors’ obligations in connection therewith; and

(d) the Legal Defeasance and Covenant Defeasance provisions of this Indenture.

Subject to compliance with this Article 8, the Co-Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Co-Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the

Co-Issuers, the Parent Guarantor and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Article 4 (other than Sections 4.01, 4.02, 4.05 and 4.06 (solely with respect to the Parent Guarantor and the Co-Issuers)) on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Co-Issuers, the Parent Guarantor and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Co-Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c), (d), (e), (f) and (i) through (l) will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(a) the Co-Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Co-Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b) in the case of Legal Defeasance, the Co-Issuers must deliver to the Trustee an Opinion of Counsel confirming that (1) the Co-Issuers have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Co-Issuers must deliver to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit (or any other deposit relating to other Indebtedness being defeased, discharged or satisfied substantially concurrently with the Notes) and the granting of Liens securing such borrowing);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any other agreement or instrument governing or evidencing other Indebtedness being defeased, discharged or satisfied substantially concurrently with the Notes) to which any of the Co-Issuers is a party or by which any of the Co-Issuers is bound;

(f) the Parent Guarantor must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Co-Issuers with the intent of preferring the Holders over the other creditors of the Co-Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Co-Issuers or others; and

(g) the Co-Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Co-Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Co-Issuers will pay and indemnify the Trustee against any tax, fee, cost or other charge imposed on or assessed against the cash deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Co-Issuers from time to time upon the request of the Co-Issuers any money held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(g)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Co-Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Co-Issuers, in trust for the payment of the principal of, premium and Additional Amount if any, or interest on, any Notes and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Co-Issuers on their request or (if then held by the Co-Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Co-Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Co-Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Co-Issuers cause to be published once, in The Wall Street Journal (Asia edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers.

Section 8.07 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any amounts in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Co-Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Co-Issuers make any payment of principal of, premium and Additional Amount if any, or interest on, any Note following the reinstatement of their obligations, the Co-Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or any Paying Agent.

The Co-Issuers shall pay and indemnify the Trustee (or if applicable, such other entity) against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.02 or 8.03, as the case may be, of the principal or interest received thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02, the Co-Issuers, the Parent Guarantor, the Guarantors, the Security Trustee and the Trustee, as applicable, may amend or supplement this Indenture, the Notes, any Guarantee, the applicable Collateral Documents, the Security Trustee Agreement, the Security Sharing Agreement(s) or the Trust and Retention Account Agreement(s) without the consent of any Holder:

(a) to cure any ambiguity, defect, omission or inconsistency;

(b) to provide for certificated Notes in addition to or in place of uncertificated Notes (provided that the certificated Notes are in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended);

(c) to provide for the assumption of any of the Co-Issuer’s, the Parent Guarantor’s or the Guarantors’ obligations to Holders and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the applicable Co-Issuer’s, the Parent Guarantor’s or such Guarantor’s assets, as applicable;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) to conform the text of this Indenture, the Notes, the Guarantees, the Security Trustee Agreement, the Security Sharing Agreement(s), the Trust and Retention Account Agreement(s) or the applicable Collateral Documents to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision thereof;

(f) to provide for the issuance of Additional Notes in accordance with the covenants set forth in this Indenture;

(g) to effect any changes to this Indenture in a manner necessary to comply with the procedures of the relevant clearing system;

(h) to allow the Parent Guarantor and/or a Guarantor to execute a supplemental indenture to this Indenture and/or a Guarantee or to release the Parent Guarantor and/or a Guarantor from its Guarantee in accordance with the terms of this Indenture;

(i) to enter into additional or supplemental Collateral Documents or to release Collateral from a Lien of this Indenture or the applicable Collateral Documents in accordance with the terms of this Indenture or the applicable Collateral Documents;

(j) to evidence and provide for the acceptance of appointment by a successor Trustee or Security Trustee;

(k) to enter into any amendment or supplement to or grant any waiver under any Trust and Retention Account Agreement, the Security Trustee Agreement or any Security Sharing Agreement in order to account for the Incurrence of any Permitted Indebtedness or for any other action which is permitted under or not restricted by this Indenture; or

(l) to give effect to a Parent Guarantor Substitution in accordance with Section 5.02.

Upon the request of any of the Co-Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and/or the Security Trustee, as applicable, of the documents described in Section 7.02, the Trustee and/or the Security Trustee will join with the Co-Issuers, the Parent Guarantor and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s and/or the Security Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Security Trustee may in their discretion, but will not be obligated to, enter into such amended or supplemental indenture.

Section 9.02 With Consent of Holders.

Except as provided in this Section 9.02, this Indenture, the Notes, any Guarantee and the applicable Collateral Documents may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, any Guarantee or the applicable Collateral Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

Upon the request of the Co-Issuers accompanied by a resolution of their respective Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and/or the Security Trustee of evidence satisfactory to the Trustee and/or the Security Trustee, as applicable, of the consent of the Holders as aforesaid, and upon receipt by the Trustee and/or the Security Trustee, as applicable, of the documents described in Section 7.02, the Trustee and/or the Security Trustee will join with the Co-Issuers, the Parent Guarantor and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s and/or the Security Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Security Trustee may in their discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Co-Issuers will mail to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Co-Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Co-Issuers with any provision of this Indenture or the Notes or the Guarantees.

Without the consent of Holders holding at least 75.0% in principal amount of Notes outstanding (including Additional Notes), an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes (including Additional Notes) held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of the Notes;

(c) change the redemption date or the redemption price of the Notes from that stated under Section 3.07 or Section 3.10;

(d) reduce the rate of or change the currency or change the time for payment of interest, including default interest, on any Notes;

(e) waive a Default or an Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(f) reduce the amount payable upon a Change of Control Offer or an Offer to Purchase with the Excess Proceeds from an Asset Sale or change the time or manner a Change of Control Offer or Offer to Purchase with the Excess Proceeds from an Asset Sale may be made or by which the Notes must be redeemed pursuant to a Change of Control Offer or Offer to Purchase with the Excess Proceeds from an Asset Sale, in each case after the obligation to make such Change of Control Offer or Offer to Purchase with the Excess Proceeds from an Asset Sale has arisen;

(g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, the Notes;

(h) waive a redemption payment with respect to any Note;

(i) release any Guarantor or the Parent Guarantor from any of their respective obligations under its Guarantee or this Indenture, except as set forth under Sections 11.09 and 5.01;

(j) release any Collateral from the applicable Lien of this Indenture and the applicable Collateral Document, except (i) the release of any Collateral from the applicable Lien of this Indenture and the applicable Collateral Document to the extent that such release is limited to the release of Collateral of only one (1) of the Co-Issuers between the Original Issue Date and the Maturity Date for which the consent of the Holders of a majority in aggregate principal amount of Notes would instead be required, (ii) the release of the Pledge Collateral solely in connection with an INVIT Offering for which no consent of any Holder would be required; and (iii) as set forth under Article 10;

(k) amend, supplement or grant any waiver under any Trust and Retention Account Agreement or any Security Sharing Agreement (i) that would adversely impact the priority of payments with respect to the Notes and/or the right to receive payments with respect to the Notes; or (ii) relating to any action or change not permitted as per the terms of this Indenture; or

(l) make any change in the preceding amendment and waiver provisions.

Section 9.03 Supplemental Indenture.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, except as may be provided by the terms of any request for consent, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Co-Issuers in exchange for all Notes may issue and the Registrar or Authenticating Agent shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Co-Issuers, the Parent Guarantor and the Guarantors may not sign an amended or supplemental indenture until the Board of Directors of the Co-Issuers, the Parent Guarantor and the Guarantors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 13.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that such amendment, supplement or waiver constitutes the legal, valid, binding and enforceable obligations of the party or parties executing such amendment, supplement and waiver and all conditions precedent in this Indenture, and, if applicable, the Collateral Documents to such amendment, supplement or waiver have been satisfied.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Security.

The due and punctual payment of the principal of, and interest and Additional Amounts, if any, on, the Notes (in respect of which a Co-Issuer acts as a primary obligor and not a Guarantor), when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Amounts (to the extent permitted by law), if any, on the Notes (in respect of which a Co-Issuer acts as a primary obligor and not a Guarantor) and the performance of all other obligations of each Co-Issuer to the Holders and the Trustee under this Indenture (in respect of the Notes for which the Co-Issuer acts as a primary obligor and not as a Guarantor), according to the terms hereunder or thereunder, will be secured as provided in the applicable Collateral Documents (as specified, with respect to each Co-Issuer and the Notes (in respect of which such Co-Issuer acts as a primary obligor and not a Guarantor), in Exhibit F) which the applicable Co-Issuer (as security providers), other relevant security providers as mentioned in the Collateral Documents and the Security Trustee, as applicable, will enter into. Each Co-Issuer and the Security Trustee have executed a security trustee agreement dated on or about the date of this Indenture (the “Security Trustee Agreement”) wherein each Co-Issuer has appointed or will appoint the Security Trustee to act the security trustee for the benefit of, among others, the Holders of the Notes (in relation to which it is the primary obligor) and among other things, hold the Collateral for the benefit of the Holders of the Notes (in relation to which it is the primary obligor). Each Holder consents and agrees to the terms of the applicable Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes the Security Trustee to enter into the Collateral Documents (as specified, with respect to the applicable Co-Issuer, in Exhibit F) and to perform its obligations and exercise its rights thereunder in accordance therewith. The applicable Co-Issuer will deliver to the Trustee copies of all documents delivered to the Security Trustee pursuant to the applicable Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of such Collateral Document, to assure and confirm to the Trustee and the Security Trustee the security interest in the Collateral contemplated hereby, by such Collateral Document or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture (in respect of the Notes for which the Co-Issuer acts as a primary obligor and not as a Guarantor) and of the Notes (in respect of which a Co-Issuer acts as a primary obligor and not a Guarantor) secured hereby, according to the intents and purposes herein expressed. Each Co-Issuer will take, including upon request of the Trustee, any and all actions reasonably required to cause the applicable Collateral Documents (as specified, with respect to each Co-Issuer and the Notes (in respect of which a Co-Issuer acts as a primary obligor and not a Guarantor), in Exhibit F) to create and maintain, as security for the Obligations of such Co-Issuer (in respect of the Notes for which the Co-Issuer acts as a primary obligor and not as a Guarantor), a valid and enforceable perfected prescribed priority of security interest in and on all the Collateral, in favor of the Security Trustee for the benefit of the Holders and the Trustee.

The security over the Collateral shall be created on a pari passu basis for the benefit of the Holders in favor of Catalyst Trusteeship Limited acting as the onshore security trustee on behalf of and for the benefit of the Trustee and the Holders, and the hedging banks with which such Co-Issuer enters into Hedging Obligations in relation to the Notes.

Notwithstanding the above, the Notes and the obligations of the Co-Issuers thereunder will not be secured by:

(a) such accounts referred to in Exhibit F which are required to be exclusively charged for the benefit of the providers of the relevant Indebtedness; and

(b) the Other Receivables and all rights, benefits, interests, demands, claims and proceeds from or in respect of the Other Receivables (or any investment or re-investment (in any form) of the proceeds received from the prepayment, repayment or redemption of such amounts) (where “Other Receivables” means the contributions by the Co-Issuers from the proceeds of the Notes, cash and cash equivalents on the Original Issue Date and Original Issue Date Receivables, in the form of loans, advances, bonds, debentures, shares, securities, letters of credit or other investments in, or to, direct or indirect subsidiaries of the Parent Guarantor).

Section 10.02 [Reserved].

Section 10.03 [Reserved].

Section 10.04 Release of Collateral.

The Liens over the applicable Collateral may be released under any one or more of the following circumstances without the consent of any Holder:

(a) with respect to a Guarantor, upon the release of such Guarantor’s Guarantee pursuant to the terms of this Indenture, the release of the Liens over the property, assets and Capital Stock of such Guarantor;

(b) in connection with a Change of Control as described under clause (1) of the definition thereof which is undertaken in compliance with Section 4.16, the release of the Liens over the applicable Collateral required to effect such Change of Control;

(c) in connection with a Change of Control as described under clauses (2), (5) or (7) of the definition thereof which is undertaken in compliance with Section 4.16, the release of the Liens over the applicable Pledge Collateral required to effect such Change of Control;

(d) in connection with any transaction whereby the Parent Guarantor ceases to own, directly or indirectly, at least 50.1% of the total voting power of the Voting Stock of any Co-Issuer, whereby, in connection with such transaction, (i) one or more Permitted Holders owns, directly or indirectly, at least 50.1% of the total voting power of the Voting Stock of such Co-Issuer or (ii) immediately post the consummation of an INVIT Offering, the Parent Guarantor and the Permitted Holders collectively own, directly or indirectly, at least 50.1% of the total voting power of the Voting Stock of each of the Co-Issuers, the release of the Liens over the applicable Pledge Collateral required to effect such transaction, provided that the first ranking security interest over such Collateral is immediately re-created in favor of the Security Trustee for the benefit of the Holders, and for the purposes of the relevant other Lien immediately after the release of such Collateral by the Security Trustee;

(e) in connection with the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and the Restricted Group, taken as a whole, to one or more Permitted Holders, the release of the Liens over the applicable Collateral required to effect such transaction, provided that the first ranking security interest over such Collateral is immediately re-created in favor of the Security Trustee for the benefit of the Holders, and for the purposes of the relevant other Lien immediately after the release of such Collateral by the Security Trustee;

(f) in a transaction that complies with Section 5.01, the release of the Liens over the applicable Collateral required to effect such transaction;

(g) upon the Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 12;

(h) in connection with any sale, assignment, transfer, conveyance or other disposition of such property or assets (including Capital Stock of a Co-Issuer) to a Person that is not (either before or after giving effect to such transaction) a Co-Issuer, if the sale or other disposition is not prohibited by, or does not otherwise violate, Section 4.10;

(i) the release of the Lien over the applicable Pledge Collateral for the creation of any other Lien over such Pledge Collateral, provided that the first ranking security interest over such Pledge Collateral is immediately re-created in favor of the Security Trustee for the benefit of the Holders, and for the purposes of the relevant other Lien immediately after the release of such Pledge Collateral by the Security Trustee;

(j) the release of the Lien over the applicable Pledge Collateral solely in connection with an INVIT Offering, provided that the first ranking security interest over such Pledge Collateral is immediately re-created in favor of the Security Trustee for the benefit of the Holders, and for the purposes of the relevant other Lien immediately after the release of such Pledge Collateral by the Security Trustee; or

(k) as described under Article 9.

Section 10.05 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

Subject to the provisions of Sections 7.01 and 7.02, the Trustee may, in its sole discretion and without the consent of the Holders and upon instructions of Holders of at least 25.0% in aggregate principal amount of Notes outstanding shall, subject to receipt of indemnity and/or security and/or pre-funding satisfactory to it, direct, on behalf of the Holders, the Security Trustee to, take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the applicable Collateral Documents; and

(b) collect and receive any and all amounts payable in respect of the obligations of the Co-Issuers hereunder.

Section 10.06 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the applicable Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Sharing Agreements.

Section 10.07 Termination of Security Interest.

Upon the payment in full of all Obligations of the Co-Issuers under this Indenture and the Notes, or upon Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge, the Trustee will, at the written request of the Co-Issuers, deliver a certificate to the Security Trustee stating that such Obligations have been paid in full, and instruct the Security Trustee to release the Liens pursuant to this Indenture and the Collateral Documents.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) The Parent Guarantor hereby fully and unconditionally guarantees to each Holder and to the Trustee (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all payment obligations of the Co-Issuers under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest, premium or Additional Amounts, if any, on the Notes and all other monetary obligations of the Co-Issuers under this Indenture and the Notes within applicable grace periods and (2) the full and punctual performance within applicable grace periods of all other obligations of the Co-Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Parent Guarantor Guaranteed Obligations”).

(b) Each Co-Issuer shall, as soon as practicable and no later than May 7, 2021, execute a supplemental indenture substantially in the form of Exhibit E fully and unconditionally guaranteeing, jointly and severally with the other Co-Issuers and the Parent Guarantor, to each Holder and to the Trustee (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all payment obligations of the other Co-Issuers under this Indenture (including obligations to the Trustee) and the Notes (in respect of which the Co-Issuer is not the primary obligor), whether for payment of principal of, interest, premium or Additional Amounts, if any, on the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor) and all other monetary obligations of the other Co-Issuers under this Indenture and the Notes (in respect of which the Co-Issuer is not the primary obligor) within applicable grace periods and (2) the full and punctual performance within applicable grace periods of all other obligations of the other Co-Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (in respect of which the Co-Issuer is not the primary obligor) (all the foregoing, collectively with the Parent Guarantor Guaranteed Obligations, being hereinafter collectively called the “Guaranteed Obligations”).

(c) Each of the Guarantors and the Parent Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor or the Parent Guarantor, and that such Guarantor and the Parent Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(d) Each of the Guarantors and the Parent Guarantor waives presentation to, demand of payment from and protest to the Co-Issuers of any of the Guaranteed Obligations and also waives notice of protest for non-payment. Each of the Guarantors and the Parent Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor and the Parent Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Co-Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (5) any change in the ownership of any Guarantor or the Parent Guarantor.

(e) Each of the Guarantors and the Parent Guarantor hereby waives any right to which it may be entitled to have the assets of the Co-Issuers first be used and depleted as payment of the Co-Issuers’ or its obligations hereunder prior to any amounts being claimed from or paid by such Guarantor or the Parent Guarantor hereunder. Each of the Guarantors and the Parent Guarantor hereby waives any right to which it may be entitled to require that the Co-Issuers be sued prior to an action being initiated against it.

(f) Each of the Guarantors and the Parent Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(g) Except as expressly set forth in Sections 8.02, 8.03, 11.02 and 11.09, the obligations of each Guarantor and the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor and the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or the Parent Guarantor or would otherwise operate as a discharge of such Guarantor or the Parent Guarantor as a matter of law or equity.

(f) Except as expressly set forth in Sections 8.02, 8.03, 11.02 and 11.09, each Guarantor and the Parent Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each of the Guarantors and the Parent Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Co-Issuers or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor and the Parent Guarantor by virtue hereof, upon the failure of the Co-Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each of the Guarantors and the Parent Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary obligations of the Co-Issuers to the Holders and the Trustee.

(h) Each of the Guarantors and the Parent Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor and the Parent Guarantor for the purposes of this Section 11.01.

(i) Each Guarantor and the Parent Guarantor also agree to pay any and all costs and expenses

(including attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under this Section

11.01.

Upon request of the Trustee, each Guarantor and the Parent Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 11.02 Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor and the Parent Guarantor shall not exceed the maximum amount that can be hereby guaranteed by such Guarantor and the Parent Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance.

Section 11.03 Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05 Subrogation.

Upon making any payment with respect to any obligation of the Co-Issuers under this Article 11, the Guarantors and the Parent Guarantor will be subrogated to the rights of the payee against the Co-Issuers with respect to such obligation.

Section 11.06 Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor and the Parent Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor or the Parent Guarantor in any case shall entitle such Guarantor and the Parent Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.07 [Reserved].

Section 11.08 Non-Impairment.

The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

Section 11.09 Releases.

(a)

The Guarantees by the Guarantors will automatically be released upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 12.

(b)

The Guarantee by the Parent Guarantor will automatically be released (any such release, a “Parent Guarantor Release Event”) and the Parent Guarantor’s obligations under this Indenture shall automatically terminate (other than its obligations under any of the Collateral Documents except to the extent set forth under Section 10.04):

(1) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 12;

(2) upon repayment in full of the Notes;

(3) upon the Parent Guarantor (including any entity with or into which the Parent Guarantor is merged or consolidated or liquidated) ceasing to own, directly or indirectly, at least 50.1% of the total voting power of the Voting Stock of each of the Co-Issuers which constitutes a Change of Control; provided that such Change of Control shall have been undertaken in compliance with Section 4.16;

(4) upon the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Restricted Group to any “person” (within the meaning of section 13(d) of the Exchange Act), other than to one or more Permitted Holders; provided that such Change of Control shall constitute a Qualified Asset Sale; and

(5) in accordance with Section 5.02.

(b) No release and discharge of a Guarantor from its Guarantee shall be effective against the Trustee, any Agent or the Holders (i) if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposes release and discharge until such time as such Default or Event of Default is cured or waived and (ii) until the Parent Guarantor shall have delivered to the trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture and the applicable Collateral Documents relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under this Indenture and such Collateral Documents. The Trustee shall be entitled to rely on such Officer’s Certificate as conclusive evidence for release of such Guarantee. At the request and expense of the Co-Issuers, the Trustee shall execute and deliver an instrument evidencing such release and discharge and do all such other acts and things necessary to release the Parent Guarantor and any Guarantor from its obligations hereunder.

(c) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.09 will remain liable for the full amount of principal of and interest and premium and Additional Amounts if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid by the Co-Issuers, have been delivered to the Paying Agent for cancelation; or

(2) all Notes that have not been delivered to the Paying Agent for cancelation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the applicable Co-Issuer, the Parent Guarantor or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Paying Agent for cancelation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Co-Issuers, the Parent Guarantor or any Guarantor is a party or by which the Co-Issuers, the Parent Guarantor or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge or any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings/any instrument governing or evidencing other Indebtedness being defeased, discharged or satisfied substantially concurrently with the Notes);

(c) the Co-Issuers, the Parent Guarantor or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Co-Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Co-Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 12.01, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Co-Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium and Additional Amount, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money in accordance with this Section 12.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, any Co-Issuer’s, the Parent Guarantor’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Co-Issuers have made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of their obligations, the Co-Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Co-Issuers, the Parent Guarantor, the Guarantors, the Security Trustee or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Co-Issuers, the Parent Guarantor and/or the Guarantors:

ReNew Power Private Limited

ReNew Wind Energy (AP 2) Private Limited

Ostro Jaisalmer Private Limited

Ostro Urja Wind Private Limited

Ostro Madhya Wind Private Limited

Badoni Power Private Limited

AVP Powerinfra Private Limited

Prathamesh Solarfarms Limited

Ostro Anantapur Private Limited

Ostro Mahawind Power Private Limited

ReNew Wind Energy Delhi Private Limited

Golf Course Road, DLF City Phase-V

Gurugram, 122009, Haryana, India

Attention: Mr. Kailash Vaswani

Facsimile No.: +91 124 4896699

Telephone No.: +91 124 4896670

E-mail: Kailash@renewpower.in

If to the Trustee:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

United States of America

Attention: Issuer Services

Facsimile No.: +1 212-525-1300

Email: ctlanydealmanagement@us.hsbc.com

If to the Security Trustee:

Catalyst Trusteeship Limited

810, 8th Floor, Kailesh Building, 26

Kasturba Gandhi Marg, New Delhi - 110001

Attention: Sameer Trikha, Vice President

Facsimile No.: +91 22 4922 0505

Telephone No.: +11 43029101

Email: Sameer.trikha@ctltrustee.com

The Co-Issuers, the Parent Guarantor, the Guarantors, the Security Trustee or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and when such notice is delivered to DTC, if such notice is delivered in accordance with the applicable rules and procedures of DTC.

Any notice or communication to a Holder will be (i) mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Register or (ii) delivered in accordance with the applicable rules and procedures of DTC. Failure to mail or deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Co-Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 13.02 [Reserved].

Section 13.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Trustee to take any action under this Indenture, the Co-Issuers shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06 No Personal Liability of Incorporators, Promoters, Directors, Officers, Employees and Stockholders.

No incorporator, promoter, director, officer, employee or stockholder of any of the Co-Issuers or the Parent Guarantor, as such, will have any liability for any obligations of any of the Co-Issuers or the Parent Guarantor under the Notes, this Indenture, any Guarantee, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under United States federal securities laws.

Section 13.07 Governing Law.

The laws of the State of New York will govern and be used to construe this Indenture, the Notes and the Guarantees.

Section 13.08 Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Co-Issuers or the Parent Guarantor or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09 Successors.

All agreements of the Co-Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.09.

Section 13.10 Severability.

If any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of signature pages of this Indenture by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original executed Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Indenture and any related document, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture, any addendum or amendment hereto or any related document necessary may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Electronic signature shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

Section 13.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13 [Reserved].

Section 13.14 Submission to Jurisdiction; Waiver of Jury Trial.

Each Co-Issuer, the Parent Guarantor and each Guarantor hereby submit to the non-exclusive jurisdiction of the federal and state courts in the borough of Manhattan in the city of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby. Each Co-Issuer, the Parent Guarantor and each Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Indenture, the Guarantees, the Notes and any of the transactions contemplated hereby or thereby in federal and state courts in the borough of Manhattan in the city of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the

Co-Issuers, the Parent Guarantor or the Guarantors in any other jurisdiction. Each Co-Issuer, the Parent Guarantor and each Guarantor irrevocably appoint Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its authorized agent in the borough of Manhattan in the city of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Co-Issuers, the Parent Guarantor and the Guarantor, as applicable, by the person serving the same to the address provided in Section 13.01, shall be deemed in every respect effective service of process upon the Co-Issuers, the Parent Guarantor or the Guarantors, as the case may be, in any such suit or proceeding. Each Co-Issuer, the Parent Guarantor and each Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Indenture.

Each party hereto hereby waives, and each Holder by its acceptance of a Note shall be deemed to waive, its rights to a jury trial of any claim or cause of action based upon or arising out of this Indenture, the Notes, the Guarantees, or the transactions contemplated hereby or thereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This Section 13.14 has been fully discussed by the Co-Issuers, the Parent Guarantor and the Guarantors and these provisions shall not be subject to any exceptions. Each Co-Issuer, the Parent Guarantor and the Guarantors hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Indenture. In the event of litigation, this Indenture may be filed as a written consent to a trial (without a jury) by the court.

To the extent that any of the Co-Issuers, the Guarantors and the Parent Guarantor has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, each of the Co-Issuers, the Guarantors and the Parent Guarantor irrevocably waives such immunity in respect of its obligations hereunder or under any Note, or any Guarantee, as applicable.

[Signatures on following page]

Dated as of April 14, 2021

ReNew Wind Energy (AP 2) Private Limited as Co-Issuer

By:
Name:
Title:

Ostro Jaisalmer Private Limited as Co-Issuer

By:
Name:
Title:

Ostro Urja Wind Private Limited as Co-Issuer

By:
Name:
Title:

Ostro Madhya Wind Private Limited as Co-Issuer

By:
Name:
Title:

Signature Page - Indenture

Badoni Power Private Limited as Co-Issuer

By:
Name:
Title:

AVP Powerinfra Private Limited as Co-Issuer

By:
Name:
Title:

Prathamesh Solarfarms Limited as Co-Issuer

By:
Name:
Title:

Ostro Anantapur Private Limited as Co-Issuer

By:
Name:
Title:

Signature Page - Indenture

Ostro Mahawind Power Private Limited as Co-Issuer

By:
Name:
Title:

ReNew Wind Energy Delhi Private Limited as Co-Issuer

By:
Name:
Title:

Signature Page - Indenture

ReNew Power Private Limited as Parent Guarantor

By:
Name:
Title:

Signature Page - Indenture

Catalyst Trusteeship Limited
as Security Trustee

By:
	Name:	URVASHI ARORA
	Title:	MANAGER

Signature Page - Indenture

HSBC Bank USA, National Association
as Trustee

By:
	Name:	F. Acebedo
	Title:	Vice President

Signature Page - Indenture

EXHIBIT A

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

CUSIP: [75973P AA7]/[Y7280P AA1]

ISIN: [US75973PAA75]/[USY7280PAA13]

COMMON CODE: [233110639]/[233059579]

4.50% Senior Secured Notes due 2028

No. [●]	US$[●]

RENEW WIND ENERGY (AP 2) PRIVATE LIMITED, OSTRO JAISALMER PRIVATE LIMITED, OSTRO URJA WIND PRIVATE LIMITED, OSTRO MADHYA WIND PRIVATE LIMITED, BADONI POWER PRIVATE LIMITED, AVP POWERINFRA PRIVATE LIMITED, PRATHAMESH SOLARFARMS LIMITED, OSTRO ANANTAPUR PRIVATE LIMITED, OSTRO MAHAWIND POWER PRIVATE LIMITED AND RENEW WIND ENERGY DELHI PRIVATE LIMITED

promise to pay to Cede & Co. or registered assigns, the principal sum of US$[●] (or such lesser or greater amount indicated in Schedule A—Exchange of Interests in the Global Note) on July 14, 2028.

Interest Payment Dates: January 14 and July 14 of each year.

Record Dates: June 29 or December 30 immediately preceding an Interest Payment Date.

Dated: [●]

IN WITNESS WHEREOF, ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited, ReNew Wind Energy Delhi Private Limited and ReNew Power Private Limited have caused this instrument to be duly executed.

ReNew Wind Energy (AP 2) Private Limited
as Co-Issuer

By:
Name:
Title:

Ostro Jaisalmer Private Limited
as Co-Issuer

By:
Name:
Title:

Ostro Urja Wind Private Limited
as Co-Issuer

By:
Name:
Title:

Ostro Madhya Wind Private Limited
as Co-Issuer

By:
Name:
Title:

Badoni Power Private Limited
as Co-Issuer

By:
Name:
Title:

AVP Powerinfra Private Limited
as Co-Issuer

By:
Name:
Title:

Prathamesh Solarfarms Limited
as Co-Issuer

By:
Name:
Title:

Ostro Anantapur Private Limited
as Co-Issuer

By:
Name:
Title:

Ostro Mahawind Power Private Limited
as Co-Issuer

By:
Name:
Title:

ReNew Wind Energy Delhi Private Limited
as Co-Issuer

By:
Name:
Title:

Certificate of Authentication

This is one of the 4.50% Senior Secured Notes due 2028 referred to in the within-mentioned Indenture.

HSBC Bank USA, National Association
as Registrar

By:
Name:
Title:

[Back of Note]

4.50% Senior Secured Notes due 2028

[Insert the Regulation S Legend or the Rule 144A Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited (the “Co-Issuers”) promise to pay interest on the principal amount of this Note at 4.50% per annum. The Co-Issuers will pay interest at 4.50% per annum from April 14, 2021 (the “Original Issue Date”) or from the most recent interest payment date to which interest has been paid or duly provided for, payable semi-annually in arrears on January 14 and July 14 of each year (each, an “Interest Payment Date”), commencing January 14, 2022, except that the first payment of interest, to be made on January 14, 2022 (the “First Interest Payment Date”), will be in respect of the period from and including the Original Issue Date to but excluding the First Interest Payment Date. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Co-Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest and Additional Amounts, if any, at a rate that is 1% higher than the then applicable interest rate on the Notes.

(2) METHOD OF PAYMENT. The Co-Issuers will pay interest on the Notes to Holders of record at the close of business on a Record Date, notwithstanding any transfer, exchange or cancellation thereof after a Record Date and prior to the immediately following Interest Payment Date. All payments on the Notes will be made in U.S. dollars in immediately available funds by the Co-Issuers at the office or agency of the Co-Issuers maintained for that purpose (which initially will be the specified office of the Paying Agent currently located at c/o HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, United States of America) and the Notes may be presented for registration of transfer or exchange at such office or agency; provided that, at the option of the Co-Issuers, payment of interest may be made by wire transfer.

(3) PAYING AGENT, TRANSFER AGENT AND REGISTRAR. HSBC Bank USA, National Association will act as Paying Agent, Transfer Agent and Registrar. The Co-Issuers may change any Paying Agent, Transfer Agent or Registrar without notice to any Holder. The Co-Issuers or the Parent Guarantor may act in any such capacity.

(4) INDENTURE AND COLLATERAL DOCUMENTS. The Co-Issuers issued the Notes under an Indenture dated as of April 14, 2021 (the “Indenture”) among the Co-Issuers, the

Parent Guarantor, the Trustee and the Security Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The primary obligation of each Co-Issuer in respect to the Notes will be secured as provided in the Collateral Documents (as specified, with respect to each Co-Issuers and the Notes, in Exhibit F).

(5) OPTIONAL REDEMPTION.

(a) At any time prior to October 14, 2023, the Co-Issuers may, on one or more occasions, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Neither the Trustee nor any of the Agents shall be responsible for verifying or calculating the Applicable Premium.

(b) At any time prior to October 14, 2023, the Co-Issuers may, on one or more occasions, redeem up to 40.0% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings and/or INVIT Offerings at a redemption price of 104.50% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date; provided that at least 60.0% of the aggregate principal amount of the Notes issued on the Original Issue Date (excluding Notes held by the Parent Guarantor and its Affiliates) remains outstanding after each such redemption and any such redemption takes place within 60 days after the closing of the related Equity Offering or INVIT Offering, as the case may be; provided further that the net proceeds therefrom are contributed in the form of Equity Interests in any of the Co-Issuers.

(d) At any time on or after October 14, 2023, the Co-Issuers may, on one or more occasions, redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, if redeemed during the periods set forth below:

Period	Redemption Price

October 14, 2023 to January 13, 2025	103.375%

January 14, 2025 to January 13, 2026	102.250%

January 14, 2026 to January 13, 2027	101.125%

January 14, 2027 and thereafter	100.000%

(6) REDEMPTION FOR TAXATION REASONS.

(a) The Notes may be redeemed, at the option of the Co-Issuers or the Parent Guarantor, as a whole but not in part, upon giving not less than 10 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Co-Issuers or the Parent Guarantor, as the case may be, for redemption (the “Tax Redemption Date”) if, as a result of:

(1) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(2) any change in, or amendment to, an official position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is formally announced and becomes effective on or after the Original Issue Date with respect to any payment due or to become due under the Notes, the Indenture or a Guarantee, the Co-Issuers, a Guarantor or the Parent Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Co-Issuers, such Guarantor or the Parent Guarantor, as the case may be; provided that changing the jurisdiction of a Co-Issuer, a Guarantor or the Parent Guarantor is not a reasonable measure for the purposes of this section; provided further that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which a Co-Issuer, a Guarantor or the Parent Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

(b) Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Co-Issuers, a Guarantor or the Parent Guarantor, as the case may be, will deliver to the Trustee at least 10 days but not more than 60 days before the Tax Redemption Date:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Co-Issuers, such Guarantor or the Parent Guarantor, as the case may be, by taking reasonable measures available to it; and

(2) an Opinion of Counsel, or an opinion of a tax consultant of nationally recognized standing, with respect to tax matters of the Relevant Jurisdiction, stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

(c) The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above (and will not be responsible for any loss occasioned by acting in reliance on such certificate or opinion) in which event it will be conclusive and binding on the Holders. The Trustee has no duty to investigate or verify such certificate or opinion.

(d) Any Notes that are redeemed under Section 3.10 of the Indenture will be cancelled.

(7) REPURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT.

(a) Not later than 30 days following a Change of Control Triggering Event, the Co-Issuers will make an Offer to Purchase all outstanding Notes (a “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Offer to Purchase Payment Date

(b) The Co-Issuers agree that, following a Change of Control Triggering Event, they will timely repay all Indebtedness or obtain consents as necessary under or terminate, agreements or instruments that would otherwise prohibit a Change of Control Offer required to be made pursuant to the Indenture.

(c) To the extent that the provisions of any securities laws or regulations of any jurisdiction conflict with the Change of Control provisions of the Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

(d) The Co-Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third-party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Co-Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

(8) NOTICE OF REDEMPTION. Notices of redemption will be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes shall be issued without coupons and only in denominations of US$200,000 in principal amount and integral multiples of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes and the Co-Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Co-Issuers will not be required to exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Co-Issuers will not be required to exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date. The Notes shall not be transferred to potential investors who are from a Restricted Jurisdiction, are a Restricted Overseas Person, or a resident or domicile of Gujarat International Finance Tec-City International Finance Services Centres.

(10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Co-Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make other changes that do not adversely affect the rights of any Holder.

(11) DEFAULTS AND REMEDIES. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) of the Indenture) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding, by written notice to the Co-Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written direction of such Holders (subject to it being indemnified and/or secured and/or pre-funded to its satisfaction) will, declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest will be immediately due and payable. If an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs, the principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of any of the Trustee or any Holder.

(12) TRUSTEE DEALINGS WITH CO-ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Co-Issuers or their Affiliates, and may otherwise deal with the Co-Issuers or their Affiliates, as if it were not the Trustee.

(13) NO RECOURSE AGAINST OTHERS. No incorporator, promoter, director, officer, employee or stockholder of any of the Co-Issuers or the Parent Guarantor, as such, will have any liability for any obligations of any of the Co-Issuers or the Parent Guarantor under the Notes, the Indenture, any Guarantee, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under United States federal securities laws.

(14) AUTHENTICATION. This Note will not be valid until authenticated by the Registrar.

(15) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), and U/G/M/A (= Uniform Gifts to Minors Act).

(16) GOVERNING LAW. The law of the State of New York will govern and be used to construe the Indenture, this Note and the Parent Guarantee.

The Co-Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

ReNew Power Private Limited

ReNew Wind Energy (AP 2) Private Limited

Ostro Jaisalmer Private Limited

Ostro Urja Wind Private Limited

Ostro Madhya Wind Private Limited

Badoni Power Private Limited

AVP Powerinfra Private Limited

Prathamesh Solarfarms Limited

Ostro Anantapur Private Limited

Ostro Mahawind Power Private Limited

ReNew Wind Energy Delhi Private Limited

Golf Course Road, DLF City Phase-V

Gurugram, 122009, Haryana, India

Attention: Mr. Kailash Vaswani

Facsimile No.: +91 124 4896699

Telephone No.: +91 124 4896670

E-mail: Kailash@renewpower.in

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            to transfer this Note on the books of the Co-Issuers. The agent may substitute another to act for him. The Transferee is not from a Restricted Jurisdiction (as defined in the Indenture), a Restricted Overseas Person (as defined in the Indenture), or a resident or domicile of Gujarat International Finance Tec-City International Finance Services Centres.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF THE HOLDER TO ELECT PURCHASE

If you want to elect to have this Note redeemed by the Co-Issuers pursuant to Section 4.10 or 4.16 of the Indenture, check the appropriate box below:

☐	Section 4.10	☐	Section 4.16

If you want to elect to have only part of the Note redeemed by the Co-Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have redeemed:

US$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

United States of America

ReNew Power Private Limited

ReNew Wind Energy (AP 2) Private Limited

Ostro Jaisalmer Private Limited

Ostro Urja Wind Private Limited

Ostro Madhya Wind Private Limited

Badoni Power Private Limited

AVP Powerinfra Private Limited

Prathamesh Solarfarms Limited

Ostro Anantapur Private Limited

Ostro Mahawind Power Private Limited

ReNew Wind Energy Delhi Private Limited

Golf Course Road, DLF City Phase-V

Gurugram, 122009, Haryana, India

Attention: Mr. Kailash Vaswani

Facsimile No.: +91 124 4896699

Telephone No.: +91 124 4896670

E-mail: Kailash@renewpower.in

Re:	4.50% Senior Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of April 14, 2021 (the “Indenture”), among, inter alios, ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited (the “Co-Issuers” and each a “Co-Issuer”), ReNew Power Private Limited, a limited liability company incorporated under the laws of India (the “Parent Guarantor”) , Catalyst Trusteeship Limited, as security trustee (the “Security Trustee”), and HSBC Bank USA, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$                 in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐Check if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Regulation S Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act. The Transferee is not from a Restricted Jurisdiction (as defined in the Indenture), a Restricted Overseas Person (as defined in the Indenture), or a resident or domicile of Gujarat International Finance Tec-City International Finance Services Centres.

2. ☐Check if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Note pursuant to Rule 144A. This Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Rule 144A Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act. The Transferee is not from a Restricted Jurisdiction (as defined in the Indenture), a Restricted Overseas Person (as defined in the Indenture), or a resident or domicile of Gujarat International Finance Tec-City International Finance Services Centres.

3. ☐Check if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Note pursuant to Rule 144. This Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act. The Transferee is not from a Restricted Jurisdiction (as defined in the Indenture), a Restricted Overseas Person (as defined in the Indenture), or a resident or domicile of Gujarat International Finance Tec-City International Finance Services Centres.

4. ☐Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Note pursuant to any provision of the Securities Act other than the ones mentioned above. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in a Global Note and Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States. The Transferee is not from a Restricted Jurisdiction (as defined in the Indenture), a Restricted Overseas Person (as defined in the Indenture), or a resident or domicile of Gujarat International Finance Tec-City International Finance Services Centres.

5. This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)	☐ a Book-Entry Interest held through DTC Account No. in the Global Note (CUSIP: ); or

(b)	☐ a Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a Book-Entry Interest held through DTC Account No. in the Global Note (CUSIP: ); or

(b)	☐ a Definitive Note.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

United States of America

ReNew Power Private Limited

ReNew Wind Energy (AP 2) Private Limited

Ostro Jaisalmer Private Limited

Ostro Urja Wind Private Limited

Ostro Madhya Wind Private Limited

Badoni Power Private Limited

AVP Powerinfra Private Limited

Prathamesh Solarfarms Limited

Ostro Anantapur Private Limited

Ostro Mahawind Power Private Limited

ReNew Wind Energy Delhi Private Limited

Golf Course Road, DLF City Phase-V

Gurugram, 122009, Haryana, India

Attention: Mr. Kailash Vaswani

Facsimile No.: +91 124 4896699

Telephone No.: +91 124 4896670

E-mail: Kailash@renewpower.in

Re:	4.50% Senior Secured Notes due 2028

(CUSIP                    ; ISIN                    ; Common Code                     _)

Reference is hereby made to the Indenture, dated as of April 14, 2021 (the “Indenture”), among, inter alios, ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited (each, a “Co-Issuer” and collectively, the “Co-Issuers”), ReNew Power Private Limited, as parent guarantor, Catalyst Trusteeship Limited, as security trustee (the “Security Trustee”), and HSBC Bank USA, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. ☐  Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Notes. In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Notes in an equal amount, the Owner hereby certifies that such Definitive Notes are being acquired for the Owner’s own account without transfer. The Definitive Notes issued pursuant to the Exchange will bear the [Regulation S Legend / the Rule 144A Legend] and will be subject to restrictions on transfer enumerated in the Indenture and the Securities Act.

2. ☐  Check if Exchange is from Definitive Notes for Book-Entry Interest in a Global Note. In connection with the Exchange of the Owner’s Definitive Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer. The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

1.	The Owner owns and proposes to exchange the following:

[CHECK ONE]

(a)	☐ a Book-Entry Interest held through DTC Account No. in the Global Note (CUSIP ); or

(b)	☐ a Definitive Note.

2.	After the Exchange the Owner will hold:

[CHECK ONE]

(a)	☐ a Book-Entry Interest held through DTC Account No. in the Global Note (CUSIP ); or

(b)	☐ a Definitive Note.

EXHIBIT D

FORM OF THE APPOINTMENT LETTER

April 14, 2021

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

United States of America

Re: 4.50% Senior Secured Notes due 2028 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 14, 2021 (the “Indenture”), among ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited, as co-issuers (each, a “Co-Issuer” and collectively, the “Co-Issuers”), ReNew Power Private Limited, as parent guarantor, Catalyst Trusteeship Limited, as Security Trustee, and HSBC Bank USA, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The Co-Issuers hereby appoint HSBC Bank USA, National Association as the paying agent, registrar and transfer agent (the “Agents” and each an “Agent”) with respect to the Notes and each Agent hereby accepts such appointment. By accepting such appointment, each Agent agrees to be bound by and to perform the services with respect to itself set forth in the Indenture and the Notes, as well as the following terms and conditions to all of which the Co-Issuers agree and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a) The Co-Issuers, not later than 5:00 p.m. (New York City time) one Business Day prior to each date on which a payment in respect of the Notes becomes due, shall (i) transfer (or cause to be transferred) to the Paying Agent, in the currency of United States dollars, immediately available funds in such amount as may be required for the purposes of such payment and (ii) notify the Paying Agent of such transfer. The Co-Issuers shall procure that, not later than 5:00 p.m. (New York City time) on the second Business Day immediately preceding each date on which any payment in respect of the Notes becomes due, the bank effecting payment for them confirms such payment by email to the Paying Agent (setting out the amount of interest to be paid by each of the Co-Issuers) and procures confirmation by facsimile or email message to the Paying Agent the payment instructions relating to such payment. The Paying Agent shall not be bound to make payment until immediately available funds in such amount as may be required for the purpose of such payment have been received from the Co-Issuers or the Parent Guarantor (as the case may be).

(b) Each Agent shall be entitled to the compensation to be agreed in writing upon with the Co-Issuers, for all services rendered by it under the Indenture, and the Co-Issuers, the Parent Guarantor and the Guarantors, jointly and severally, agree promptly to pay such compensation and to reimburse each Agent for its properly incurred out-of-pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it hereunder and under the Indenture and any actual or prospective claim, litigation, investigation or proceeding relation to any of the foregoing regardless of the form of action. The Co-Issuers, the Parent Guarantor and the Guarantors jointly and severally hereby agree to indemnify each Agent and its officers, directors, agents, employees, representatives and any successors thereto for, and to hold it harmless against, any loss, liability, claim, damages, penalty, stamp or other similar taxes or expense (including properly incurred fees and expenses of counsel) incurred without gross negligence, willful misconduct or fraud on its part, arising out of or in connection with its acting duties and in connection with it as the Agents hereunder and under the Indenture. The obligations of the Co-Issuers, the Parent Guarantor and the Guarantors under this paragraph (b) shall survive the payment of the Notes, the termination or expiry of the Indenture or this letter and the resignation or removal of the Agents. Under no circumstances will the Agents be liable for any special, indirect, punitive, consequential loss or damage of any kind (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if advised of the possibility of such loss or damage and regardless of the form of action. The foregoing provisions shall survive the termination or discharge of the Indenture, repayment of the Notes and the termination, resignation or removal of each Agent.

(c) In acting under the Indenture and in connection with the Notes, each Agent is acting solely as agent of the Co-Issuers and does not assume any fiduciary duty or obligation towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the Agents for the payment of principal interest or other amounts (including Additional Amounts) on the Notes shall, subject to the provisions of the Indenture, be held by the Agents and applied as set forth in the Indenture and in the Notes, but need not be segregated from other funds held by the Agents, except as required by law. The Agents shall not be liable to account for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Notes.

(d) Each Agent may consult with counsel, independent accountants or other professional advisors satisfactory to it and any advice or written opinion of such counsel, independent accountants or other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinion.

(e) The Paying Agent shall give the Trustee written notice of any failure by any Co-Issuer, in its capacity as a co-issuer or in its capacity as a guarantor (or by any other obligor on the Notes), to make any payment of the principal, or premium or interest on, the Notes and any other payments to be made on behalf of such Co-Issuer under the Indenture, when the same shall be due and payable and at any time during the continuance of any such failure the Paying Agent will pay any such sums so held by it to the Trustee upon the Trustee’s written request.

(f) Each Agent shall be entitled to rely on, and shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties (whether provided in original, facsimile, email or other form of electronic or data transmission) without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof. In the event that any Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Co-Issuer or any other person which, in its opinion, conflict with its rights or obligations under this Agreement, it shall be entitled to refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdiction.

(g) Each Agent and any of its Affiliates, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Co-Issuers with the same rights that it would have if it were not an Agent and may engage or be interested in any financial or other transaction with the Co-Issuers, and may act on, or as depository, trustee or agent for, any committee or body of holders of Notes or other obligations of the Co-Issuers, as freely as if it were not an Agent and that such Agent and its Affiliates shall not be under any obligation to monitor any conflicts of interest, if any, which may arise between each of themselves and such other parties and nothing herein shall obligate any Agent to account for any profits earned from any business or transactional relationship.

(h) No Agent shall be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Notes.

(i) Each Agent shall be obligated to perform such duties and only such duties as are specifically set forth in the Indenture and hereunder, and shall have no duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers expressly contemplated by this letter or the Indenture. No implied duties or obligation shall be read against any Agent. No Agent shall be under any obligation to take any action under the Indenture or hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. No Agent shall have any obligation to expend its own funds or otherwise incur any financial liability in the performance of its obligations hereunder or under the Indenture.

(j) Each Agent may at any time resign by giving written notice of its resignation to the Co-Issuers and the Trustee and specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Co-Issuers agree to accept shorter notice. Upon receiving such notice of resignation, if required by the Indenture, the Co-Issuers shall promptly appoint a successor agent by written instrument substantially in the form hereof in triplicate signed on behalf of the Co-Issuers, one copy of which shall be delivered to the resigning Agent, one copy to the successor agent and one copy to the Trustee. Upon the effectiveness of the appointment of a successor agent, the resigning Agent shall have no further obligations under this letter or the Indenture.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor agent, as provided below. The Co-Issuers may, at any time and for any reason, remove any Agent and appoint a successor agent, by written instrument in triplicate signed on behalf of the Co-Issuers, one copy of which shall be delivered to each Agent being removed, one copy to the successor agent and one copy to the Trustee. Any removal of an Agent and any appointment of a successor agent shall become effective upon acceptance of appointment by the successor agent. Upon its resignation or removal, the resigning Agent, or the Agent being removed, as applicable, shall be entitled to the payment by the Co-Issuers of its compensation for the services rendered hereunder and to the reimbursement of all properly incurred out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(k) The Co-Issuers shall remove an Agent and appoint a successor paying agent if such Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

Any successor agent appointed as provided herein shall execute and deliver to its predecessor and to the Co-Issuers and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Co-Issuers appointing such agent) and thereupon such successor agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as an Agent and such predecessor shall pay over to such successor agent all monies or other property at the time held by it hereunder.

Notwithstanding the above, the Co-Issuers agree with each Agent that if, no successor to such Agent has been appointed by the Co-Issuers after 30 days from the notice of resignation or removal, the retiring Agent or the Co-Issuers, or the Holders may petition any court of competent jurisdiction for appointment of, as its successor Agent.

(l) Each Agent shall at all times be a financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture.

(m) In acting under the Indenture and in connection with the Notes, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted or, to the extent permitted by applicable law at its option, shall reasonably promptly after making such payment return to the Co-Issuers, the Parent Guarantor or the Guarantors, as the case may be, the amount so deducted or withheld, in which case, the Co-Issuers, the Parent Guarantor or the Guarantors, as the case may be, shall so account to the relevant authorities for such amount. Each Agent will use reasonable efforts to cooperate with the Co-Issuers, the Parent Guarantor and the Guarantors to enable them to provide the Tax receipts or other evidence of payments referred in Section 2.14 of the Indenture.

(n) Each Agent shall treat all information relating to the Co-Issuers, the Parent Guarantor and the Guarantors as confidential, but (unless consent is prohibited by law) the Co-Issuers, the Parent Guarantor and the Guarantors consent to the transfer and disclosure by such Agent of any information relating to the Co-Issuers, the Parent Guarantor and the Guarantors to and between branches, subsidiaries, representative offices and affiliates of the Trustee, for confidential use in connection with the provision of any service under this letter and the Indenture. Each Agent and any such branch, subsidiary, representative office or affiliate may transfer and disclose any such information as required by any law, court regulator or legal process.

(o) The Co-Issuers hereby irrevocably waive, in favor of each Agent, any conflict of interest which may arise by virtue of such Agent acting in various capacities under the Indenture and this letter or for other customers of such Agent. The Co-Issuers acknowledge that each Agent and its Affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Co-Issuers may regard as conflicting with its interests and may possess information (whether or not material to the Co-Issuers) other than as a result of such Agent acting as Agent hereunder, that such Agent may not be entitled to share with the Co-Issuers. No Agent will disclose confidential information obtained from the Co-Issuers (without its consent) to any of such Agent’s other customers nor will it use on the Co-Issuers’ behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Co-Issuers agree that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Indenture and this letter.

(p) Each Agent may act through its attorneys, delegates and agents and will not be responsible for the acts or omissions or misconduct or negligence of any attorney, delegate or agent appointed with due care by it hereunder or for supervising or monitoring the act or proceedings of such attorney, delegate or agent.

(q) Notwithstanding anything to the contrary hereunder or in the Indenture, no Agent shall be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of such Agent, including, but not limited to, by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system, credit risks of clearing banks, agents or systems and any other market conditions affecting the execution or settlement of transactions or any event where, in the sole and absolute opinion of such Agent, performance of any duty or obligation under or pursuant to this letter would or may be illegal or would result in such Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which such Agent is subject.

(r) No Agent is obliged to do or omit to do anything which in its reasonable opinion, would or may be illegal or would constitute a breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which such Agent is subject.

(s) Each Agent shall, on demand by the Trustee by notice in writing given to it and the Co-Issuers at any time after an Event of Default has occurred, until notified by the Trustee to contrary, to the extent permitted by applicable law, deliver all monies, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this paragraph shall not apply to any documents or records which such Agent is obliged not to release by any law or regulation to which it is subject. No Agent shall be deemed to have notice of any Event of Default, unless notified in writing of the same.

(t) Each Agent shall, on demand by the Trustee by notice in writing given to them and the Co-Issuers at any time after the Event of Default or Default has occurred, until notified by the Trustee to the contrary, as far as permitted by applicable law to act thereafter as agent of the Trustee under the Indenture and the Notes and to act solely in accordance with the Trustee’s directions, deliver up all certificates and all monies, documents and records held by it in respect of the Notes to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this paragraph shall not apply to any documents or records which such Agent or the relevant agent is obliged not to release by any law or regulation to which it is subject.

(u) The obligations hereunder of the Agents with respect to their respective duties as paying agent, transfer agent and registrar shall be several, not joint.

(v) Any notice or communication to the Agents shall be in the English language and will be deemed given when sent by email or facsimile transmission, with transmission confirmed. Any notice to the Agents will be effective only upon receipt. The notice or communication should be addressed to the Transfer Agent at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, United States of America, Attention: Issuer Services, Facsimile: +1 212-525-1300, E-mail: ctlanydealmanagement@us.hsbc.com; Paying Agent at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, United States of America, Attention: Issuer Services, Facsimile: +1 212-525-1300, E-mail: ctlanydealmanagement@us.hsbc.com; and to the Registrar at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, United States of America, Attention: Issuer Services, Facsimile: +1 212-525-1300, E-mail: ctlanydealmanagement@us.hsbc.com.

Any notice to the Co-Issuers or the Trustee shall be given as set forth in the Indenture.

(w) Any corporation into which any Agent may be merged or converted or any corporation with which any Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party or any corporation succeeding to the business of any Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(x) Any amendment, supplement or waiver under Sections 9.01 and 9.02 of the Indenture that adversely affects the Agents shall not affect the rights, powers, obligations, duties, limitations of liability or immunities of the Agents unless the Agents have consented thereto.

(y) The Agents, the Co-Issuers, the Parent Guarantor and the Guarantors agree that the provisions of Sections 13.07 and 13.14 of the Indenture shall apply hereto, mutatis mutandis.

(z) This letter may be executed in counterparts, each of which shall be an original which together shall constitute one and same instrument. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this letter and any related document, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this letter, any addendum or amendment hereto or any related document necessary may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Electronic signature shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

(aa) Any funds held by the Paying Agent are held as banker and not subject to the relevant United Kingdom Financial Conduct Authority’s Client Money Rules.

(bb) Notwithstanding anything contained herein to the contrary, each of the Co-Issuers and the Parent Guarantor hereby irrevocably agrees that any and all of the rights and obligations of any Agent, any immunities and protections granted to the Agents and, to the extent applicable, the obligations of the Co-Issuers and the Parent Guarantor toward any Agent set forth in the Indenture shall be deemed to have been included in this letter. Each Agent shall be entitled to all of the rights, protections, immunities and indemnities afforded to the Trustee under the Indenture.

(cc) The agreement set forth in this letter shall be construed in accordance with and governed by the laws of the State of New York and in conjunction with the Indenture contains the whole agreement between the parties relating to the subject matter of this agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this letter.

[Signature Pages Follow]

ReNew Wind Energy (AP 2) Private Limited as Co-Issuer

By:
Name:
Title:

Ostro Jaisalmer Private Limited as Co-Issuer

By:
Name:
Title:

Ostro Urja Wind Private Limited as Co-Issuer

By:
Name:
Title:

Ostro Madhya Wind Private Limited as Co-Issuer

By:
Name:
Title:

Badoni Power Private Limited as Co-Issuer

By:
Name:
Title:

AVP Powerinfra Private Limited as Co-Issuer

By:
Name:
Title:

Prathamesh Solarfarms Limited as Co-Issuer

By:
Name:
Title:

Ostro Anantapur Private Limited as Co-Issuer

By:
Name:
Title:

Ostro Mahawind Power Private Limited as Co-Issuer

By:
Name:
Title:

ReNew Wind Energy Delhi Private Limited as Co-Issuer

By:
Name:
Title:

ReNew Power Private Limited as Parent Guarantor

By:
Name:
Title:

Agreed and accepted:

HSBC Bank USA, National Association, as Paying Agent, Transfer Agent and Registrar

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20        , among ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited, as co-issuers and guarantors (each, a “Co-Issuer” and a “Guarantor” and collectively, the “Co-Issuers” and the “Guarantors”), ReNew Power Private Limited, as parent guarantor (the “Parent Guarantor”), Catalyst Trusteeship Limited, as Security Trustee (the “Security Trustee”), and HSBC Bank USA, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Co-Issuers, the Parent Guarantor, the Security Trustee and the Trustee are parties to an Indenture, dated as of April 14, 2021 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the 4.50% Senior Secured Notes due 2028 (the “Notes”); and

WHEREAS, pursuant to Section 11.01 of the Indenture, each Guarantor is required to execute a supplemental indenture, as soon as practicable and no later than May 7, 2021, pursuant to which such Guarantor will, inter alia, guarantee the payments of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor, the Parent Guarantor, the Security Trustee, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Pursuant to, and subject to the provisions of, Article 11 of the Indenture, each Guarantor hereby fully and unconditionally guarantees, jointly and severally with the other Guarantors and the Parent Guarantor, to each Holder and to the Trustee (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all payment obligations of the other Co-Issuers under the Indenture (including obligations to the Trustee) and the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor), whether for payment of principal of, interest, premium or Additional Amounts, if any, on the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor) and all other monetary obligations of the other Co-Issuers under the Indenture and the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor) within applicable grace periods and (2) the full and punctual performance within applicable grace periods of all other obligations of the other Co-Issuers whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor) (all the foregoing, collectively with the Parent Guarantor Guaranteed Obligations, being hereinafter collectively called the “Guaranteed Obligations”).

The Guaranteed Obligations of each Guarantor to the Holders and to the Trustee pursuant to the Indenture as supplemented hereby, are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Guarantor, by its execution of this Supplemental Indenture, agrees to be bound by the terms of Article 11 of the Indenture.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder, by accepting the Notes whether heretofore or hereafter authenticated and delivered agrees to and shall be bound by such provisions; provided, however, that each Guarantor shall be released from all its obligations with respect to this Guarantee in accordance with the terms of the Indenture, including Section 11.09 of the Indenture and upon any defeasance of the Notes in accordance with Article 8 of the Indenture.

4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written

ReNew Wind Energy (AP 2) Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

Ostro Jaisalmer Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

Ostro Urja Wind Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

Ostro Madhya Wind Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

Badoni Power Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

AVP Powerinfra Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

Prathamesh Solarfarms Limited as Co-Issuer and Guarantor

By:
Name:
Title:

Ostro Anantapur Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

Ostro Mahawind Power Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

ReNew Wind Energy Delhi Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

ReNew Power Private Limited as Parent Guarantor

By:
Name:
Title:

Catalyst Trusteeship Limited as Security Trustee

By:
Name:
Title:

By:
Name:
Title:

HSBC Bank USA, National Association as Trustee

By:
Name:
Title:

EXHIBIT F

DESCRIPTION OF THE COLLATERAL

Sr. No.	Assets	Collateral Document	Time period for creation of security

Ostro Mahawind Power Private Limited (“OMPPL”): 60 MW (“Sattegiri Project”) – Liens will be created by OMPPL to secure the Notes in respect of which OMPPL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over immovable property of OMPPL in respect of the Sattegiri Project located at Belagavi District, Karnataka.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	Within the later of (i) 5 months from the Original Issue Date; and (ii) 4 months from the date of completion of final mutation of the entire land in the name of OMPPL, receipt of approval for conversion of land use and the receipt of mortgage creation approval by OMPPL in respect of the entire land to secure the relevant part of the Notes and the hedging facilities in respect of such Notes.

2.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of OMPPL in relation to the Sattegiri Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 5 months of the Original Issue Date.

3.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of OMPPL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 5 months of the Original Issue Date.

4.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of OMPPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by OMPPL in respect of the Sattegiri Project, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 5 months of the Original Issue Date.

5.	Pledge of 51% of the equity shares of OMPPL which are held by Ostro Energy Private Limited	Share pledge agreement or such other security document as may be agreed with the Security Trustee	Within 5 months of the Original Issue Date.

ReNew Wind Energy (AP 2) Private Limited (“RWEAP2PL”): 300 MW (“SECI III Project”) – Liens will be created by RWEAP2PL to secure the Notes in respect of which RWEAP2PL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.

Mortgage over the following immovable property of RWEAP2PL in respect of the SECI III Project:

(i) land measuring approximately 15 acres leased or sub-leased to RWEAP2PL at Kutch District, Gujarat (“SECI III Leasehold Land”); and

(ii)  land measuring approximately 200 acres located at Kutch District, Gujarat (“SECI III Private Land”).

Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee

(i) In respect of the SECI III Leasehold Land, within the later of (a) 9 months of the Original Issue Date on a commercially reasonable efforts basis; and (b) 4 months from the receipt of consent of the Government of Gujarat, the jurisdictional collector and any sub-lessor for the creation of such Lien and the empanelment of the relevant Holders (or, if permitted under the Gujarat Land Revenue Code, 1879 and any applicable rules and regulations thereunder, the Security Trustee acting on behalf of such Holders) with the Government of Gujarat.

(ii)  In respect of the SECI III Private Land, within the later of (a) 9 months from the Original Issue Date on a commercially reasonable efforts basis; and (b) 4 months from the date of completion of final mutation of the entire land in the name of RWEAP2PL, receipt of approval for conversion of land use and the receipt of mortgage creation approval by RWEAP2PL in respect of the entire SECI III Private Land to secure the relevant part of the Notes and the hedging facilities in respect of such Notes.

2.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of RWEAP2PL in relation to the SECI III Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the receivables, rights and benefits of RWEAP2PL under the power purchase agreement, in respect of which RWEAP2PL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

3.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of RWEAP2PL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the receivables, rights and benefits of RWEAP2PL under the power purchase agreement, in respect of which RWEAP2PL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

4.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of RWEAP2PL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by RWEAP2PL in respect of the SECI III Project, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement (including the receivables, rights and benefits thereunder), in respect of which RWEAP2PL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

5.	Pledge of 51% of the equity shares of RWEAP2PL which are held by ReNew Power Private Limited.	Share pledgeagreement or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

AVP PowerInfra Private Limited (“AVPPL”): 27.3 MW (“AVP Dewas Project”) – Liens will be created by AVPPL to secure the Notes in respect of which AVPPL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over the private land located at Dewas, Madhya Pradesh on which part of the AVP Dewas Project is situated.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	Within 9 months from the Original Issue Date on a commercially reasonable efforts basis.
2.	Provision of a substitution letter from the relevant government authority in Madhya Pradesh in relation to the revenue land allotted by the Government of Madhya Pradesh on which part of the AVP Dewas Project is situated. No mortgage / charge over such land is being created or assignment of such land is being provided.	Step-in / substitution agreement to be executed by AVPPL in favor of the Security Trustee and provision of a step-in / substitution letter in favor of the Security Trustee by the relevant government authority in Madhya Pradesh. The step-in / substitution agreement to be executed by AVPPL in favor of the Security Trustee will be executed after issuance of the step-in / substitution letter in favor of the Security Trustee by the relevant government authority in Madhya Pradesh

3.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of AVPPL in relation to the AVP Dewas Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which AVPPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

4.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of AVPPL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which AVPPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

5.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of AVPPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by AVPPL in respect of the AVP Dewas Project, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which AVPPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

6.	Pledge of 51% of the equity shares of AVPPL which are held by Ostro Energy Private Limited.	Share pledge agreement or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

Badoni Power Private Limited (“BPPL”): 29.4 MW (“Badoni Dewas Project”) – Liens will be created by BPPL to secure the Notes in respect of which BPPL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over immovable property of BPPL in respect of the Badoni Dewas Project located at Dewas, Madhya Pradesh.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

2.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of BPPL in relation to the Badoni Dewas Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which BPPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

3.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of BPPL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which BPPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

4.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of BPPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by BPPL in respect of the Badoni Dewas Project, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which BPPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

5.	Pledge of 51% of the equity shares of BPPL which are held by Ostro Energy Private Limited.	Share pledge agreement or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

Ostro Madhya Wind Private Limited (“OMWPL”): 92 MW (“Lahori Ostro Project”) – Liens will be created by OMWPL to secure the Notes in respect of which OMWPL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over the private land located at Shajapur, Madhya Pradesh on which part of the Lahori Ostro Porject is situated.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	Within 9 months from the Original Issue Date on a commercially reasonable efforts basis.

2.	Provision of a substitution letter from the relevant government authority in Madhya Pradesh in relation to the revenue land allotted by the Government of Madhya Pradesh on which part of the Lahori Ostro Project is situated. No mortgage / charge over such land is being created or assignment of such land is being provided.	Step-in / substitution agreement to be executed by OMWPL in favor of the Security Trustee and provision of a step-in / substitution letter in favor of the Security Trustee by the relevant government authority in Madhya Pradesh. The step-in / substitution agreement to be executed by OMWPL in favor of the Security Trustee will be executed after issuance of the step-in / substitution letter in favor of the Security Trustee by the relevant government authority in Madhya Pradesh

3.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of OMWPL in relation to the Lahori Ostro Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which OMWPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

4.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of OMWPL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which OMWPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

5.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of OMWPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by OMWPL in respect of the Lahori Ostro Project,both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which OMWPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

6.	Pledge of 51% of the equity shares of OMWPL which are held by Ostro Energy Private Limited.	Share pledgeagreement or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

Ostro Urja Wind Private Limited (“OUWPL”): 66 MW (“Amba Ostro Project”) – Liens will be created by OUWPL to secure the Notes in respect of which OUWPL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over immovable property of OUWPL in respect of the Amba Ostro Project located at Raltam, Madhya Pradesh.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

2.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of OUWPL in relation to the Amba Ostro Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which OUWPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

3.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of OUWPL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which OUWPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

4.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of OUWPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by OUWPL in respect of the Amba Ostro Project,both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date except in relation to the power purchase agreement, in respect of which OUWPL will take commercially reasonable steps to create and perfect such Lien within 9 months of the Original Issue Date.

5.	Pledge of 51% of the equity shares of OUWPL which are held by Ostro Energy Private Limited.	Share pledge agreement or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

Ostro Anantapur Private Limited (“OAPL”): 100 MW (“Nimbagallu Project”) – Liens will be created by OAPL to secure the Notes in respect of which OAPL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over immovable property of OAPL in respect of the Nimbagallu Project located at Anantapuram District, Andhra Pradesh.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

2.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of OAPL in relation to the Nimbagallu Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date
3.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of OAPL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee

4.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of OAPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by OAPL in respect of the Nimbagallu Project.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee

5.	Pledge of 51% of the equity shares of OAPL which are held by Ostro Energy Private Limited.	Share pledge agreement or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

Prathamesh Solarfarms Limited (“PSL”): 50 MW (“Wanaparthy Project”) – Liens will be created by PSL to secure the Notes in respect of which PSL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over immovable property of PSL in respect of the Wanaparthy Project located at Mahabubnagar District, Telangana.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	Within the later of (a) 9 months of the Original Issue Date on a commercially reasonable efforts basis; and (b) 4 months from the date of completion of final mutation of the entire land in the name of PSL, receipt of approval for conversion of land use and the receipt of mortgage creation approval by PSL in respect of the entire land to secure the relevant part of the Notes and the hedging facilities in respect of such Notes.

2.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of PSL in relation to the Wanaparthy Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	PSL will take commercially reasonable steps to create such Lien within 9 months of the Original Issue Date

3.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of PSL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee
4.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of OAPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by PSL in respect of the Wanaparthy Project, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee

5.	Pledge of 51% of the equity shares of PSL which are held by Ostro Energy Private Limited.	Share pledge agreement or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

Ostro Jaisalmer Private Limited (“OJPL”): 50.4 MW (“Tejuva Project”) – Liens will be created by OJPL to secure the Notes in respect of which OJPL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over immovable property of OJPL in relation to the Tejuva Project located at District Jaisalmer, Rajasthan.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	Within the later of (i) 9 months of the Original Issue Date on a commercially reasonable efforts basis; and (ii) 4 months of the receipt of the consent from the Government of Rajasthan and any sub-lessor for the creation of such Lien to secure the relevant part of the Notes and the hedging facilities in respect of the Notes.

2.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of Project in relation to the Tejuva Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date.
3.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of OJPL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee
4.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of OAPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by OJPL in respect of the Tejuva Project, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee

5.	Pledge of 51% of the equity shares of OJPL which are held by Ostro Energy Private Limited	Share pledge agreement or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.

ReNew Wind Energy Delhi Private Limited (“RWEDPL”): 28 MW (“Jamb Project”) – Liens will be created by RWEDPL to secure the Notes in respect of which RWEDPL is acting as a primary obligor and not as a guarantor and the hedging facilities in respect of such Notes.

1.	Mortgage over the private land located at Satara, Maharashtra on which part of the Jamb Project is situated.	Equitable mortgage or such other form of mortgage as may be agreed with the Security Trustee	RWEDPL will use commercially reasonable efforts to create such mortgage within 9 months from the Original Issue Date.

2.	Provision of a facilitation letter from the relevant government authority in Maharashtra in relation to the revenue land allotted by the Government of Maharashtra on which part of the Jamb Project is situated. No mortgage / charge over such land is being created or assignment of such land is being provided.	Facilitation letter to be provided by relevant government authority in relation to the revenue land on which part of the Jamb Project is situated.	Within 18 months from the Original Issue Date on a commercially reasonable efforts basis.

3.	Charge over all movable (tangible and intangible) assets and current assets including (without limitation) the cash flows, receivables, book debts, revenues, goodwill, intellectual property rights and uncalled capital of RWEDPL in relation to the Jamb Project, both present and future (other than certain accounts described below).	Deed of hypothecation or such other security document as may be agreed with the Security Trustee	Within 9 months of the Original Issue Date on a commercially reasonable efforts basis.
4.	Charge over the trust and retention accounts (if any) and all other bank accounts (whether currently in existence or acquired/opened thereafter), together with all cash flows, receivables and other assets and securities which represent all amounts in such accounts and all the moneys, securities, instruments, investments and other properties deposited in, credited to or required to be deposited in or credited to or lying to the credit of such accounts of RWEDPL, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee

5.	Charge over the rights, title, interest, benefits, claims and demands whatsoever of RWEDPL under its project documents (including, without limitation the power purchase agreements, engineering, procurement and construction contracts and operation and maintenance contracts, clearances and authorizations, insurance contracts, letters of credit and performance bonds) entered into by RWEDPL in respect of the Jamb Project, both present and future.	Deed of hypothecation or such other security document as may be agreed with the Security Trustee

6.	Pledge of 51% of the equity shares of RWEDPL which are held by ReNew Power Private Limited.	Share pledge agreement or such other security document as may be agreed with the Security Trustee

A first ranking Lien will be created over the assets set out above (except for the accounts listed below) and in respect of Ostro Jaisalmer Private Limited, the Lien created over revenue land in Rajasthan will be subject to a first charge of the Government of Rajasthan. An exclusive Lien will be created over:

(a)

the debt service account(s) (from which interest, principal and certain other amounts in respect of the Notes and the payments in relation to the hedging agreements will be made) for the benefit of the secured parties in respect thereof, including the Holders and the hedge counterparties, with such Lien ranking pari passu inter se such Persons;

(b)

the enforcement proceeds account(s) (into which the proceeds from enforcement of the Liens created solely in respect of the Indebtedness described in paragraph (a) above will be deposited) for the benefit of the secured parties in respect thereof, including the Holders and the hedge counterparties, with such Lien ranking pari passu inter se such Persons;

(c)

the debt service account(s) (from which interest, principal and certain other amounts in respect of any Indebtedness of a Co-Issuer (other than the Indebtedness described in paragraph (a) above) will be made) for the benefit of the Persons extending such Indebtedness (and their trustees and agents) and with separate accounts being created for each such Person extending such Indebtedness, if required;

(d)

the debt service reserve account(s) (in which a debt service reserve will be maintained in respect of any Indebtedness of a Co-Issuer (other than the Indebtedness described in paragraph (a) above)) for the benefit of the Persons extending such Indebtedness (and their trustees and agents) and with separate accounts being created for each such Person extending such Indebtedness, if required; and

(e)

the enforcement proceeds account(s) (into which the proceeds from enforcement of the Liens created solely in respect of the Indebtedness of a Co-Issuer (other than the Indebtedness described in paragraph (a) above will be deposited) for the benefit of the Persons extending such Indebtedness (and their trustees and agents) and with separate accounts being created for each such Person extending such Indebtedness, if required.

Each Co-Issuer and other security provider, as applicable, will take all actions required under applicable law to perfect the security interest created over the Collateral for the benefit of the Holders within 30 days from creation of each such security interest.

EXHIBIT G

INFORMATION REGARDING THE NOTES FOR PURPOSES OF RBI LOAN REGISTRATION NUMBERS

Each Co-Issuer will act (i) as a primary obligor in respect of the principal amount of the Notes, which principal amount shall not exceed the maximum amount set out below, and (ii) as provided for in a supplemental indenture to the Indenture to be executed and delivered by such Co-Issuer (which it will execute and deliver as soon as practicable and no later than May 7, 2021), as a Guarantor in respect of the balance. The rate of interest on the principal amount of the Notes in respect of which each Co-Issuer will act as a primary obligor (and not as a guarantor) is set out below. Any partial early redemption, repurchase or repayment of Notes will be on a pro rata basis based on the principal amounts of Notes in respect of which each Co-Issuer acts as a primary obligor.

Co-Issuer	Primary Obligation (in USD)	Rate of Interest

ReNew Wind Energy (AP 2) Private Limited	191,228,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

Ostro Jaisalmer Private Limited	39,077,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

Ostro Urja Wind Private Limited	56,887,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

Ostro Madhya Wind Private Limited	62,918,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

Badoni Power Private Limited	21,844,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

AVP Powerinfra Private Limited	16,779,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

Prathamesh Solarfarms Limited	44,115,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

Ostro Anantapur Private Limited	86,622,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

Ostro Mahawind Power Private Limited	51,765,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

ReNew Wind Energy Delhi Private Limited	13,765,000	4.50% per annum, payable semi-annually in arrears on each January 14 and July 14, commencing January 14, 2022

G-1

Execution Version

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 7, 2021, among ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited, as co-issuers and guarantors (each, a “Co-Issuer” and a “Guarantor” and collectively, the “Co-Issuers” and the “Guarantors”), ReNew Power Private Limited, as parent guarantor (the “Parent Guarantor”), Catalyst Trusteeship Limited, as Security Trustee (the “Security Trustee”), and HSBC Bank USA, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Co-Issuers, the Parent Guarantor, the Security Trustee and the Trustee are parties to an Indenture, dated as of April 14, 2021 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the 4.50% Senior Secured Notes due 2028 (the “Notes”); and

WHEREAS, pursuant to Section 11.01 of the Indenture, each Guarantor is required to execute a supplemental indenture, as soon as practicable and no later than May 7, 2021, pursuant to which such Guarantor will, inter alia, guarantee the payments of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor, the Parent Guarantor, the Security Trustee, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Pursuant to, and subject to the provisions of, Article 11 of the Indenture, each Guarantor hereby fully and unconditionally guarantees, jointly and severally with the other Guarantors and the Parent Guarantor, to each Holder and to the Trustee (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all payment obligations of the other Co-Issuers under the Indenture (including obligations to the Trustee) and the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor), whether for payment of principal of, interest, premium or Additional Amounts, if any, on the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor) and all other monetary obligations of the other Co-Issuers under the Indenture and the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor) within applicable grace periods and (2) the full and punctual performance within applicable grace periods of all other obligations of the other Co-Issuers whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (in respect of which the Guarantor (in its capacity as a Co-Issuer) is not the primary obligor) (all the foregoing, collectively with the Parent Guarantor Guaranteed Obligations, being hereinafter collectively called the “Guaranteed Obligations”).

The Guaranteed Obligations of each Guarantor to the Holders and to the Trustee pursuant to the Indenture as supplemented hereby, are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Guarantor, by its execution of this Supplemental Indenture, agrees to be bound by the terms of Article 11 of the Indenture.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder, by accepting the Notes whether heretofore or hereafter authenticated and delivered agrees to and shall be bound by such provisions; provided, however, that each Guarantor shall be released from all its obligations with respect to this Guarantee in accordance with the terms of the Indenture, including Section 11.09 of the Indenture and upon any defeasance of the Notes in accordance with Article 8 of the Indenture.

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4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written

ReNew Wind Energy (AP 2) Private Limited as Co-Issuer and Guarantor

By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory

Ostro Urja Jaisalmer Private Limited
as Co-Issuer and Guarantor

By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory

Ostro Urja Wind Private Limited
as Co-Issuer and Guarantor

By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory

Ostro Madhya Wind Private Limited
as Co-Issuer and Guarantor

By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory

Badoni Power Private Limited
as Co-Issuer and Guarantor

By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory

AVP Powerinfra Private Limited
as Co-Issuer and Guarantor

By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory

Signature Page – Supplemental Indenture

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Prathamesh Solarfarms Limited
as Co-Issuer and Guarantor
By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory
Ostro Anantapur Private Limited
as Co-Issuer and Guarantor
By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory
Ostro Mahawind Power Private Limited
as Co-Issuer and Guarantor
By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory
ReNew Wind Energy Delhi Private Limited as Co-Issuer and Guarantor

By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory

ReNew Power Private Limited as Parent Guarantor

By:	/s/ Saketh Manikanta
Name: Saketh Manikanta
Title: Authorized Signatory

Signature Page – Supplemental Indenture

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HSBC Bank USA, National Association
as Trustee

By:	/s/ F. Acebedo
Name: F. Acebedo
Title: Vice President

Signature Page – Supplemental Indenture

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Catalyst Trusteeship Limited
as Security Trustee For CATALYST TRUSTEESHIP LIMITED

By:	/s/ SAMEER TRIKHA
Name: SAMEER TRIKHA
Title:	VICE PRESIDENT

Signature Page – Supplemental Indenture

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